PROSPECTUS SUPPLEMENT
(To prospectus dated July 12, 2004)

--------------------------
You should carefully                            $294,518,000
consider the risk factors                      (APPROXIMATE)
beginning on page S-11 of
this prospectus                  MID-STATE CAPITAL CORPORATION 2004-1 TRUST
supplement and commencing                          ISSUER
on page 10 in the                      MID-STATE CAPITAL CORPORATION
prospectus.                                      DEPOSITOR
                                           MID-STATE HOMES, INC.
The notes represent                               SERVICER
obligations of Mid-State
Capital Corporation          o  Mid-State Capital Corporation 2004-1 Trust will
2004-1 Trust only. The          issue the four classes of asset-backed notes
holders of the notes will       described below.
have no recourse to
Mid-State Capital            o  The assets of Mid-State Capital Corporation
Corporation or any of its       2004-1 Trust, which will secure the notes, will
affiliates.                     consist primarily of (i) mortgage assets,
                                including mortgage loans, building and
Neither the notes nor the       instalment sale contracts, promissory notes and
mortgage assets securing        related mortgages and other security agreements
them are insured or             and (ii) funds on deposit in a pre-funding
guaranteed by any               account, a capitalized interest account and an
governmental agency or          interest reserve account. The mortgage assets
instrumentality.                were originated by (i) Jim Walter Homes, Inc.,
                                or one of its affiliates, Dream Homes, Inc.,
This prospectus                 Dream Homes USA, Inc., Neatherlin Homes, Inc.
supplement may be used to       or Crestline Homes, Inc., which are in the
offer and sell the notes        business of marketing and supervising the
only if it is accompanied       construction of standardized,
by the prospectus.              partially-finished, detached, single family
                                residential homes or (ii) Walter Mortgage
Please read this                Company, which is in the business of financing
prospectus supplement and       homes for Jim Walter Homes, Inc. and its
the accompanying                affiliates and purchasing and originating
prospectus carefully to         residential mortgage loans.
understand the risks
associated with these        o  Mid-State Capital Corporation 2004-1 Trust will
investments.                    pay interest and principal on the notes on the
--------------------------      15th day of each month or the first business
                                day after the 15th. The first payment date will be August 16, 2004.

                             o As of the closing date, the notes are expected to be overcollateralized by approximately $27,359,443.

                           Principal       Note           Price to            Underwriting           Proceeds to
                             Amount        Rate            Public               Discount            Depositor(1)
                             ------        ----            ------               --------            ------------
 Class A Notes            $180,251,000    6.005%          99.99917%              0.19500%             99.80417%
 Class M-1 Notes          $ 48,282,000    6.497%          99.99971%              0.32500%             99.67417%
 Class M-2 Notes          $ 34,602,000    8.114%          99.99754%              0.65000%             99.34754%
 Class B Notes            $ 31,383,000    8.900%          99.11580%              0.94800%             98.16780%
--------------------------------------------------------------------------------------------------------------------
 Total                    $294,518,000                $294,944,417.02(2)      $1,030,829.79       $293,913,587.23(2)

----------
(1) Before deducting expenses estimated to be $470,000.
(2) Including accrued interest from July 1, 2004 to July 14, 2004.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         BANC OF AMERICA SECURITIES LLC
                        Bookrunner and Lead Underwriter

CALYON SECURITIES (USA) INC.                          SUNTRUST ROBINSON HUMPHREY

                                 Co-Underwriters

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 12, 2004.

                             PROSPECTUS SUPPLEMENT

                               TABLE OF CONTENTS

Summary Information.............................................................................................S-1
Risk Factors...................................................................................................S-11
     Liquidity of the Notes May Be Limited.....................................................................S-11
     Limited Assets May Provide Insufficient Security for the Notes............................................S-11
     Interest Payments May Be Insufficient to Maintain Overcollateralization...................................S-11
     Risks of Subordination....................................................................................S-12
     The Servicer Has No Obligation to Advance.................................................................S-12
     Potential for Losses Increases Because Mortgage Collateral Includes Delinquent Mortgage Assets and
         Current Mortgage Assets May Become Delinquent.........................................................S-13
     Geographic Concentration May Increase Risk of Loss........................................................S-13
     Consumer Litigation May Have a Material Adverse Effect on the Ongoing Business, Operations or
         Financial Condition of Jim Walter Homes, Inc. and its Affiliates......................................S-14
     Rate of Prepayments on Mortgage Assets May Adversely Affect Yield and Weighted Average Life of Notes......S-14
     The Failure of the Issuer to Purchase Subsequent Mortgage Assets During the Pre-Funding Period May
         Result in Prepayments.................................................................................S-15
     There May Be Variations in Additional and Subsequent Mortgage Assets from the Initial Mortgage
         Assets................................................................................................S-15
     Limited Rights of Noteholders To Commence Proceedings Under The Indenture.................................S-16
     Violations of Federal, State or Local Laws May Cause Losses on Your Notes.................................S-16
     Rights of Beneficial Owners May Be Limited By Book-Entry System...........................................S-17
     United States Military Operations May Increase Risk of Shortfalls.........................................S-17
Forward-Looking Statements.....................................................................................S-17
Defined Terms..................................................................................................S-18
The Issuer.....................................................................................................S-18
Use of Proceeds................................................................................................S-18
The Originators................................................................................................S-18
The Servicer...................................................................................................S-19
     Foreclosure and Delinquency Experience of the Servicer....................................................S-19
The Assets Of The Trust........................................................................................S-19
     Additional and Subsequent Mortgage Assets.................................................................S-25
     Interest Reserve Account..................................................................................S-26
     Pre-Funding Account.......................................................................................S-26
     Capitalized Interest Account..............................................................................S-27
Description Of The Notes.......................................................................................S-27
     Interest and Principal Payments on the Notes..............................................................S-27
     Allocation of Available Funds.............................................................................S-28
     Allocation of Losses......................................................................................S-29
     Redemption of the Notes...................................................................................S-30
     Weighted Average Life of the Notes........................................................................S-30
     Registration of the Notes.................................................................................S-35
The Indenture..................................................................................................S-36
     Rights Upon Event of Default..............................................................................S-36

     Modification of Indenture.................................................................................S-38
     Limitations on Suits......................................................................................S-38
     Reports to Noteholders....................................................................................S-39
     The Indenture Trustee.....................................................................................S-39
The Servicing Agreement........................................................................................S-39
     General...................................................................................................S-39
     Servicing Fee.............................................................................................S-39
     Annual Accountants' Report................................................................................S-40
     Events of Default.........................................................................................S-40
     Rights Upon Event of Default..............................................................................S-40
     Termination and Replacement of the Servicer...............................................................S-41
     Amendments................................................................................................S-42
Legal Investment...............................................................................................S-42
ERISA Considerations...........................................................................................S-43
Federal Income Tax Consequences................................................................................S-44
     General...................................................................................................S-44
     Tax Treatment of the Notes................................................................................S-45
The Trust Agreement............................................................................................S-45
The Sale Agreements............................................................................................S-45
Plan of Distribution...........................................................................................S-45
Legal Matters..................................................................................................S-47
Note Ratings...................................................................................................S-47
Glossary of Terms..............................................................................................S-48

              IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN
           THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the notes is provided in two distinct documents that progressively provide more detail:

     (1) the accompanying prospectus, which provides general information, some of which may apply to your notes and

     (2) this prospectus supplement, which describes the specific terms of your notes.

     If the description of the terms of your notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus state the pages on which these captions are located.

                               SUMMARY INFORMATION

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY FOR ADDITIONAL DETAILED INFORMATION ABOUT THE NOTES.

                                RELEVANT PARTIES

Issuer....................................   Mid-State Capital Corporation 2004-1 Trust will be the issuer of the notes.
                                             It will be a statutory trust established under the laws of the State of
                                             Delaware pursuant to a trust agreement, dated July 13, 2004, between
                                             Mid-State Capital Corporation and Wilmington Trust Company, as owner trustee. The issuer will own the assets securing the notes. These assets will be (i) mortgage assets, including mortgage loans, building and instalment sale contracts, promissory notes, related mortgages and other security agreements and (ii) funds on deposit in the pre-funding account, the capitalized interest account and an interest reserve account. The issuer will issue the notes pursuant to an indenture with the indenture trustee. The notes will be obligations solely of the issuer. See "The
                                             Issuer" in this prospectus supplement and in the prospectus.

Depositor.................................   Mid-State Capital Corporation will be the depositor and, pursuant to a purchase and sale agreement between the depositor and the issuer, will cause the transfer of the initial mortgage assets and any additional mortgage assets to the issuer on or about July 14, 2004. In addition,
                                             Mid-State Capital Corporation may, during the pre-funding period, transfer subsequent mortgage assets to the issuer pursuant to subsequent transfer agreements between the issuer and the depositor. The depositor will be the settlor and sole beneficiary of the issuer. The depositor is an indirect, wholly-owned subsidiary of Walter Industries, Inc. See "The Sale
                                             Agreements" in this prospectus supplement.

Owner Trustee.............................   Wilmington Trust Company will be the owner trustee of the issuer. The owner trustee will be required to cause the issuer to pledge the mortgage assets as security for the notes and to cause the issuance of the notes pursuant to the indenture. See "The Trust Agreement" in this prospectus supplement and "Description of the Agreements--Material Terms of the Trust Agreements"
                                             in the prospectus.

Indenture Trustee.........................   The Bank of New York will be the indenture trustee for the benefit of holders of the notes. See "The Indenture--The Indenture Trustee" in this prospectus supplement.

Servicer..................................   Mid-State Homes, Inc. will be the servicer. As the servicer, it will collect payments on the mortgage assets, prepare and deliver monthly reports to the indenture trustee concerning payments made on the mortgage assets and be responsible for ensuring the maintenance of any required insurance policies on the properties. The servicer has no obligation to advance delinquent payments on the mortgage assets. See "The Servicing
                                             Agreement" in this prospectus supplement and "Description of the
                                             Agreements--Material Terms of the Pooling and Servicing Agreements,
                                             Indentures and Servicing Agreements" in the prospectus.

                                             The servicer intends to engage Walter Mortgage Company to subservice the mortgage loans and to perform some servicing functions with respect to the accounts pursuant to a subservicing agreement.

Standby Servicer..........................   GMAC Mortgage Corporation will be the standby servicer. If Mid-State Homes,
                                             Inc. is removed as servicer, GMAC Mortgage Corporation will act as the servicer pending the appointment of a successor servicer. GMAC Mortgage
                                             Corporation will receive a standby servicing fee, payable from issuer expenses, pursuant to a standby servicing agreement among the issuer, the depositor, the indenture trustee and GMAC Mortgage Corporation. If GMAC
                                             Mortgage Corporation were to become servicer, the standby servicing agreement would modify certain provisions of the servicing agreement. The standby servicing agreement will be filed with the Securities and Exchange
                                             Commission pursuant to a Current Report on Form 8-K following the closing date. See "The Servicing Agreement--Rights Upon Event of Default" in this prospectus supplement.

                                    OVERVIEW OF THE SECURITY FOR THE NOTES

General...................................   The collateral securing payments of amounts due on the notes will include the following collateral:

                                             o    Approximately 3,577 initial mortgage assets, including (i) 1,233 mortgage loans originated or acquired by Walter Mortgage Company and
                                                  (ii) 2,344 accounts originated by Jim Walter Homes, Inc., or one of its

                                             affiliates, Dream Homes, Inc., Dream Homes USA, Inc., Neatherlin Homes,
                                             Inc. or Crestline Homes, Inc., consisting primarily of building and instalment sale contracts, promissory notes, related mortgages and other security agreements. As of the statistical calculation date, the aggregate principal balance of the initial mortgage assets will be approximately
                                             $258,877,443. In addition, Mid-State Capital Corporation 2004-1 Trust intends to purchase with approximately $13,000,000 of the proceeds from the sale of notes, additional mortgage assets on the closing date. Mid-State
                                             Capital Corporation 2004-1 Trust may also purchase subsequent mortgage assets from Mid-State Capital Corporation during the pre-funding period using amounts on deposit in the pre-funding account. See "The Mortgage
                                             Assets" below and "The Assets of the Trust" in this prospectus supplement and "Description of the Trust Funds" in the prospectus.

                                             o    Funds representing payments collected on the mortgage assets. These funds will be deposited in a collection account that will be established in the name of the indenture trustee. Amounts deposited into this collection account, together with the interest thereon, less expenses incurred by the issuer, will be available to make payments of principal of, and interest on, the notes. See "The Assets of the
                                                  Trust" in this prospectus supplement and "Description of the Trust
                                                  Funds" in the prospectus.

                                             o    Payments due under insurance policies insuring the properties underlying the mortgage assets.

                                             o    Contractual rights under the mortgage asset sale agreement, the purchase and sale agreement and the servicing agreement, including the right to compel performance of the subservicer.

                                             o    Funds in the pre-funding account, for use during the pre-funding period to purchase subsequent mortgage assets.

                                             o    Funds in the capitalized interest account, for use if necessary during the pre-funding period to cover any interest shortfalls that are a result of the pre-funding feature.

                                             o    Funds in the interest reserve account, for use if necessary to ensure interest distributions are made on the notes.

Cut-off Date..............................   June 30, 2004 will be the date after which payments due or received on the initial mortgage assets and the additional mortgage assets purchased on the closing date will be transferred to the trust and available for payment to the holders of the notes. For each subsequent mortgage asset acquired during the pre-funding period by the trust with funds from the pre-funding account, the cut-off date will be the last day of the month prior to the month in which such mortgage asset was acquired.

Statistical Calculation Date..............   The statistical calculation date will be the close of business on May 31,
                                             2004.

The Mortgage Assets.......................   Approximately 3,577 mortgage assets will initially secure the notes. The approximate aggregate principal balance of the initial mortgage assets, as of the statistical calculation date, will be approximately $258,877,443.
                                             These initial mortgage assets will have, as of the statistical calculation date, a weighted average coupon rate of approximately 9.001% and a weighted average remaining term to maturity of approximately 343 months. Additional mortgage assets, meeting the criteria set forth under "The Assets of the
                                             Trust--Additional and Subsequent Mortgage Assets" in this prospectus supplement, may be purchased and pledged by the trust on the closing date with approximately $13,000,000 of the proceeds from the sale of the notes.
                                             In addition, subsequent mortgage assets meeting the same criteria may be purchased and pledged by the trust during the pre-funding period, which will begin on the day following the closing date and end no later than
                                             October 14, 2004. Accordingly, the characteristics of the final pool of mortgage assets will differ from the characteristics presented under "The
                                             Assets of the Trust" in this prospectus supplement.

                                      OVERVIEW OF THE CREDIT ENHANCEMENT

Subordination.............................   The rights of holders of each class of notes, other than the Class A Notes, to receive payments will be subordinated to the extent described in this prospectus supplement, to the rights of holders of each class senior in payment priority to such class. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Class A


                                             Notes of the full amount of interest and principal to which that class is entitled. Similarly, but to a lesser extent, this subordination is intended to enhance the likelihood of timely receipt by the holders of the Class M-1 and Class M-2 Notes of the full amount of interest and principal due them on each payment date. This protection to the holders of the Class A, Class
                                             M-1 and Class M-2 Notes by means of subordination will be accomplished by
                                             (i) the allocation of losses on the mortgage assets (to the extent not covered by excess interest or overcollateralization) first to the Class B
                                             Notes, then to the Class M-2 Notes, then to the Class M-1 Notes and finally to the Class A Notes and (ii) the payment of interest on each payment date first to the Class A Notes, then to the Class M-1 Notes, then to the Class
                                             M-2 Notes and finally to the Class B Notes as further described in this prospectus supplement under "Description of the Notes--Allocation of
                                             Available Funds." In addition, you should note that accrued and unpaid interest on the principal amount of the notes is paid sequentially to the
                                             Class A, Class M-1, Class M-2 and Class B Notes prior to any payments of principal of the notes.

Overcollateralization.....................   Since the sum of the principal balances of the initial mortgage assets, the principal balances of any additional mortgage assets purchased on the closing date and the amount deposited in the pre-funding account will exceed the total principal amount of the notes, there is
                                             overcollateralization available to absorb losses on the mortgage assets before these losses affect the notes. As of the closing date, this overcollateralization is expected to equal approximately $27,359,443. This amount is intended to enhance the likelihood of receipt by noteholders of the amounts due to them and to decrease the likelihood that noteholders will experience losses. Until the amount of overcollateralization equals at least 10.00% of the sum of (i) the aggregate principal balance of the initial mortgage assets as of the cut-off date, (ii) the aggregate principal balance of any additional mortgage assets purchased by the issuer from the depositor on the closing date with approximately $13,000,000 of the proceeds from the sale of the notes and (iii) the amount of any funds on deposit in the pre-funding account on the closing date, then available funds remaining after the payment of interest on the notes will be used to pay principal on the notes as set forth under "Description of the
                                             Notes--Allocation of Available Funds" in this prospectus supplement before any payments are made to the holder of the residual interest in the trust.
                                             To

                                             the extent losses reduce the amount of overcollateralization, such payments are intended to cause the aggregate principal amount of the notes to decrease at a faster rate than the aggregate principal balance of the mortgage assets, which is designed to restore the targeted amount of overcollateralization.

The Interest Reserve Account..............   Prior to the closing date, an interest reserve account will be established with, and in the name of, the indenture trustee and will be assigned by the issuer to the indenture trustee as security for the notes. On the closing date, the issuer will deposit approximately $1,609,387 in this reserve account, which will be equal to approximately 0.50% of the sum of (i) the aggregate principal balance of the initial mortgage assets as of the cut-off date, (ii) the aggregate principal balance of any additional mortgage assets purchased by the issuer from the depositor on the closing date with approximately $13,000,000 of the proceeds from the sale of the notes and (iii) the amount of any funds on deposit in the pre-funding account on the closing date. If on any payment date, available funds are insufficient to pay interest on any class of notes or interest on any unreimbursed realized loss amounts allocated to a class of notes (other than any insufficiency caused by the pre-funding feature), the indenture trustee will withdraw the amount of the deficiency from the interest reserve account (or the remaining amount on deposit, if less) and deposit such amount in the collection account for payment to holders of the notes.
                                             The interest reserve account will be replenished on future payment dates to the extent of available funds remaining before any payments are made to the holder of the residual interest in the trust until the amount on deposit again equals the initial deposit of approximately $1,609,387.

                                             See "The Assets of the Trust--Interest Reserve Account" in this prospectus supplement.

                                      OVERVIEW OF THE PRE-FUNDING ACCOUNT
                                        AND CAPITALIZED INTEREST ACCOUNT

Pre-funding Account.......................   On the closing date, the issuer will establish a pre-funding account with a deposit of approximately $50,000,000 with, and in the name of, the indenture trustee. These funds will be used to acquire subsequent mortgage assets from the depositor during the pre-funding period. The purchase of subsequent mortgage assets will occur only during the pre-

                                             funding period, which will commence on the day following closing date and terminate upon the earlier of (i) the date on which the remaining pre-funding amount is less than $100,000 or (ii) the close of business on
                                             October 14, 2004.

                                             See "The Assets of the Trust--Pre-Funding Account" in this prospectus supplement.

Capitalized Interest Account..............   On the closing date, the issuer will establish a capitalized interest account with, and in the name of, the indenture trustee and will assign the account to the indenture trustee as security for the Notes. These funds will be used as necessary during the pre-funding period to cover any interest shortfalls caused by the notes accruing interest at a rate in excess of the rate at which interest is earned on the funds in the pre-funding account.

                                             See "The Assets of the Trust--Capitalized Interest Account" in this prospectus supplement.

                                               OVERVIEW OF THE NOTES

General Description of the Notes..........   The notes will be issued on the closing date which is expected to be on or about July 14, 2004.

Payments of Interest......................   Interest on the notes will be payable monthly on each payment date in an amount equal to interest accrued during the prior calendar month. Interest will be calculated on each class of notes at the per annum interest rate set forth on the cover and will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                             See "Description of the Notes--Interest and Principal Payments on the
                                             Notes" and "--Allocation of Available Funds" in this prospectus supplement.

Payments of Principal.....................   Principal on the classes of notes will be payable monthly on each payment date, in the amounts described under "Description of the Notes--Allocation of Available Funds" in this prospectus supplement to the extent of available funds remaining for such purpose.

Payment Dates.............................   Payments on the notes will be made monthly on the 15th day of each month, or if that date is not a business day, the next business day, beginning
                                             August 16, 2004.

Collection Period.........................   The payments made on each payment date will have been collected during the one-month period ending on the close


                                             of business on the last day of the month preceding the month in which the related payment date occurs.

Denominations and Form of Notes...........   The issuer will offer the notes for purchase in denominations of $25,000 and integral multiples of $1 in excess thereof.

                                             The issuer will offer the notes in book-entry form only. Initially, the issuer will register the notes in the name of Cede & Co., the nominee of
                                             The Depository Trust Company. See "Description of the Notes--Registration
                                             of the Notes" in this prospectus supplement.

Record Date...............................   Payments on the notes will be made on each payment date to holders of record (which initially will be Cede & Co., as nominee for The Depository
                                             Trust Company) on the last business day of the month preceding the month of the related payment date.

Maturity Date.............................   On the payment date occurring in August 2037, the entire principal amount of the notes will be due to the extent not previously paid.

Note Ratings..............................   The issuer will not issue the notes unless the Class A, Class M-1, Class
                                             M-2 and Class B Notes have been rated "AAA," "AA," "A-" and "BBB,"
                                             respectively, by Standard & Poor's, a division of The McGraw-Hill
                                             Companies, Inc. and "Aaa," "Aa2," "A2" and "Baa2," respectively, by Moody's
                                             Investors Service, Inc. A security rating is not a recommendation to buy, sell or hold the notes. A rating may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings address the likelihood of timely payments of interest and the ultimate payment of principal on the notes. The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than expected.

                                             See "Note Ratings" in this prospectus supplement and "Rating" in the prospectus.

Optional Redemption of Notes..............   The depositor may, at its option, redeem all (but not less than all) of the notes at 100% of the aggregate unpaid principal amount of the notes plus accrued interest, but only under the circumstances specified in the indenture. Specifically, the depositor may redeem all of the notes on any payment date following the payment date on which the aggregate outstanding principal amount of the notes (prior


                                             to allocations of realized loss amounts) is reduced to 10% or less of the aggregate initial principal amount of the notes.

                                             If the depositor fails to redeem all of the notes on the first possible optional redemption date, any funds that would otherwise be released to the holder of the residual interest in the trust will be used instead to pay down principal of the notes. See "Description of the Notes--Redemption of the Notes" in this prospectus supplement.

Risk Factors..............................   There are risks associated with the notes as described herein and in the prospectus under "Risk Factors." You should consider these risks carefully.

Legal Investment..........................   The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your legal investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the notes and should consult your own legal, tax and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and disposition of the notes.

                                             See "Legal Investment" in this prospectus supplement and in the prospectus.

ERISA Considerations......................   If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement subject to ERISA or Section 4975 of the Internal Revenue
                                             Code of 1986, as amended, or a government plan, as defined by Section 3(32)
                                             of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the
                                             Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of the notes could give rise to a transaction prohibited or otherwise not permissible under ERISA, the
                                             Internal Revenue Code or similar law.

                                             See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Tax Status of the Notes...................   Upon issuance of the notes, Cadwalader, Wickersham & Taft LLP, counsel to the issuer, will opine to the effect that, for federal income tax purposes, the notes will be treated as


                                             debt and the issuer will not be treated as an association, publicly traded partnership or taxable mortgage pool taxable as a corporation.

                                             The notes will not constitute "loans secured by an interest in real property" for "domestic building and loan associations" or "real estate assets" for "real estate investment trusts."

                                            See "Federal Income Tax
                                            Consequences" in this prospectus
                                            supplement and in the prospectus.

                                  RISK FACTORS

     There are risks associated with the notes. This part of the prospectus supplement, along with the corresponding "Risk Factors" section of the attached prospectus, summarizes what we believe to be the principal factors that make an investment in the notes speculative or risky. You should consider carefully all the information that appears under the "Risk Factors" heading.

LIQUIDITY OF THE NOTES MAY BE LIMITED

     There is currently no secondary market for the notes. The underwriters intend to make a market in the notes but are not obligated to do so. There can be no assurance that a market will develop or, if it does develop, that it will assure the liquidity of investments in the notes or will continue for the life of the notes. Further, no application will be made to list the notes on any securities exchange. Accordingly, the liquidity of the notes may be limited.

LIMITED ASSETS MAY PROVIDE INSUFFICIENT SECURITY FOR THE NOTES

     The notes will represent obligations solely of the issuer. None of the notes or mortgage assets will be guaranteed or insured by a governmental instrumentality. Noteholders will have no recourse to the depositor or any of its affiliates. The notes' security is limited to the security pledged under the indenture. If the issuer is unable to make the payments due on the notes and an event of default under the indenture occurs and the maturity of the notes is accelerated, it is unlikely that the issuer will be able to pay the accelerated principal amount due on the notes at the time of acceleration.

INTEREST PAYMENTS MAY BE INSUFFICIENT TO MAINTAIN OVERCOLLATERALIZATION

     As of the closing date, the sum of the aggregate principal balance of the initial mortgage assets, the aggregate principal balance of any additional mortgage assets purchased on the closing date with approximately $13,000,000 of the proceeds from the sale of the notes and the amount on deposit in the pre-funding account is expected to exceed the aggregate principal amount of the notes by approximately $27,359,443, resulting in overcollateralization. The amount of interest generated by the mortgage assets, on investments of funds in the interest reserve account and, during the pre-funding period, on investments of funds in the pre-funding account, is expected to be greater than the sum of the amount of interest due on the notes and certain fees and expenses of the trust. This available excess interest will be used to pay principal of the notes in accordance with the available funds allocation as set forth in this prospectus supplement under "Description of the Notes--Allocation of Available Funds." Any remaining interest will then be used to compensate noteholders for any previously allocated losses that occurred on the mortgage assets. We cannot assure you, however, that enough excess interest will be generated to achieve or maintain the target overcollateralization level. The factors described below will affect the amount of excess interest that the mortgage assets will generate:

     o Every time a mortgage asset is prepaid in full, excess interest will be reduced because the mortgage asset will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     o Every time a mortgage asset is liquidated or written off, excess interest will be reduced because such mortgage asset will no longer be outstanding and generating interest.

     o If the rates of delinquencies, defaults or losses on the mortgage assets are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to pay noteholders.

     It is possible that delinquencies and losses incurred in connection with the mortgage assets will reduce or eliminate the overcollateralization amount. This would happen if losses caused the aggregate principal balance of the mortgage assets to decline more than the principal amount of the notes declined due to principal payments. If the overcollateralization amount declines to zero, and if the mortgage assets incur further losses, then these losses would be allocated first to the Class B Notes, then to the Class M-2 Notes, then to the Class M-1 Notes and finally, to the Class A Notes, in each case until the outstanding principal amount of such class of notes has been reduced to zero.

RISKS OF SUBORDINATION

     The protection afforded to the holders of the Class A, Class M-1 and Class M-2 Notes by means of subordination will be accomplished by (i) the allocation of losses on the mortgage assets (following the elimination of overcollateralization) to the Class B Notes, then to the Class M-2 Notes, then to the Class M-1 Notes and finally, to the Class A Notes and (ii) with respect to interest, the application of the available funds on each payment date in sequential order as provided by the available funds allocation. The rights of the holders of the Class M-1 Notes to receive payments of interest on the Class M-1 Notes will be subordinated to the rights of the holders of the Class A Notes; the rights of the holders of the Class M-2 Notes to receive payments of interest will be subordinated to the rights of the holders of the Class A and Class M-1 Notes; and the rights of the holders of the Class B Notes to receive payments of interest will be subordinated to the rights of the holders of the Class A, Class M-1 and Class M-2 Notes, all to the extent set forth in this prospectus supplement under "Description of the Notes--Allocation of Available Funds." In addition, all such payments of interest accrued on the principal amount of the notes are paid prior to any payments of principal of the notes. Accordingly, on any payment date, any deficiency in the availability of funds will result in shortfalls of principal first to the Class B Notes, then to the Class M-2 Notes, then to the Class M-1 Notes and finally, to the Class A Notes.

THE SERVICER HAS NO OBLIGATION TO ADVANCE

     Since the servicer has no obligation to advance delinquent payments on the mortgage assets, significant delinquencies will reduce the amount of excess interest available and, particularly if combined with substantial losses on the mortgage assets, may result in the inability to make full payments of interest and principal to all classes of notes on a payment date. Because available funds are allocated on each payment date first to the Class A Notes, then to the Class M-1 Notes, then to the Class M-2 Notes and finally to the Class B Notes, the more subordinate classes of notes are more likely to suffer shortfalls than more senior classes of notes.

POTENTIAL FOR LOSSES INCREASES BECAUSE MORTGAGE COLLATERAL INCLUDES DELINQUENT
  MORTGAGE ASSETS AND CURRENT MORTGAGE ASSETS MAY BECOME DELINQUENT

     Some of the initial mortgage assets are delinquent. In addition, some of the mortgage assets may become delinquent. It is possible that delinquent mortgage assets will go into foreclosure and that the properties securing these mortgage assets may become repossessed properties.

     As of the statistical calculation date, approximately 1.14% of the aggregate principal balance of the initial mortgage assets were considered to be delinquent. A mortgage asset becomes "delinquent" if the servicer does not receive an amount within five dollars of a full monthly payment by the end of the subsequent calendar month. A mortgage asset continues to be considered as "delinquent" when it becomes subject to foreclosure or bankruptcy, unless it is paying pursuant to a bankruptcy plan. As of the statistical calculation date, none of the initial mortgage assets had payments that were past due by more than 60 days. Approximately 0.62% (by number of initial mortgage assets as of the statistical calculation date) of the obligors on mortgage assets, representing approximately 0.59% of the aggregate principal balance of the initial mortgage assets, have filed for bankruptcy or similar proceedings. Approximately 0.06% of the aggregate principal balance of the initial mortgage assets as of the statistical calculation date were both 31-60 days past due with obligors in, or having filed for, bankruptcy or similar proceedings.

     Amounts realized upon resale of repossessed properties may be less than the principal balance of the related mortgage asset at the time of repossession. If losses incurred in connection with repossessing homes exceed the credit enhancement for the notes, then the notes may be adversely affected.

GEOGRAPHIC CONCENTRATION MAY INCREASE RISK OF LOSS

     The following chart lists the states with the highest concentrations of initial mortgage assets, based on the aggregate principal balance of the initial mortgage assets as of the statistical calculation date.

                      ----------------------------------
                      Texas                       44.34%
                      Mississippi                 10.54%
                      Florida                      7.30%
                      Alabama                      6.73%
                      South Carolina               4.78%
                      Louisiana                    4.41%

     Texas, Mississippi, Florida and several other states have experienced natural disasters, such as floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage assets.

     In addition, the conditions below will have a disproportionate impact on the mortgage assets in general:

     o Economic conditions in states listed above which may or may not affect real property values may affect the ability of obligors to repay their mortgage assets on time.

     o Declines in the residential real estate markets in the states listed above may reduce the values of properties located in those states.

     o Any increase in the market value of properties located in the states listed above could make alternative sources of financing available to the obligors at lower interest rates, which could result in an increased rate of prepayment of the mortgage assets.

CONSUMER LITIGATION MAY HAVE A MATERIAL ADVERSE EFFECT ON THE ONGOING BUSINESS,
  OPERATIONS OR FINANCIAL CONDITION OF JIM WALTER HOMES, INC. AND ITS AFFILIATES

     From time to time, litigation (including group or class action litigation) is instituted or threatened against Jim Walter Homes, Inc. and its affiliates, including Mid-State Homes, Inc. and Walter Mortgage Company. In the past, Jim Walter Homes, Inc. and Mid-State Homes, Inc. have paid substantial amounts in settlement of certain group claims. Currently, Jim Walter Homes, Inc. and Mid-State Homes, Inc. are party to a number of lawsuits arising in the ordinary course of their businesses.

     In the event similar actions are filed, it is possible that the trust would be named a party to that action and the costs associated with that litigation could adversely affect payments on the notes.

     The results of litigation cannot be predicted with certainty. No prediction can be made as to whether the final outcome of any existing litigation will have a material adverse effect on the ongoing business, operations or financial condition of Jim Walter Homes, Inc., Mid-State Homes, Inc. or Walter Mortgage Company.

RATE OF PREPAYMENTS ON MORTGAGE ASSETS MAY ADVERSELY AFFECT YIELD AND WEIGHTED
  AVERAGE LIFE OF NOTES

     The rate of prepayments on the mortgage assets will affect the weighted average life and the maturity of the notes. A variety of economic, geographic, social and other factors may influence prepayments on the mortgage assets. These include interest rates, national and local economic conditions, repossessions, aging, seasonality, changes in housing needs, job transfers and unemployment.

     If prevailing interest rates fall significantly below the coupon rates on the mortgage assets, the rate of prepayments on the mortgage assets is likely to be higher than if prevailing interest rates remain close to or above the coupon rates applicable to the mortgage assets. Conversely, if prevailing interest rates rise above the coupon rates on the mortgage assets, the rate of prepayment is likely to decrease.

     If you purchase notes at a discount or a premium to their principal amount, and if you calculate your anticipated yield to maturity based upon an assumed rate of payment of principal that is faster or slower than the actual rate of payment of principal, then your actual yield to maturity will differ from that which you initially calculated. You bear the risk of not being able to reinvest payments of principal at a yield at least equal to that of your notes.

     Each of Mid-State Homes, Inc., Mid-State Capital Corporation and the issuer will be required to repurchase or replace a mortgage asset in the event certain breaches of representations and warranties have not been cured. Any such repurchase will have the same effect on holders of the notes as a prepayment of the mortgage asset. In the event that such parties are not able to repurchase or replace any mortgage asset at the date such action is required, for financial or other reasons, you may suffer losses on your notes.

     Until the amount of overcollateralization builds to the target overcollateralization level or if the amount of overcollateralization falls below such level, excess interest will be paid to the notes as principal. This will have the effect of reducing the aggregate principal amount of the notes faster than the aggregate principal balance of the mortgage assets until the required level of overcollateralization is reached and thereafter maintained.

THE FAILURE OF THE ISSUER TO PURCHASE SUBSEQUENT MORTGAGE ASSETS DURING THE
  PRE-FUNDING PERIOD MAY RESULT IN PREPAYMENTS

     On the closing date, approximately $50,000,000 will be deposited into the pre-funding account. This amount will be used by the issuer to purchase subsequent mortgage assets from Mid-State Capital Corporation during the pre-funding period, which is a three month period beginning on the day following the closing date. The ability of the issuer to purchase subsequent mortgage assets largely depends on the ability of Walter Mortgage Company and Jim Walter Homes, Inc. (and their affiliates) to originate mortgage assets. The ability of Jim Walter Homes, Inc., Walter Mortgage Company and their affiliates to originate subsequent mortgage assets may be affected by a variety of economic and social factors, which include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. The issuer is unable to predict the extent to which such economic or social factors will affect the ability of Jim Walter Homes, Inc., Walter Mortgage Company and their affiliates to originate subsequent mortgage assets. To the extent the amount in the pre-funding account has not been applied to the purchase of subsequent mortgage assets by the end of this period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to noteholders on the payment date immediately following the end of this period, in accordance with the priorities set forth in this prospectus supplement under "Description of the Notes--Allocation of Available Funds."

THERE MAY BE VARIATIONS IN ADDITIONAL AND SUBSEQUENT MORTGAGE ASSETS FROM THE
  INITIAL MORTGAGE ASSETS

     The additional and subsequent mortgage assets will generally satisfy the eligibility criteria described in this prospectus supplement at the time of their sale to the issuer. While the depositor will not select these mortgage assets in a manner that it believes to be adverse to the interests of noteholders, the characteristics of such mortgage assets may vary from the specific characteristics reflected in the statistical information relating to the initial mortgage assets in this prospectus supplement.

LIMITED RIGHTS OF NOTEHOLDERS TO COMMENCE PROCEEDINGS UNDER THE INDENTURE

     As a noteholder, you will have limited rights to commence proceedings under the indenture. No holder of any note will have the right to institute any proceedings, judicial or otherwise, for any remedy under the indenture unless all of the following conditions are met:

     o the holder previously has given to the indenture trustee written notice of a continuing event of default under the indenture;

     o the holders of 51% or more of the aggregate voting rights of the then outstanding notes have made written requests of the indenture trustee to institute the proceedings in its own name as indenture trustee and have offered the indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred if the indenture trustee complies with that request;

     o the indenture trustee has for 60 days after its receipt of the notice failed or refused to institute the requested proceedings; and

     o the holders of a majority of the voting rights of the then outstanding notes have given no direction inconsistent with the written request during the 60-day period.

     Notwithstanding the foregoing, there will be no restriction on the ability of the holders of the notes to institute any proceedings, judicial or otherwise, to recover due and unpaid principal and interest on the notes.

VIOLATIONS OF FEDERAL, STATE OR LOCAL LAWS MAY CAUSE LOSSES ON YOUR NOTES

     Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage assets. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicer and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

     o limit the ability of the servicer to collect principal payments or finance charges on the mortgage assets;

     o    provide the obligors with a right to rescind the mortgage assets;

     o entitle the obligors to refunds of amounts previously paid or to set-off those amounts against their obligations;

     o    result in a litigation proceeding being brought against the issuer;
          and

     o subject the issuer (and other assignees of the mortgage assets) to liability for expenses, penalties and damages resulting from the violations.

     As a result, such violations or alleged violations could result in shortfalls in the payments due on your notes. Mid-State Capital Corporation will make representations and warranties with respect to each mortgage asset relating to compliance with federal, state and local laws at the time of origination. Mid-State Capital Corporation will also represent that none of the mortgage assets originated in the State of Georgia is subject to the Georgia Fair Lending Act as in effect from October 1, 2002 through March 6, 2003. Mid-State Capital Corporation will be required to repurchase or replace any mortgage asset that was not originated in compliance with all federal, state or local laws. In addition, Mid-State Capital Corporation will be required to reimburse the issuer for any damages or costs incurred by the issuer as a result of a breach of the representation as to compliance with laws. However, if Mid-State Capital Corporation is unable to fulfill its reimbursement obligation for financial or other reasons, shortfalls in the payments due on your notes could occur.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK-ENTRY SYSTEM

     The issuer will issue the notes in book-entry form. Transactions in the notes can only be carried out through The Depository Trust Company, its participating members, and those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participating member. If you purchase the notes, your ability to pledge your notes, and the liquidity of your notes generally, may be limited because you will not possess a physical certificate for your notes. In addition, you may experience delays in receiving payments on your notes.

UNITED STATES MILITARY OPERATIONS MAY INCREASE RISK OF SHORTFALLS

     In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is an obligor of a mortgage asset pledged to secure the notes, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law, will apply. Substantially all of the mortgage assets have coupon rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage assets, which, in turn may result in shortfalls in payments on the notes. As of the statistical calculation date, approximately 0.08% of the aggregate principal balance of the initial mortgage assets, were subject to such interest rate limitation. See "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act and Similar State Laws" and "Certain Legal Aspects of the Accounts and Related Matters--Anti-Deficiency Legislation and Other Limitations on Creditors" in the prospectus.


                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. These forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors," "The Assets of the Trust" and "Description of the Notes." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language that includes the words "expects," "intends," "anticipates," "estimates," or analogous expressions, or by other qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from these forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the control of the depositor. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to disseminate any updates or revisions to these forward-looking statements to reflect any change in the depositor's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.


                                  DEFINED TERMS

     Capitalized terms used in this prospectus supplement either are defined under the caption "Glossary of Terms" beginning on page S-48 or are defined on the pages indicated for those terms under "Glossary of Terms" in this prospectus supplement. Any capitalized terms used but not defined herein are defined in the accompanying prospectus. See "Index of Significant Definitions" beginning on page 120 in the prospectus.


                                   THE ISSUER

     The issuer was created on July 13, 2004 pursuant to a trust agreement between the depositor and the owner trustee. The trust agreement provides that the trust will terminate in no event later than the date upon which the issuer's obligations under the indenture have been discharged or terminated.

     For a further discussion of the issuer, see "The Issuer" in the prospectus.


                                 USE OF PROCEEDS

     The issuer will use the proceeds from the sale of the notes (i) to purchase initial and additional Mortgage Assets from Mid-State Capital Corporation, (ii) to pay the expenses of the offering and (iii) to make the initial deposits into the Pre-Funding Account, the Capitalized Interest Account and the Interest Reserve Account.


                                 THE ORIGINATORS

     The Mortgage Assets consist of (i) Mortgage Loans either originated by Walter Mortgage Company or purchased by Walter Mortgage Company from various entities that either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities and
(ii) Accounts originated by Jim Walter Homes, Inc., or one of its affiliates, Dream Homes, Inc., Dream Homes USA, Inc., Neatherlin Homes, Inc. or Crestline Homes, Inc., which are in the business of marketing and supervising the construction of standardized, partially finished, detached, single family residential homes. For a description of the underwriting standards generally applicable to the Mortgage Loans, see "The Originators--Underwriting Guidelines of Walter Mortgage" and for a description of the underwriting standards generally applicable to the Accounts, see "--Underwriting and Credit Policies of Jim Walter Homes and its Affiliates" in the prospectus.


                                  THE SERVICER

     All of the Mortgage Assets will be serviced by Mid-State Homes, Inc. in accordance with the terms of the Servicing Agreement. The Servicer may perform any of its obligations under the Servicing Agreement through one or more subservicers and intends to engage Walter Mortgage Company to subservice the Mortgage Loans and to perform certain servicing functions with respect to the Accounts pursuant to a subservicing agreement. Despite the existence of subservicing arrangements, the Servicer will be liable for its servicing duties and obligations under the Servicing Agreement as if the Servicer alone were servicing the Mortgage Assets. See "The Servicing Agreement" in this prospectus supplement.

FORECLOSURE AND DELINQUENCY EXPERIENCE OF THE SERVICER

     Certain information concerning recent delinquency and foreclosure experience on the portfolio of mortgage assets serviced by Mid-State Homes, Inc. and its affiliates is set forth in the table under "Servicing of the Mortgage Assets--Delinquency and Foreclosure Experience of the Servicers" in the Prospectus. There can be no assurance that the delinquency and foreclosure experience set forth in the table will be representative of the results that may be experienced with respect to the Mortgage Assets included in the trust. In addition, although the delinquency and foreclosure experience set forth in the table includes information concerning servicing experience with mortgage loans, the vast majority of the portfolio serviced by Mid-State Homes, Inc. and its affiliates is composed of accounts. Walter Mortgage Company, the anticipated subservicer of the Mortgage Loans, has only been originating and servicing mortgage loans since 2001.


                             THE ASSETS OF THE TRUST

     The "Collateral" which will secure the notes and that will be assigned to the indenture trustee will consist of:

     (1) Initial Mortgage Assets, with an aggregate Principal Balance of approximately $258,877,443 as of the Statistical Calculation Date;

     (2)  Additional Mortgage Assets, purchased on the Closing Date;

     (3)  Subsequent Mortgage Assets, purchased during the Pre-Funding Period;

     (4)  The payments received on the Mortgage Assets after the Cut-off Date;

     (5)  The net investment income of these payments;

     (6)  The Interest Reserve Account;

     (7)  The Pre-Funding Account;

     (8)  The Capitalized Interest Account;

     (9)  Insurance proceeds; and

     (10) Rights under the servicing agreement, the purchase and sale agreement and the mortgage asset sale agreement.

     As of the Statistical Calculation Date, approximately 1.14% of the aggregate Principal Balance of the initial Mortgage Assets were 31-60 days past due. The mortgage collateral does not include any "real estate owned" as of the Statistical Calculation Date. As of the Statistical Calculation Date, no initial Mortgage Assets were in foreclosure. As of the Statistical Calculation Date, the obligors on initial Mortgage Assets with an aggregate Principal Balance of $1,531,186, representing approximately 0.59% of the aggregate Principal Balance of the initial Mortgage Assets, were in bankruptcy or similar proceedings. Certain of these obligors nevertheless are making payments on their Mortgage Assets.

     As of the Statistical Calculation Date, approximately 35.84% of the aggregate Principal Balance of the initial Mortgage Assets had hazard insurance policies issued by Best Insurors, Inc., an affiliate of the issuer, the depositor, Mid-State Homes, Inc. and Walter Mortgage Company. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreement, Indentures and Servicing Agreements--Hazard Insurance Policies; Taxes" in the prospectus.

     Set forth below is a description of additional characteristics of the initial Mortgage Assets as of the Statistical Calculation Date. This information does not reflect changes that may have occurred to the initial Mortgage Assets subsequent to the Statistical Calculation Date. Regularly scheduled payments and prepayments of the initial Mortgage Assets between the Statistical Calculation Date and the Cut-off Date will affect the balances and percentages set forth below. On the closing date, additional Mortgage Assets, and during the Pre-Funding Period, subsequent Mortgage Assets, may be purchased by the issuer using criteria set forth below under "--Additional and Subsequent Mortgage Assets" and substantially the same representations and warranties will be made by the depositor with respect to such Mortgage Assets. A Current Report on Form 8-K containing a detailed description of the initial Mortgage Assets and any additional Mortgage Assets purchased on the closing date will be filed with the Commission within 10 days following the closing date. This report will contain the information set forth below as of the Cut-off Date.

           INITIAL MORTGAGE ASSETS COMPRISING THE MORTGAGE COLLATERAL

Number of Mortgage Assets..............   3,577

Aggregate Principal Balance............   $258,877,442.54                  Minimum             Maximum
                                                                       ---------------     ---------------
Average Principal Balance..............   $72,372.78                   $15,236.76          $228,593.41
Average Original Principal Balance.....   $72,815.63                   $15,437.50          $231,861.00
Weighted Average Remaining Term
   (months)(1).........................   343                          85                  359
Weighted Average Original Term
   (months)............................   350                          115                 360
Weighted Average Coupon Rate...........   9.001%                       5.750%              12.000%
First Payment Date.....................                                January 1, 1999     August 5, 2004
Maturity Date..........................                                August 1, 2011      July 5, 2034
Geographic Concentration (Over 5% of
   Aggregate Principal Balance)........   Texas:.................      44.34%
                                          Mississippi:...........      10.54
                                          Florida:...............      7.30%
                                          Alabama:...............      6.73%
Maximum Zip Code Concentration.........   78520..................      4.18%

------------------

(1) The remaining term of a Mortgage Asset is based on the original term of the Mortgage Asset less the number of months elapsed between the original first payment due date and the Statistical Calculation Date.

     As of the Statistical Calculation Date, initial Mortgage Assets having an aggregate Principal Balance of approximately $258,877,443 are secured by homes representing new sales, and initial Mortgage Assets having an aggregate Principal Balance of approximately $316,064 are secured by homes that have been repossessed and resold. Initial Mortgage Assets having an aggregate Principal Balance of approximately $53,661,000 as of the Statistical Calculation Date were purchased by Walter Mortgage Company under its loan acquisition program.

     The following tables set forth as of the Statistical Calculation Date: (1) the years of calculated scheduled final payment for the initial Mortgage Assets comprising the mortgage collateral, (2) the outstanding Principal Balances of the initial Mortgage Assets, (3) the original Principal Balances of the initial Mortgage Assets, (4) the years of first scheduled date of payment of the initial Mortgage Assets, (5) the Coupon Rates of the initial Mortgage Assets, and (6) the geographical distribution of the initial Mortgage Assets.

                      Calculated Scheduled Final Payment(1)

                                                        NUMBER OF MORTGAGE ASSETS     OUTSTANDING PRINCIPAL BALANCE
                                                        -------------------------     -----------------------------
                                                          NUMBER       PERCENT           AMOUNT           PERCENT
                                                          ------       -------           ------           -------
Calendar Year of Calculated Scheduled Final Payment:
     2011..............................................        1           0.03%         $29,820.11           0.01%
     2012..............................................        6           0.17          214,354.69           0.08
     2013..............................................        8           0.22          330,024.48           0.13
     2014..............................................        3           0.08          144,780.15           0.06
     2015..............................................        2           0.06           91,173.38           0.04
     2016..............................................        6           0.17          312,622.17           0.12
     2017..............................................       27           0.75        1,358,671.03           0.52
     2018..............................................       39           1.09        2,155,691.79           0.83
     2019..............................................       33           0.92        1,802,599.31           0.70
     2020..............................................        7           0.20          308,832.85           0.12
     2021..............................................       10           0.28          416,656.38           0.16
     2022..............................................       10           0.28          578,732.53           0.22
     2023..............................................       21           0.59        1,197,207.64           0.46
     2024..............................................       26           0.73        1,530,610.49           0.59
     2025..............................................        7           0.20          403,336.75           0.16
     2026..............................................        5           0.14          338,806.73           0.13
     2027..............................................        9           0.25          678,851.97           0.26
     2028..............................................      101           2.82        5,304,364.70           2.05
     2029..............................................      134           3.75        7,184,886.65           2.78
     2030..............................................       14           0.39        1,202,699.23           0.46
     2031..............................................       46           1.29        3,735,762.26           1.44
     2032..............................................       92           2.57        7,205,100.28           2.78
     2033..............................................    1,550          43.33      112,826,285.03          43.58
     2034..............................................    1,420          39.70      109,525,571.94          42.31
                                                           -----         ------     ---------------         ------
         Total(2)......................................    3,577         100.00%    $258,877,442.54         100.00%
                                                           =====         ======     ===============         ======

     Weighted Average Period to Calculated Scheduled Final Payment:  343 months.

------------------

(1) Calculated Scheduled Final Payment is determined by adding the original term of a Mortgage Asset to the first payment due date and subtracting one month.

(2)  Percentages may not add to 100% due to rounding.

                          OUTSTANDING PRINCIPAL BALANCE

                                                           NUMBER OF MORTGAGE                  OUTSTANDING
                                                                 ASSETS                     PRINCIPAL BALANCE
                                                          -------------------            ------------------------
                                                          NUMBER      PERCENT            AMOUNT           PERCENT
                                                          ------      -------            ------           -------
Outstanding Principal Balance:
   Less than or equal to $20,000.00..................         2         0.06%             $31,906.15         0.01%
   $20,000.01 to $30,000.00..........................        19         0.53              495,005.39         0.19
   $30,000.01 to $40,000.00..........................        94         2.63            3,390,251.92         1.31
   $40,000.01 to $50,000.00..........................       278         7.77           12,725,079.77         4.92
   $50,000.01 to $60,000.00..........................       649        18.14           36,139,359.55        13.96
   $60,000.01 to $70,000.00..........................       864        24.15           56,295,327.93        21.75
   $70,000.01 to $80,000.00..........................       667        18.65           49,814,349.62        19.24
   $80,000.01 to $90,000.00..........................       387        10.82           32,788,524.49        12.67
   $90,000.01 to $100,000.00.........................       252         7.05           23,814,791.60         9.20
   $100,000.01 to $110,000.00........................       143         4.00           14,953,505.54         5.78
   $110,000.01 to $120,000.00........................        88         2.46           10,059,526.27         3.89
   $120,000.01 to $130,000.00........................        58         1.62            7,191,656.55         2.78
   $130,000.01 to $140,000.00........................        35         0.98            4,711,079.08         1.82
   Over $140,000.00..................................        41         1.15            6,467,078.68         2.50
                                                          -----       ------         ---------------       ------
      Total(1).......................................     3,577       100.00%        $258,877,442.54       100.00%
                                                          =====       ======         ===============       ======

     Average Outstanding Principal Balance:  $72,372.78.

----------
(1) Percentages may not add to 100% due to rounding.

                          ORIGINAL PRINCIPAL BALANCE(1)

                                                           NUMBER OF MORTGAGE                  OUTSTANDING
                                                                 ASSETS                     PRINCIPAL BALANCE
                                                          -------------------            ------------------------
                                                          NUMBER      PERCENT            AMOUNT           PERCENT
                                                          ------      -------            ------           -------
Original Principal Balance:
   Less than or equal to $20,000.00..................        2          0.06%            $31,906.15          0.01%
   $20,000.01 to $30,000.00..........................       14          0.39             357,754.19          0.14
   $30,000.01 to $40,000.00..........................       90          2.52           3,204,806.13          1.24
   $40,000.01 to $50,000.00..........................      266          7.44          12,046,025.19          4.65
   $50,000.01 to $60,000.00..........................      647         18.09          35,822,932.52         13.84
   $60,000.01 to $70,000.00..........................      858         23.99          55,659,898.95         21.50
   $70,000.01 to $80,000.00..........................      674         18.84          50,023,405.26         19.32
   $80,000.01 to $90,000.00..........................      391         10.93          32,930,256.86         12.72
   $90,000.01 to $100,000.00.........................      265          7.41          24,920,383.91          9.63
   $100,000.01 to $110,000.00........................      140          3.91          14,580,918.86          5.63
   $110,000.01 to $120,000.00........................       93          2.60          10,579,412.69          4.09
   $120,000.01 to $130,000.00........................       59          1.65           7,283,549.41          2.81
   $130,000.01 to $140,000.00........................       37          1.03           4,969,113.74          1.92
   Over $140,000.00..................................       41          1.15           6,467,078.68          2.50
                                                         -----        ------        ---------------        ------
      Total(1).......................................    3,577        100.00%       $258,877,442.54        100.00%
                                                         =====        ======        ===============        ======

     Average Original Principal Balance:  $72,815.63.

----------
(1) Percentages may not add to 100% due to rounding.

                    YEARS OF FIRST SCHEDULED DATE OF PAYMENT

                                                             NUMBER OF MORTGAGE                OUTSTANDING
                                                                   ASSETS                   PRINCIPAL BALANCE
                                                             ------------------      ------------------------------
YEAR OF FIRST DATE OF PAYMENT:                               NUMBER     PERCENT           AMOUNT            PERCENT
                                                             ------     -------           ------            -------
1999.....................................................        3         0.08%         $184,381.31          0.07%
2000.....................................................        5         0.14           479,658.97          0.19
2001.....................................................        7         0.20           470,747.60          0.18
2002.....................................................      152         4.25        10,323,076.71          3.99
2003.....................................................    1,532        42.83       109,061,541.08         42.13
2004.....................................................    1,878        52.50       138,358,036.87         53.45
                                                             -----       ------      ---------------        ------
      Total(1).......................................        3,577       100.00%     $258,877,442.54        100.00%
                                                             =====       ======      ===============        ======

----------
(1) Percentages may not add to 100% due to rounding.

                                   COUPON RATE

                                                       NUMBER OF MORTGAGE                  OUTSTANDING
                                                             ASSETS                     PRINCIPAL BALANCE
                                                      -------------------            ------------------------
                                                      NUMBER      PERCENT            AMOUNT           PERCENT
                                                      ------      -------            ------           -------
Coupon Rate:
5.501 to 6.000%..................................        4             0.11%         $388,736.62          0.15%
6.001 to 6.500%..................................        4             0.11           212,572.53          0.08
6.501 to 7.000%..................................      171             4.78        13,284,561.96          5.13
7.001 to 7.500%..................................      451            12.61        35,602,810.27         13.75
7.501 to 8.000%..................................      510            14.26        37,416,824.74         14.45
8.001 to 8.500%..................................      189             5.28        14,477,618.02          5.59
8.501 to 9.000%..................................      605            16.91        44,624,886.18         17.24
9.001 to 9.500%..................................      262             7.32        18,675,593.18          7.21
9.501 to 10.000%.................................      440            12.30        29,654,724.03         11.46
10.001 to 10.500%................................      399            11.15        26,912,523.74         10.40
10.501 to 11.000%................................      517            14.45        35,602,771.49         13.75
11.001 to 11.500%................................       16             0.45         1,319,859.82          0.51
11.501 to 12.000%................................        9             0.25           703,959.96          0.27
                                                     -----          ------       ---------------        ------
      Total(1)...................................    3,577          100.00%      $258,877,442.54        100.00%
                                                     =====          ======       ===============        ======

Weighted Average Coupon Rate:  9.001%

----------
(1) Percentages may not add to 100% due to rounding.

                            GEOGRAPHICAL DISTRIBUTION

                                                        NUMBER OF MORTGAGE ASSETS     OUTSTANDING PRINCIPAL BALANCE
                                                        -------------------------     -----------------------------
                                                           NUMBER        PERCENT           AMOUNT           PERCENT
                                                           ------        -------           ------           -------
State:
Texas                                                      1,543           43.14%    $114,793,629.70          44.34%
Mississippi                                                  426           11.91       27,280,154.77          10.54
Florida                                                      243            6.79       18,910,612.06           7.30
Alabama                                                      257            7.18       17,409,603.98           6.73
South Carolina                                               168            4.70       12,385,120.61           4.78
Louisiana                                                    165            4.61       11,422,718.67           4.41
Georgia                                                      117            3.27        9,186,988.69           3.55
North Carolina                                               104            2.91        8,726,595.92           3.37
Tennessee                                                    115            3.21        8,432,936.52           3.26
Arkansas                                                     111            3.10        7,032,196.81           2.72
Oklahoma                                                      94            2.63        6,879,808.27           2.66
Virginia                                                      59            1.65        4,722,275.40           1.82
Kentucky                                                      51            1.43        3,738,535.80           1.44
West Virginia                                                 49            1.37        3,639,258.61           1.41
Indiana                                                       24            0.67        1,172,687.18           0.45
Missouri                                                      20            0.56        1,156,948.37           0.45
Ohio                                                          20            0.56        1,155,366.74           0.45
New Mexico                                                     9            0.25          717,809.99           0.28
Michigan                                                       2            0.06          114,194.45           0.04
                                                           -----          ------     ---------------         ------
      Total(1).......................................      3,577          100.00%    $258,877,442.54         100.00%
                                                           =====          ======     ===============         ======

----------
(1) Percentages may not add to 100% due to rounding.

     Additional and Subsequent Mortgage Assets

     The issuer intends to purchase with approximately $13,000,000 of the proceeds from the sale of notes, additional Mortgage Assets on the closing date. In addition, the Indenture permits the issuer to acquire, during the Pre-Funding Period, up to approximately $50,000,000 aggregate Principal Balance of subsequent Mortgage Assets with the amount on deposit in the Pre-Funding Account. The statistical characteristics of the Mortgage Assets at the end of the Pre-Funding Period following the acquisition of the additional and subsequent Mortgage Assets will differ from the statistical characteristics of the initial Mortgage Assets as of the Statistical Calculation Date.

     Any additional Mortgage Assets acquired by the issuer on the closing date or any subsequent Mortgage Asset acquired during the Pre-Funding Period will have been originated in accordance with the standards described under "The Originators--Underwriting and Credit Policies of Jim Walter Homes and its Affiliates" and "--Underwriting Guidelines of Walter Mortgage" in the prospectus. Further, at the end of the Pre-Funding Period, with the addition of the additional and subsequent Mortgage Assets, the Mortgage Assets in the aggregate or the additional and subsequent Mortgage Assets, as the case may be, must meet the following requirements: (i) no more than 0.50% the Mortgage Assets may have obligors in bankruptcy or similar proceedings; (ii) none of the Mortgage Assets may be over 60 days delinquent at the time of purchase by the issuer; (iii) no additional or subsequent Mortgage Asset may have a remaining term to maturity less than 120 months or greater than 360 months at the time of purchase by the issuer; (iv) no additional or subsequent Mortgage Asset may have a Coupon Rate greater than 12.00% or less than 5.50% and the weighted average Coupon Rate for the Mortgage Assets in the aggregate must be at least 8.90%; (v) no more than 1.00% of the Mortgage Assets may be secured by homes that have been repossessed and resold; (vi) no State may account for more than 50.00% of the Mortgage Assets; (vii) units that are at least "90% complete" must account for at least 85.00% of the Accounts; and (viii) no more than 0.50% of the Mortgage Assets may be subject, at the time of purchase by the issuer, to the interest rate limitations and other provisions of the Servicemembers Civil Relief Act.

INTEREST RESERVE ACCOUNT

     Prior to the closing date, an Interest Reserve Account will be established with, and in the name of, the indenture trustee and will be assigned by the issuer to the indenture trustee as security for the Notes. On the closing date, the issuer will deposit in the Interest Reserve Account cash in an amount equal to approximately 0.50% of the sum of (i) the aggregate Principal Balance of the initial Mortgage Assets as of the Cut-off Date, (ii) the aggregate Principal Balance of any additional Mortgage Assets purchased by the issuer from the depositor on the closing date with approximately $13,000,000 of the proceeds from the sale of the notes and (iii) the amount of any funds on deposit in the Pre-Funding Account on the closing date (such amount, the "Initial Reserve Account Deposit"). Amounts on deposit in the Interest Reserve Account will be invested in Eligible Investments. If on any Payment Date, Available Funds are insufficient to pay interest on any class of notes or interest on any unreimbursed Realized Loss Amounts allocated to a class of notes, the indenture trustee will withdraw the amount of such deficiency from the Interest Reserve Account (or the remaining amount on deposit, if less) and deposit such amount in the Collection Account for payment to holders of the related notes. The Interest Reserve Account will be replenished on future Payment Dates from Available Funds before any payments are made to the holder of the residual interest in the trust until the amount on deposit again equals the Initial Reserve Account Deposit. Other than this replenishment, no person will have any obligation to deposit any amounts in the Interest Reserve Account. All interest and any other earnings from Eligible Investments of amounts on deposit in the Interest Reserve Account will be deposited in the Collection Account on each Payment Date.

PRE-FUNDING ACCOUNT

     On the closing date, the issuer will deposit approximately $50,000,000 in the Pre-Funding Account established with, and in the name of, the indenture trustee and will assign the account to the indenture trustee. These funds will be used as necessary during the Pre-Funding Period by the issuer to acquire subsequent Mortgage Assets from the depositor. The purchase of subsequent Mortgage Assets will occur only during the Pre-Funding Period, which will begin on the day following the closing date and terminate upon the earlier of (i) the date on which the remaining pre-funding amount is less than $100,000 or (ii) the close of business on October 14, 2004. Any amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be deposited in the Collection Account which will result in an unscheduled distribution of principal to the notes. All interest and any other earnings from Eligible Investments of amounts on deposit in the Pre-Funding Account will be deposited in the Collection Account on each Payment Date.

CAPITALIZED INTEREST ACCOUNT

     On the closing date, the issuer will deposit approximately $726,411 in the Capitalized Interest Account with, and in the name of, the indenture trustee and will assign the account to the indenture trustee as security for the notes. Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments and will be used on any Payment Date during, and on the Payment Date immediately following, the Pre-Funding Period to cover any Capitalized Interest Shortfalls which may result because of the pre-funding feature. If the Capitalized Interest Shortfall is greater than funds on deposit in the Capitalized Interest Account, no party will have any obligation to deposit any further amounts into the account. All interest and any other earnings from Eligible Investments of amounts on deposit in the Capitalized Interest Account will be retained in the Capitalized Interest Account. Any amounts remaining in the Capitalized Interest Account not needed to cover any Capitalized Interest Shortfalls on the Payment Date following the end of the Pre-Funding Period will be withdrawn therefrom by the indenture trustee and remitted to the issuer.


                            DESCRIPTION OF THE NOTES

     The notes will be issued pursuant to the Indenture, dated July 14, 2004, between the issuer and the indenture trustee. The notes will be secured by assignments to the indenture trustee of Collateral consisting of: (1) the mortgage collateral, including the additional and subsequent Mortgage Assets;
(2) the payments received thereon after the Cut-off Date; (3) the net investment income of such payments; (4) insurance proceeds; (5) the Capitalized Interest Account, the Interest Reserve Account and the Pre-Funding Account; and (6) rights under the servicing agreement, the purchase and sale agreement and the mortgage asset sale agreement. See "The Assets of the Trust" in this prospectus supplement and "Description of the Trust Funds" in the prospectus.

     The following are summaries of the material provisions of the notes. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Indenture.

         INTEREST AND PRINCIPAL PAYMENTS ON THE NOTES

     Interest on each class of notes will be payable monthly from Available Funds on each Payment Date in an amount up to the Interest Accrual Amount for such class. The "Note Rate" of the Class A, Class M-1, Class M-2 and Class B Notes is 6.005%, 6.497%, 8.114% and 8.900%, respectively, per annum.

     On any Payment Date, if Available Funds (less any interest paid to more senior classes of notes on such Payment Date) are less than the Interest Accrual Amount for a class of notes, there will exist a shortfall in interest paid to such class of notes (as to each class of notes, a "Class Interest Shortfall"). Class Interest Shortfalls will be added to the amount of interest payable to the holders of such class on subsequent Payment Dates, subject to the availability of funds, and interest will accrue on the amount of any Class Interest Shortfalls at the related Note Rate.

     ALLOCATION OF AVAILABLE FUNDS

     On each Payment Date, the indenture trustee will be required to pay the following amounts, in the following order of priority, out of Available Funds to the extent available (the "Available Funds Allocation"):

          (1) to the holders of the Class A Notes, in an amount up to the Interest Accrual Amount therefor;

          (2) to the holders of the Class A Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

          (3) to the holders of the Class M-1 Notes, in an amount up to the Interest Accrual Amount therefor;

          (4) to the holders of the Class M-1 Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

          (5) to the holders of the Class M-2 Notes, in an amount up to the Interest Accrual Amount therefor;

          (6) to the holders of the Class M-2 Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

          (7) to the holders of the Class B Notes, in an amount up to the Interest Accrual Amount therefor; (8) to the holders of the Class B Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

          (9) to the holders of the Class A Notes, in an amount up to the Class A Optimal Principal Amount;

          (10) to the holders of the Class A Notes, accrued and unpaid interest at the related Note Rate on the amount of any unreimbursed Class A Realized Loss Amounts previously allocated thereto;

          (11) to the holders of the Class A Notes, in an amount up to the amount of any unreimbursed Class A Realized Loss Amounts previously allocated thereto;

          (12) to the holders of the Class M-1 Notes, in an amount up to the Class M-1 Optimal Principal Amount;

          (13) to the holders of the Class M-1 Notes, accrued and unpaid interest at the related Note Rate on the amount of any unreimbursed Class M-1 Realized Loss Amounts previously allocated thereto;

          (14) to the holders of the Class M-1 Notes, in an amount up to the amount of any unreimbursed Class M-1 Realized Loss Amounts previously allocated thereto;

          (15) to the holders of the Class M-2 Notes, in an amount up to the Class M-2 Optimal Principal Amount;

          (16) to the holders of the Class M-2 Notes, accrued and unpaid interest at the related Note Rate on the amount of any unreimbursed Class M-2 Realized Loss Amounts previously allocated thereto;

          (17) to the holders of the Class M-2 Notes, in an amount up to the amount of any unreimbursed Class M-2 Realized Loss Amounts previously allocated thereto;

          (18) to the holders of the Class B Notes, in an amount up to the Class B Optimal Principal Amount;

          (19) to the holders of the Class B Notes, accrued and unpaid interest at the related Note Rate on the amount of any unreimbursed Class B Realized Loss Amounts previously allocated thereto;

          (20) to the holders of the Class B Notes, in an amount up to the amount of any unreimbursed Class B Realized Loss Amounts previously allocated thereto;

          (21) to the Interest Reserve Account, if necessary, such that the amount on deposit therein equals the Initial Reserve Account Deposit; and

          (22) to the holder of the residual interest, all remaining Available Funds.

     In addition to distributions of Available Funds thereto in accordance with the Available Funds Allocation, on each Payment Date the indenture trustee shall apply any Interest Reserve Account Withdrawal Amount in the order of priority of the Available Funds Allocation to cover any Class Interest Shortfalls or any unpaid interest at the related Note Rate on any unreimbursed Realized Loss Amounts.

     Noteholders will only be entitled to reimbursement of Interest Shortfall Amounts and Realized Loss Amounts previously allocated thereto pursuant to the Available Funds Allocation if their note is outstanding as of the applicable Payment Date funds are available therefor.

ALLOCATION OF LOSSES

     Losses on the Mortgage Assets will, in effect, be covered first by excess interest, if any, and then allocated to the Overcollateralization Amount. If, after giving effect to the distribution of the Optimal Principal Amount on any Payment Date, the Aggregate Outstanding Principal Amount exceeds the sum of the aggregate Principal Balance of the Mortgage Assets and the amount of any funds in the Pre-Funding Account immediately following the Collection Period relating to such Payment Date, such excess will be allocated first to the Class B Outstanding Principal Amount, second to the Class M-2 Outstanding Principal Amount, third to the Class M-1 Outstanding Principal Amount and finally, to the Class A Outstanding Principal Amount, all by their respective Realized Loss Amounts.

     As of each Payment Date, the indenture trustee will, based on information received from the servicer, calculate the Class A Realized Loss Amount, the Class M-1 Realized Loss Amount, the Class M-2 Realized Loss Amount and the Class B Realized Loss Amount.

     On each Payment Date, any Class A Realized Loss Amount will be applied in reduction of the Class A Outstanding Principal Amount; any Class M-1 Realized Loss Amount will be applied in reduction of the Class M-1 Outstanding Principal Amount; any Class M-2 Realized Loss Amount will be applied in reduction of the Class M-2 Outstanding Principal Amount; and any Class B Realized Loss Amount will be applied in reduction of the Class B Outstanding Principal Amount; in each case, until the Outstanding Principal Amount of such class has been reduced to zero.

     Any reimbursement of Realized Loss Amounts with respect to a class of notes will not result in a reduction of the Outstanding Principal Amount of such class of notes.

     In the event an amount is received with respect to a Mortgage Asset after such Mortgage Asset had been liquidated that resulted in a Realized Loss Amount in a prior month, such amount will be included as part of Available Funds for the following Payment Date and distributed in accordance with the Available Funds Allocation.

REDEMPTION OF THE NOTES

     All, but not less than all, of the outstanding notes may be redeemed at the option of the depositor on any Payment Date following the Payment Date on which the Aggregate Outstanding Principal Amount of the notes is reduced to 10% or less of the aggregate Initial Principal Amount of the notes, at a redemption price equal to 100% of the unpaid Principal Amount of the notes plus accrued and unpaid interest. No such option may be exercised unless any due and unpaid Reimbursement Amounts have been paid by the depositor to the issuer. If the depositor fails to exercise this option to repurchase the notes on the first such Payment Date, any amounts that would be paid to the holder of the residual interest pursuant to priority (22) of the Available Funds Allocation will instead be applied in reduction of Outstanding Principal Amount in accordance with the Available Funds Allocation.

WEIGHTED AVERAGE LIFE OF THE NOTES

     The following information is given solely to illustrate the effect of prepayments in respect of the Mortgage Assets on the weighted average life of the notes and is not a prediction of the prepayment rate, the repossession rate or the effects of repossessions that might actually be experienced in respect of the Mortgage Assets.

     The weighted average life of the notes refers to the average amount of time that will elapse from the date of issuance until each dollar of principal of the notes will be repaid to the investor.

The weighted average life of the notes will be influenced by, among other factors, the rate at which collections are made on the Mortgage Assets. Payments on the Mortgage Assets may be in the form of scheduled payments or prepayments (for this purpose, the term "prepayments" includes partial prepayments, prepayments in full, repurchases, liquidations, casualties, condemnations and the receipt of proceeds from insurance policies that are not applied to the restoration of the home). It is expected that, consistent with the Servicer's current servicing procedures, repossessed homes will, in general, be sold in exchange for a new Mortgage Asset together with a small amount of cash. Consequently, liquidations of Mortgage Assets due to repossessions are expected to generate minimal, if any, cash proceeds.

     Because of the initial overcollateralization, the likelihood of prepayments on the Mortgage Assets and the application of the Remaining Available Funds to pay principal of the notes only to the extent required to reach the Target Overcollateralization Level, unless a Trigger Event has occurred and has not been cured, it is expected that the notes could be fully paid significantly earlier than the Maturity Date. On the other hand, there will be no cash flow from Mortgage Assets secured by repossessed properties until a new Mortgage Asset is generated upon the sale, if any, of the related repossessed property; and the cash flow from such new Mortgage Asset would normally be in a lesser amount. There can be no assurance that any of these events will occur or as to the timing of the occurrence of these events.

     The weighted average lives of the notes as computed herein and the other information in the table below assume that: (1) the Mortgage Assets consist of two groups of fully-amortizing fixed-rate Mortgage Assets with the following characteristics:


                                                                ORIGINAL     REMAINING                    ASSUMED
                                ASSET              COUPON         TERM          TERM          AGE         FUNDING
         GROUP                 BALANCE              RATE        (MONTHS)      (MONTHS)      (MONTHS)       DATE
         -----                 -------              ----        --------      --------      --------       ----
Initial/Additional            $2,382,822.98        7.624%          174           168            6           N/A
Initial/Additional             3,145,172.51        8.416           170           147           23           N/A
Initial/Additional            15,809,657.77        8.724           286           280            6           N/A
Initial/Additional             3,544,445.66        8.043           244           220           24           N/A
Initial/Additional            59,503,699.97        8.763           360           357            3           N/A
Initial/Additional            36,804,758.85        8.839           360           355            5           N/A
Initial/Additional            42,668,128.51        8.943           360           353            7           N/A
Initial/Additional            38,228,416.83        8.945           360           351            9           N/A
Initial/Additional            27,599,004.68        9.371           360           349           11           N/A
Initial/Additional            11,044,334.70        9.655           359           346           13           N/A
Initial/Additional            31,147,000.08        9.652           358           339           19           N/A
Subsequent                    20,000,000.00        9.001           350           350            0           8/1/2004
Subsequent                    15,000,000.00        9.001           350           350            0           9/1/2004
Subsequent                    15,000,000.00        9.001           350           350            0          10/1/2004

(2) Issuer Expenses consist of the servicing fee, the indenture trustee fee and the standby servicing fee and will be calculated at 0.63% annually of the Principal Balance of each Mortgage Asset; (3) no Event of Default under the Indenture occurs and no Trigger Event occurs; (4) there are no delinquent monthly payments, no repossessions of houses and no resales thereof for new Mortgage Assets; (5) the depositor does not redeem the notes as provided under "--Redemption of Notes" above (except with respect to the entries identified by the row heading "Weighted

Average Life (to Call)" in the table below); (6) the notes are issued on July 14, 2004; and (7) the maximum amount of additional Mortgage Assets is purchased on the closing date and subsequent Mortgage Assets is purchased during the Pre-Funding Period. The actual characteristics of the Mortgage Assets may differ from the assumed characteristics described above. No representation is made that the Mortgage Assets will not experience delinquencies or losses or that resales of repossessed houses will not occur and new Mortgage Assets will not be generated.

     Prepayments on Mortgage Assets that are not due to repossessions are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, CPR, the constant prepayment rate, represents an assumed annual rate of prepayments relative to the outstanding Principal Balance of the Mortgage Assets at the beginning of the related period. CPR is expressed as an annual rate, which is applied monthly as a percentage of the Mortgage Assets outstanding at the beginning of each month reduced by scheduled payments due on the Mortgage Assets. As used in the table below, "8% CPR" assumes prepayments at an annual rate of 8%; "14% CPR" assumes prepayments at an annual rate of 14%; and so on.

     The table below was prepared on the basis of the assumptions specified above and there will be discrepancies between the characteristics of the actual Mortgage Assets and the characteristics of the Mortgage Assets assumed in preparing the table, and discrepancies between the actual Issuer Expenses and the Issuer Expenses assumed in preparing the table. Any of these discrepancies may have an effect upon the percentages of the remaining Principal Amounts of the notes outstanding and weighted average lives of the notes set forth in the table. In addition, since the actual Mortgage Assets have characteristics which differ from those assumed in preparing the table, the payments of principal on the notes may be made earlier or later than as indicated in the table.

     The table below was also prepared on the basis of the assumptions that there are no delinquencies in respect of the Mortgage Assets. In the actual servicing of the Mortgage Assets, it is expected that there will be delinquencies, losses, resales of repossessed houses and new Mortgage Assets generated that can vary from the assumptions used in the calculation of the table below. In general, repossessed houses will be sold for a new Mortgage Asset with little or no cash downpayment, and there will be some period of time between the repossession of the house and the origination of the new Mortgage Asset, which may have a lower Principal Balance, during which period no collections are received in respect of the repossessed house. These discrepancies may have an effect on the weighted average lives of the notes and the percentages of the remaining principal amount of the notes set forth in the table below.

     It is not likely that the Mortgage Assets will prepay at any constant level of CPR to maturity or that all the Mortgage Assets will prepay at the same rate. Any amounts remaining on deposit in the Pre-Funding Account will be distributed to noteholders on the Payment Date following the end of the Pre-Funding Period. In addition, the diverse remaining terms to maturity of the Mortgage Assets, which include recently originated Mortgage Assets, could produce slower payments of principal than indicated in the table at the various levels of CPR specified even if the weighted average remaining term to scheduled maturity of the initial Mortgage Assets is 343 months.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated repayment rates, repossession rates and principal balances of new Mortgage Assets assumed to be generated in respect of repossessions under a variety of their own assumptions as to the matters set forth above.

     There is no assurance that prepayments of the Mortgage Assets will conform to any level of CPR set forth above in this section or any other level of CPR. The rates of prepayments on the Mortgage Assets are influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall, and particularly if they fall significantly below the Coupon Rates of the Mortgage Assets, the rate of repayment on these Mortgage Assets is likely to increase. Conversely, if interest rates rise, and particularly if they rise significantly above the Coupon Rates of the Mortgage Assets, the rate of repayment would be expected to decrease. Other factors affecting prepayment of Mortgage Assets include changes in the homeowner's housing needs, job transfers, unemployment and the homeowner's net equity in the properties. CPR does not purport to be either an historical description of the voluntary prepayment experience of the Mortgage Assets or a prediction of the anticipated amount of prepayments of the Mortgage Assets.

     Based on the assumptions described above, the following table indicates the resulting weighted average lives of the notes and sets forth the percentage of the Initial Principal Amount of the notes that would be outstanding immediately after giving effect to the payment due on each of the dates shown at the indicated percentages of CPR.

                  PERCENTAGE OF INITIAL PRINCIPAL AMOUNT OF THE
                NOTES OUTSTANDING AT THE RESPECTIVE LEVELS OF CPR




PAYMENT DATE                   0% CPR      4% CPR      6% CPR      8% CPR      10% CPR       12% CPR      14% CPR
------------                   ------      ------      ------      ------      -------       -------      -------
Initial                         100          100         100         100         100          100           100
July 15, 2005                    97           93          91          89          87           85            83
July 15, 2006                    96           88          84          80          76           72            69
July 15, 2007                    95           83          77          72          67           62            57
July 15, 2008                    94           78          71          65          58           52            47
July 15, 2009                    93           74          65          58          51           44            38
July 15, 2010                    91           69          60          51          44           37            31
July 15, 2011                    90           65          55          45          37           30            24
July 15, 2012                    88           61          50          40          32           25            19
July 15, 2013                    86           56          45          35          27           20            14
July 15, 2014                    84           52          40          30          22           16            10
July 15, 2015                    82           48          36          26          18           12             6
July 15, 2016                    80           45          32          22          15            8             2
July 15, 2017                    77           41          28          19          11            4             0
July 15, 2018                    74           37          25          16           8            1             0
July 15, 2019                    71           34          22          13           4            0             0
July 15, 2020                    68           30          18          10           1            0             0
July 15, 2021                    65           27          15           6           0            0             0
July 15, 2022                    61           23          13           3           0            0             0
July 15, 2023                    57           20          10           0           0            0             0
July 15, 2024                    52           17           6           0           0            0             0
July 15, 2025                    47           14           3           0           0            0             0
July 15, 2026                    42           11           0           0           0            0             0
July 15, 2027                    36            7           0           0           0            0             0
July 15, 2028                    30            3           0           0           0            0             0
July 15, 2029                    24            0           0           0           0            0             0
July 15, 2030                    17            0           0           0           0            0             0
July 15, 2031                     9            0           0           0           0            0             0
July 15, 2032                     0            0           0           0           0            0             0
July 15, 2033                     0            0           0           0           0            0             0
July 15, 2034                     0            0           0           0           0            0             0
July 15, 2035                     0            0           0           0           0            0             0
July 15, 2036                     0            0           0           0           0            0             0
July 15, 2037                     0            0           0           0           0            0             0



Weighted Average Life
(To Maturity)(1).....           18.62        11.30        9.01        7.34        6.12         5.21          4.52
Weighted Average Life
(To Call)(1).............       18.57        11.19        8.88        7.20        5.99         5.09          4.41

------------------

(1) The weighted average life of a note is determined by (a) multiplying the amount of each principal payment by the number of years from the date of issuance to the related principal payment date, (b) summing the results and
     (c) dividing the sum by the total principal paid on the note.

Based on the assumptions described above, the expected final Payment Date is July 15, 2032, and the weighted average life (to maturity) of the notes is approximately 18.62 years, in each case assuming a prepayment speed of 0% CPR.

REGISTRATION OF THE NOTES

     The notes will initially be registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations.

     DTC facilitates the clearance and settlement of securities transactions between its participants in these securities through electronic book-entry changes in the accounts of its participants, thereby eliminating the need for physical movement of notes. Participants include securities' brokers-and-dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Note owners who are not participants but desire to purchase, sell or otherwise transfer ownership of the notes may do so only through participants and indirect participants, unless and until Definitive Notes are issued. In addition, note owners will receive all payments of principal of and interest on the notes from the indenture trustee through DTC and participants. Note owners will not receive or be entitled to receive notes representing their respective interests in the notes, except under the limited circumstances described below.

     Unless and until Definitive Notes are issued, it is anticipated that the only noteholder of the notes will be Cede & Co., as nominee of DTC. Note owners will not be noteholders as that term is used in the Indenture. Note owners are only permitted to exercise the rights of noteholders indirectly through participants and DTC.

     While the notes are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal of, and interest on, the notes. Unless and until Definitive Notes are issued, note owners who are not participants may transfer ownership of notes only through participants by instructing these participants to transfer notes, by book-entry transfer, through DTC for the account of the purchasers of these notes, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited.

     The notes will be issued in registered form to note owners, or their nominees, rather than to DTC, only if DTC or the issuer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the notes and the issuer or the indenture trustee is unable to locate a qualified successor. Upon issuance of Definitive Notes to note owners, the notes will be transferable directly and not exclusively on a book-entry basis, and registered holders will deal directly with the indenture trustee with respect to transfers, notices and payments.

     DTC has advised the issuer and the indenture trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a noteholder under the notes only at the direction of one or more participants to whose account the notes are credited. DTC has advised the issuer that DTC will take this action with respect to the notes only at the direction of and on behalf of the related participants, with respect to these notes. DTC may take actions, at the direction of the related participants, with respect to some notes which conflict with the actions taken with respect to other notes.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a note owner to pledge its notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these notes, may be limited due to the lack of a physical certificate for these notes. In addition, under a book-entry format, note owners may experience delays in their receipt of payments, since payments will be made by the indenture trustee, to Cede & Co., as nominee for DTC.

     None of the issuer, the depositor or the indenture trustee will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests. Ultimate payment of amounts paid on the notes may be impaired in the event of the insolvency of DTC or, a participant or an indirect participant in whose name notes are registered, and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if this coverage is otherwise unavailable.


                                  THE INDENTURE

     The following summaries of certain provisions of the Indenture do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture and the discussion contained in the prospectus under the heading "Description of the Agreements-- Material Terms of the Pooling and Servicing Agreements, Indentures and Servicing Agreements."

RIGHTS UPON EVENT OF DEFAULT

     The Indenture provides that the indenture trustee may exercise remedies on behalf of the noteholders only if an Event of Default has occurred and is continuing. The indenture trustee shall proceed, in its own name and as trustee of an express trust, subject to the Indenture, to protect and enforce its rights and the rights of the noteholders by the remedies provided for in the Indenture as the indenture trustee shall deem most effectual to protect and enforce these rights.

     Prior to the Maturity Date, upon the occurrence of an Event of Default, the indenture trustee or the holders of at least 66 2/3% of the aggregate Voting Rights of the then outstanding notes may declare the principal of the notes to be immediately due and payable. Upon such declaration, the indenture trustee may, or at the direction of the holders of at least 66 2/3% of the aggregate Voting Rights of the then outstanding notes shall, pursue one or more remedies subject to, and in accordance with the terms of the Indenture, including without limitation, selling the Mortgage Assets at one or more public or private sales. Notwithstanding the acceleration of the maturity of the notes, the indenture trustee shall refrain from selling the Mortgage Assets and continue to apply all amounts received on the Mortgage Assets to payments due on the notes in accordance with their terms if, among other conditions specified in the Indenture, (i) the indenture trustee determines that anticipated collections on the Mortgage Assets would be sufficient to pay the most senior class of notes outstanding and (ii) the indenture trustee has not been otherwise directed by the holders of all the notes.

     On or after the Maturity Date, if an Event of Default occurs or shall have occurred, the indenture trustee shall declare the principal of the notes to be immediately due and payable. Upon such declaration, the indenture trustee may, or at the direction or with the consent of the holders entitled to at least a majority of the aggregate Voting Rights of all of the classes of notes voting together as a single class shall, pursue one or more remedies subject to, and in accordance with the terms of the Indenture, including without limitation, selling the Mortgage Assets at one or more public or private sales. Notwithstanding the acceleration of the maturity of the notes, the indenture trustee is required to refrain from selling the Mortgage Assets and continue to apply all amounts received on the Mortgage Assets to payments due on the notes in accordance with their terms if, among other conditions specified in the Indenture, (i) the indenture trustee determines that anticipated collections on the Mortgage Assets would be sufficient to pay all the classes of notes outstanding and (ii) the indenture trustee has not been otherwise directed by the holders of all the notes.

     Upon an Event of Default and following acceleration of the notes, moneys collected by the indenture trustee will be applied first to Issuer Expenses and then in the order of the Available Funds Allocation, other than priorities nine, twelve, fifteen and eighteen, which will be paid up to each such class' Outstanding Principal Amount, rather than such class' share of the Optimal Principal Amount, and with the exception of priority twenty-one, which will not be paid under such circumstances.

     Subject to the provisions of the Indenture relating to the duties of the indenture trustee, if an Event of Default shall occur and be continuing, the indenture trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the noteholders, unless the noteholders have offered to the indenture trustee security or indemnity satisfactory to it against loss, liability or expense incurred in compliance with this request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the then outstanding notes (or in the case of any action described above, the holders of notes otherwise required to take such action) shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding note affected thereby. See "Description of the Notes--Registration of the Notes" in this prospectus supplement.

MODIFICATION OF INDENTURE

     With the consent of the holders of not less than 51% of the Voting Rights of each class of notes adversely affected, the indenture trustee and the issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate provisions of, the Indenture or modify (except as provided below) in any manner the rights of the noteholders.

     Without the consent of any noteholders, the indenture trustee and the issuer may execute a supplemental indenture for any of the following purposes, among other things: (a) to correct or amplify the description of any property subject to the lien of the Indenture or to better convey to the indenture trustee any property required to be subject to the lien of the Indenture; (b) to evidence the succession of another person to the issuer; (c) to add to the covenants of the issuer for the benefit of all the noteholders or to surrender any right or power conferred upon the issuer under the Indenture; (d) to cure any ambiguity; and (e) to modify the Indenture as necessary to effect qualification of the Indenture under the Trust Indenture Act of 1939.

     Without the consent of the noteholders of each outstanding note affected thereby, no supplemental indenture shall (a) change the Maturity Date of the principal of, or the Payment Date for any instalment of interest on, any note or reduce the note's principal amount, the note's interest rate or the redemption price with respect to the note, or change the earliest date on which any note may be redeemed or any place of payment where, or the coin or currency in which, any note or any of the notes' interest is payable or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage in principal amount of the then outstanding notes, the consent of the noteholders of which is required for any supplemental indenture, or the consent of the noteholders of which is required for any waiver of compliance with certain provisions of the Indenture, or of certain defaults under the Indenture and their consequences as provided for in the Indenture, (c) modify the provisions of the Indenture relating to the sale of property subject to the lien of the Indenture or specifying the circumstances under which a supplemental indenture may not change the provisions of the Indenture without the consent of the noteholders of each outstanding note affected thereby, (d) modify or alter the provisions of the Indenture regarding the voting of notes held by the issuer or an affiliate of the issuer, (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to the lien under the Indenture or terminate the lien of the Indenture on any property at any time subject to the Indenture or deprive any noteholder of the security afforded by the lien of the Indenture or (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the principal and interest payable on any note.

LIMITATIONS ON SUITS

     No noteholder will have the right to institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless (a) that noteholder previously has given to the indenture trustee written notice of a continuing Event of Default, (b) the noteholders entitled to 51% or more of the Voting Rights (or in the case of a declaration of the notes to be immediately due and payable, sale, foreclosure, or other action with respect to the Mortgage Assets, the required holders of the notes as set forth in the Indenture and described in this prospectus supplement under "--Rights

Upon Event of Default") have made written request of the indenture trustee to institute these proceedings in its own name as indenture trustee and have offered the indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with that request, (c) the indenture trustee has for 60 days after its receipt of the notice failed or refused to institute any of these proceedings and (d) no direction inconsistent with this written request has been given to the indenture trustee during the 60-day period by the noteholders of a majority in principal amount of the then outstanding notes.

REPORTS TO NOTEHOLDERS

     On each Payment Date the indenture trustee is required to deliver to the noteholders a written report setting forth the amount of the monthly payment which represents principal and the amount which represents interest, in each case on a per individual note basis, and the remaining outstanding principal amount of an individual note after giving effect to the payment of principal made on the Payment Date.

THE INDENTURE TRUSTEE

     The indenture trustee will be The Bank of New York. The Bank of New York is a New York banking corporation. The Bank of New York's corporate trust office is located at 101 Barclay Street - 8W, New York, New York 10286. The indenture trustee may make available each month, to any interested party, the monthly statement to noteholders via the indenture trustee's website located at "www.mbsreporting.com."


                             THE SERVICING AGREEMENT


GENERAL

     Generally, all payments received on the Mortgage Assets will be deposited within two business days of receipt in a holding account established with Wachovia Bank, National Association in the name of the Issuer. The servicer will transfer the payments attributable to the Mortgage Assets, net of the applicable servicing fee and other permitted deductions, including Issuer Expenses, into the Collection Account on a weekly basis.

SERVICING FEE

     The servicing fee, which is equal to one-twelfth of the product of 0.60% (60 basis points) and the aggregate Principal Balance of the Mortgage Assets being serviced as of the last day of the preceding month, will be calculated and paid monthly. The servicing fee will be paid to the servicer out of the holding account upon submission of a withdrawal request in accordance with the servicing agreement. In addition to the servicing fee, the servicer will receive all transfer fees, late payment charges, interest on taxes and insurance paid on behalf of the Mortgage Assets and similar charges, to the extent these fees and expenses are collected from the obligors.

     Out of its servicing fee, the servicer is obligated to pay normal expenses and disbursements incurred in connection with servicing the Mortgage Assets, including the fees and disbursements of its independent accountants and expenses incurred in connection with reports to the indenture trustee. Fees and expenses incurred in connection with realization upon defaulted Mortgage Assets are reimbursable from the holding account.

ANNUAL ACCOUNTANTS' REPORT

     The servicer is required to cause a firm of independent certified public accountants to furnish to the issuer and the indenture trustee, on or before 75 days after the end of each of its fiscal years beginning with the fiscal year ending December 31, 2004, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Assets during the preceding fiscal year in accordance with the Uniform Single Audit Program for Mortgage Bankers, and has found no material exceptions relating to the Mortgage Assets or has set forth such exceptions.

EVENTS OF DEFAULT

     Events of default under the servicing agreement will include: (a) any failure by the servicer to remit to the indenture trustee or the holding account any required payment within five business days after it is required to be remitted; (b) any failure by the servicer duly to observe or perform any other of its covenants or agreements in the servicing agreement which continues unremedied for 30 days after the giving of written notice of that failure by the indenture trustee or the noteholders representing a majority in principal amount of the then outstanding notes; (c) certain events of bankruptcy, insolvency, receivership or reorganization of the servicer or any affiliate; (d) any representation, warranty or statement of the servicer made in the servicing agreement or any other certificate delivered in connection with the issuance of the notes being materially incorrect as of the time that representation, warranty or statement was made, which defect has not been cured within 30 days after the servicer received notice of the defect; and (e) any failure of the servicer to deliver to the indenture trustee a weekly report covering transfers from the holding account to the Collection Account in the absence of force majeure.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under the servicing agreement remains unremedied, the issuer or the indenture trustee (in each case subject to the provisions of the Indenture) or, with the consent of the indenture trustee, noteholders entitled to more than 51% of the Voting Rights of each class of notes may terminate all of the rights and obligations of the Servicer under the servicing agreement. Upon that termination, the indenture trustee will be obligated either to appoint a successor servicer (and may appoint GMAC Mortgage Corporation, the standby servicer) or petition, in a court of competent jurisdiction, for the appointment of a servicer to act as successor to the Servicer under the servicing agreement. Pending the appointment of a successor servicer, GMAC Mortgage Corporation will be obligated to act as the successor servicer and will receive the servicing fee. Until such time, GMAC Mortgage Corporation will receive a standby servicing fee, payable from Issuer Expenses, pursuant to a standby servicing agreement among the issuer, the depositor, the indenture trustee and GMAC Mortgage Corporation. The indenture trustee and the successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the servicing agreement. No resignation by the successor servicer shall be effective until the new servicer enters into a servicing agreement with the issuer and the indenture trustee.

TERMINATION AND REPLACEMENT OF THE SERVICER

     If a Trigger Event occurs, or if certain performance tests are not met, the indenture trustee may, but is not obligated to, and upon the direction of the holders of notes entitled to more than 51% of the aggregate Voting Rights of all classes voting together as a single class shall: (1) terminate the rights of the servicer under the servicing agreement and appoint a new servicer thereunder (and may appoint GMAC Mortgage Corporation, the standby servicer); (2) direct the obligors on the Mortgage Assets to make payments directly to the successor servicer; and/or (3) avail itself of any other remedies under the servicing agreement or the Indenture. In addition, the occurrence of a Trigger Event would affect the application of Remaining Available Funds to the payment of principal of the notes under the Indenture.

     A "Trigger Event" under the Indenture includes the occurrence of any of the following events:

          (1) the issuer fails to make a payment due under the Indenture and that failure continues for two business days;

          (2) the servicer fails to make a required payment or deposit due under the servicing agreement and that failure continues for five business days;

          (3) an event of default under the servicing agreement occurs by reason of (a) certain events of insolvency in respect of the servicer; or (b) any representation or warranty made by the servicer pursuant to the servicing agreement proves to be materially incorrect;

          (4) a breach of any covenant of the servicer in the servicing agreement which may have a materially adverse effect on the servicer or its performance under the servicing agreement that is not cured within 60 days after the servicer becomes aware of it or after notice thereof from any person;

          (5) any representation or warranty by the depositor in the purchase and sale agreement, or any representation or warranty by the issuer in the Indenture, is incorrect and that breach may have a materially adverse effect on the issuer or the noteholders and is not cured, or the related Mortgage Asset is not substituted for or repurchased by the depositor and in either case released from the lien of the Indenture, within 90 days after notice of the above from the indenture trustee;

          (6) certain events of insolvency in respect of the issuer;

          (7) the purchase and sale agreement, the servicing agreement or the Indenture ceases to be in full force and effect;

          (8) the lien of the Indenture ceases to be effective or ceases to be of a first priority;

          (9) if, as of any Payment Date commencing with the third Payment Date, the percentage equal to the average of the 60+ day delinquent Mortgage Assets for each of the three immediately preceding Collection Periods with respect to the Mortgage Assets exceeds 8.00%; or

          (10) if, with respect to any Payment Date, the percentage equal to Cumulative Realized Losses divided by the sum of (i) the aggregate Principal Balance of the initial Mortgage Assets as of the Cut-off Date,
     (ii) the aggregate Principal Balance of any additional Mortgage Assets purchased by the issuer from the depositor on the closing date and (iii) the amount of any funds on deposit in the Pre-Funding Account on the closing date exceeds the applicable percentages set forth below with respect to such Payment Date:

Payment Date Occurring In                                        Percentage
-------------------------                                        ----------

August 2004 through July 2010                                       4.75%

August 2010 through July 2011                                       5.50%

August 2011 through July 2012                                       6.50%

August 2012 through July 2013                                       7.00%

August 2013 and thereafter                                          8.00%

AMENDMENTS

     The servicing agreement may be amended without the consent of the indenture trustee or any noteholder if that amendment does not adversely affect in any material respect the interests of any noteholder or the indenture trustee. However, amendments affecting amounts to be deposited in the holding account or the Collection Account, altering the priorities with which any allocation of funds shall be made under the servicing agreement, creating liens on the Collateral securing the payment of principal and interest on the notes or modifying certain specified provisions of the servicing agreement may be approved only with the consent of the indenture trustee and the holders of the notes entitled to more than 51% of the Voting Rights of each class of affected notes.


                                LEGAL INVESTMENT

     The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the notes, is subject to significant interpretive uncertainties.

     No representation is made as to the proper characterization of any notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the notes constitute legal investments for them or are subject to investment, capital or other restrictions.

                              ERISA CONSIDERATIONS

     The issuer, the owner trustee, the depositor, the servicer, the indenture trustee and Walter Industries, Inc., an affiliate of the depositor, may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code, with respect to retirement plans or other employee benefit plans or arrangements which are subject to ERISA, Section 4975 of the Internal Revenue Code or applicable provisions of materially similar federal, state or local law ("Similar Law") (collectively, "Plans"). While the depositor has no present intention to transfer the beneficial interest in the issuer to any person other than an affiliate, including a trust beneficially owned by the depositor or an affiliate, any transferee of the beneficial interest, including a transferee that is not an affiliate of the depositor, may be considered a "party in interest" or "disqualified person" with respect to Plans. With respect to a Plan, prohibited transactions within the meaning of ERISA, the Internal Revenue Code or Similar Law may arise if the notes are acquired by a Plan with respect to which any of the parties identified above, including the holders of the beneficial interest in the issuer, is a service provider or other category of "party in interest" or "disqualified person," unless the acquisition of the notes is exempt from the ERISA prohibited transaction rules (or analogous provisions of Similar Law) because the notes are acquired pursuant to an exemption for transactions effected on behalf of the Plan by a "qualified professional asset manager" or pursuant to any other suitable exemption.

     A possible violation of the prohibited transaction rules also could occur if a Plan purchased notes pursuant to this offering and if the issuer, the owner trustee, the indenture trustee, the depositor, the servicer, any underwriter, or any of their employees, affiliates or financial consultants (1) manage any part of the Plan's investment portfolio on a discretionary basis, or (2) regularly provide advice pursuant to an agreement or understanding, written or unwritten, with the individual, employer or trustee with discretion over the assets of the Plan that this advice concerning investment matters will be used as a primary basis for the Plan's investment decisions. Accordingly, the issuer, the owner trustee, the indenture trustee, the depositor, the servicer, any underwriter and their respective affiliates will not, and no Plan should, allow the purchase of notes with assets of any Plan if the issuer, the owner trustee, the indenture trustee, the depositor, the servicer, any underwriter or any of their respective employees, affiliates or financial consultants provide with respect to the assets to be used to acquire these notes the management services or advice described in the previous sentence.

     On November 13, 1986, the Department of Labor issued a final regulation concerning the definition of what constitutes the assets of an ERISA-covered Plan, the Plan Asset Regulation, Section 2510.3-101, 51 Fed. Reg. 41262. Under the Plan Asset Regulation, if a Plan invests in an "equity interest" of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the Plan's assets are deemed to include both the equity interest itself and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an "operating company" or that equity participation by "benefit plan investors" is not "significant."

     Although there is no guidance under ERISA on how this definition applies generally, and in particular, to a security issued by a special purpose self-liquidating pool of assets, Cadwalader, Wickersham & Taft LLP believes that, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulation. This belief is based in part upon the traditional debt features of the notes, including the reasonable expectation of note purchasers that the purchasers will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

     If the underlying assets of the trust, as opposed to the notes alone, were to be deemed to be "plan assets" under ERISA, (a) the prudence and other fiduciary responsibility standards of Part 4 of Subtitle B of Title I of ERISA, applicable to investments made by Plans and their fiduciaries, would extend to investments made by the trust; and (b) certain transactions in which the trust might seek to engage could constitute "prohibited transactions" under ERISA, the Internal Revenue Code or Similar Law.

     Each purchaser of a beneficial interest in a note will be deemed to represent either that (i) it is not, and is not purchasing its interest in a note on behalf of, or with the assets of a Plan, or (ii) its purchase of its interest in a note will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code or a similar violation of Similar Law.

     Any Plan fiduciary considering whether to purchase any notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Internal Revenue Code or Similar Law to such investment. See "ERISA Considerations" in the prospectus.


                         FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the issuer, as to the material federal income tax consequences of the purchase, ownership and disposition of the notes, in reliance on laws, regulations, rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in the notes applicable to all categories of investors, some of which may be subject to special rules. Prospective investors should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes. Unless stated otherwise, for purposes of the following summary, references to "noteholder" and "holder" mean the beneficial owner of a note.

     This summary must be read in conjunction with the disclosure in the prospectus under the heading "Federal Income Tax Consequences," which disclosure is incorporated in this prospectus supplement by reference.

GENERAL

     Upon issuance of the notes, Cadwalader, Wickersham & Taft LLP, counsel to the issuer, will advise the issuer that, assuming compliance with the trust agreement, the servicing agreement and the Indenture by the parties thereto, the notes will be treated for federal income tax purposes as indebtedness and neither as an ownership interest in the Mortgage Assets nor as an equity interest in the issuer or a separate association taxable as a corporation. Cadwalader, Wickersham & Taft LLP has further advised the issuer that in its opinion, under current law, the trust will not be treated as an association, publicly traded partnership or a taxable mortgage pool taxable as a corporation (as defined in Internal Revenue Code Section 7701(i)).

     Based on the foregoing, for federal income tax purposes, (1) notes held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v); (2) interest on notes held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Internal Revenue Code Section 856(c)(3)(B); (3) notes held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Internal Revenue Code
Section 856(c)(4)(A); and (4) notes held by a regulated investment company will not constitute "Government securities" within the meaning of Internal Revenue Code Section 851(b)(3)(A)(i).

TAX TREATMENT OF THE NOTES

     It is anticipated that the Class A, Class M-1 and Class M-2 Notes will be issued at a premium, and that the Class B Notes will be issued with de minimis original issue discount for federal income tax purposes. See "Federal Income Tax Consequences--Partnership Trust Funds and Debt Securities--Taxation of Debt Securityholders--Treatment of the Debt Securities as Indebtedness" in the prospectus.


                               THE TRUST AGREEMENT

     The trust agreement will provide that the owner trustee is entitled to an annual fee equal to $5,000, payable by the holder of the beneficial ownership interest of the trust. For a further discussion of the provisions of the trust agreement see the discussion contained in the prospectus under the heading "Description of the Agreements--Material Terms of the Trust Agreements."


                               THE SALE AGREEMENTS

     Pursuant to the mortgage asset sale agreement, dated the closing date, among the depositor, Mid-State Homes, Inc. and Mid-State Trust IX, Mid-State Trust IX will sell and assign to the depositor all of its right, title and interest in the Mortgage Assets and Mid-State Homes, Inc. will make certain representations and warranties therein with respect to the Mortgage Assets as more fully described under "Description of the Agreements" in the prospectus. Pursuant to the purchase and sale agreement, dated the closing date, between the depositor and the issuer, the depositor will sell and assign to the issuer all of its right, title and interest in the Mortgage Assets and make corresponding representations and warranties to those it received in the purchase and sale agreement with respect to the Mortgage Assets.


                              PLAN OF DISTRIBUTION

     The depositor, as sole beneficial owner of the issuer, has entered into an underwriting agreement with Banc of America Securities LLC, as representative of the several underwriters named in the underwriting agreement. Subject to the terms and conditions of the underwriting agreement, the depositor has agreed to cause the issuer to sell to the underwriters, and the underwriters have agreed to purchase, the respective principal amounts of the notes set forth opposite their names below.


                                           PRINCIPAL           PRINCIPAL           PRINCIPAL          PRINCIPAL
                                           AMOUNT OF           AMOUNT OF           AMOUNT OF          AMOUNT OF
               UNDERWRITERS              CLASS A NOTES      CLASS M-1 NOTES     CLASS M-2 NOTES     CLASS B NOTES
               ------------              -------------      ---------------     ---------------     -------------
Banc of America Securities LLC           $ 90,125,500.00     $24,141,000.00      $17,301,000.00     $15,691,500.00
Calyon Securities (USA) Inc.               36,050,200.00       9,656,400.00        6,920,400.00       6,276,600.00
SunTrust Capital Markets, Inc.             54,075,300.00      14,484,600.00       10,380,600.00       9,414,900.00
                                         ---------------     --------------      --------------     --------------
Total                                    $180,251,000.00     $48,282,000.00      $34,602,000.00     $31,383,000.00
                                         ===============     ==============      ==============     ==============

     Under the terms of the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the notes, if any of the notes are purchased.

     The underwriters have advised the depositor and the issuer that they propose to offer the notes to the public at the prices set forth on the cover page of this prospectus supplement, and to certain dealers at these prices less a concession not in excess of 0.11700%, 0.19500%, 0.39000% and 0.56880%, respectively, for the Class A, Class M-1, Class M-2 and Class B Notes. After the initial public offering, the public offering prices and the concessions may be changed.

     Until the distribution of the notes is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to the rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     None of the issuer, the depositor or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, none of the issuer, the depositor or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Immediately prior to the sale of the initial Mortgage Assets to the issuer, all of the initial Mortgage Assets were subject to financing administered by an affiliate of one of the underwriters. A portion of the proceeds received from the sale of the notes will be applied to repay this financing.

     The depositor has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make respecting these liabilities. The issuer has been informed that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

     In the ordinary course of their business, certain of the underwriters or their affiliates have in the past provided, and may in the future provide, commercial and investment banking services to the servicer and its affiliates.


                                  LEGAL MATTERS

     Certain legal matters will be passed upon for the owner trustee in its individual capacity by Richards, Layton & Finger, P.A.; for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York and by Carlton Fields, P.A., Tampa, Florida, as to matters of Florida law; for the indenture trustee by Seward & Kissel LLP; for the issuer by Cadwalader, Wickersham & Taft LLP, New York, New York; by Richards, Layton & Finger, P.A. as to matters of Delaware law; and for the underwriters by Hunton & Williams LLP.


                                  NOTE RATINGS

     It is a condition of issuance that the Class A Notes be rated "AAA" by S&P and "Aaa" by Moody's; the Class M-1 Notes be rated "AA" by S&P and "Aa2" by Moody's; the Class M-2 Notes be rated "A-" by S&P and "A2" by Moody's; and the Class B Notes be rated "BBB" by S&P and "Baa2" by Moody's. These ratings will reflect only the views of S&P and Moody's. The ratings of the notes address the likelihood of timely payment of interest and the ultimate payment of principal on the notes. When rating securities, S&P and Moody's consider the transaction in its entirety and rely on factors in addition to the amount and performance of the Collateral securing the debt and any external credit enhancement. The ratings on the notes do not, however, constitute statements regarding the frequency of prepayments on the Mortgage Assets or the possibility that noteholders may realize a lower than anticipated yield. An explanation of the significance of these ratings may be obtained from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, telephone (212) 438-2000 and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, telephone (212) 553-0300. There is no assurance that these ratings will continue for any period of time or that they will not be revised or withdrawn entirely by either of these rating agencies if, in its judgment, circumstances so warrant. A revision, withdrawal or qualification of either of these ratings may have an adverse effect on the market price of the notes. A security rating is not a recommendation to buy, sell or hold securities.

                                GLOSSARY OF TERMS

"Accounts" means the building and instalment sale contracts, promissory notes, related mortgages and other security agreements owned by the issuer and pledged to secure payment on the notes.

"Aggregate Outstanding Principal Amount" means as of any Payment Date, the sum of the Outstanding Principal Amounts as of such Payment Date.

"Available Funds" means with respect to any Payment Date, funds that will generally be equal to the sum of (1) collections on the related Mortgage Assets during the Collection Period immediately preceding such Payment Date that are on deposit in the Collection Account as of the close of business on the last business day of such Collection Period, (2) any net investment income earned on funds described in clause (1) above, from the date two business days prior to the preceding Payment Date (in the case of the first Payment Date, from the closing date) to the date two business days prior to such Payment Date, (3) any deposits made by the indenture trustee into the Collection Account on such Payment Date from the Capitalized Interest Account to cover any Capitalized Interest Shortfalls, (4) any interest or other investment earnings on amounts on deposit in the Interest Reserve Account and any Pre-Funding Earnings, (5) with respect to the first Payment Date following the end of the Pre-Funding Period, any amounts deposited into the Collection Account from the Pre-Funding Account (exclusive of any Pre-Funding Earnings), (6) the proceeds of any insurance policy relating to the Mortgage Assets and (7) any Reimbursement Amount deposited to the Collection Account during the Collection Period immediately preceding such Payment Date. Available Funds will be net of Issuer Expenses paid.

"Available Funds Allocation" has the meaning assigned to it on page S-28.

"Capitalized Interest Account" means the account established with, and in the name of, the indenture trustee and assigned by the issuer to the indenture trustee as security for the notes.

"Capitalized Interest Shortfall" means, with respect to any Payment Date through and including the Payment Date immediately following the end of the Pre-Funding Period, (A) the product of (a) a fraction, (x) the numerator of which is the balance of the Pre-Funding Account as of such Payment Date and (y) the denominator of which is the sum of (i) the aggregate Principal Balance of the initial Mortgage Assets as of the Cut-off Date, (ii) the aggregate Principal Balance of any additional Mortgage Assets purchased by the issuer from the depositor on the closing date with approximately $13,000,000 of the proceeds from the sale of the notes and (iii) the amount of any funds on deposit in the Pre-Funding Account on the closing date and (b) the aggregate Interest Accrual Amount for the notes for the related Interest Accrual Period plus Issuer Expenses, minus (B) any Pre-Funding Earnings for such Collection Period.

"Class A Initial Principal Amount" is equal to $180,251,000.

"Class A Optimal Principal Amount" means on any Payment Date the greater of (A) an amount which, when paid to the holders of the Class A Notes, will result in the Current Class Percentage for the Class A Notes equaling the Original Class Percentage for the Class A Notes; and (B) the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class A Outstanding Principal Amount for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Amount for such Payment Date; such product not to exceed the Class A Outstanding Principal Amount.

"Class A Outstanding Principal Amount" means as of any Payment Date, the Class A Initial Principal Amount reduced by (i) all payments, if any, on the Class A Notes in reduction of their principal amount made on all prior Payment Dates and
(ii) all Class A Realized Loss Amounts allocated thereto with respect to prior Payment Dates.

"Class A Realized Loss Amount" means, with respect to any Payment Date, an amount equal to the excess of (i) the Class A Outstanding Principal Amount as of such Payment Date (after application of the Class A Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the sum of the aggregate Principal Balance of the Mortgage Assets and the amount of any funds in the Pre-Funding Account immediately following the Collection Period related to such Payment Date, not to exceed the Class A Outstanding Principal Amount.

"Class B Initial Principal Amount" is equal to $31,383,000.

"Class B Optimal Principal Amount" means on any Payment Date the greater of (A) an amount which, when paid to the holders of the Class B Notes, will result in the Current Class Percentage for the Class B Notes equaling the Original Class Percentage for the Class B Notes; and (B) the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class B Outstanding Principal Amount for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Amount for such Payment Date; such product not to exceed the Class B Outstanding Principal Amount.

"Class B Outstanding Principal Amount" for any Payment Date will equal the Class B Initial Principal Amount reduced by (i) all payments, if any, on the Class B Notes in reduction of their principal amount made on all prior Payment Dates and
(ii) all Class B Realized Loss Amounts with respect to prior Payment Dates.

"Class B Realized Loss Amount" for any Payment Date will be equal to the excess of (i) the sum of (a) the Class A Outstanding Principal Amount as of such Payment Date (after application of the Class A Optimal Principal Amount, but prior to the application of losses on such Payment Date), (b) the Class M-1 Outstanding Principal Amount as of such Payment Date (after application of the Class M-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date), (c) the Class M-2 Outstanding Principal Amount as of such Payment Date (after application of the Class M-2 Optimal Principal Amount, but prior to the application of losses on such Payment Date) and (d) the Class B Outstanding Principal Amount as of such Payment Date (after application of the Class B Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the sum of the aggregate Principal Balance of the Mortgage Assets and the amount of any funds in the Pre-Funding Account immediately following the Collection Period related to such Payment Date, not to exceed the Class B Outstanding Principal Amount.

"Class Interest Shortfall" has the meaning assigned to it on page S-27.

"Class M-1 Initial Principal Amount" is equal to $48,282,000.

"Class M-1 Optimal Principal Amount" means on any Payment Date the greater of
(A) an amount which, when paid to the holders of the Class M-1 Notes, will result in the Current Class Percentage for the Class M-1 Notes equaling the Original Class Percentage for the Class M-1 Notes; and (B) the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class M-1 Outstanding Principal Amount for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Amount for such Payment Date; such product not to exceed the Class M-1 Outstanding Principal Amount.

"Class M-1 Outstanding Principal Amount" for any Payment Date will equal the Class M-1 Initial Principal Amount reduced by (i) all payments, if any, on the Class M-1 Notes in reduction of their principal amount made on all prior Payment Dates and (ii) all Class M-1 Realized Loss Amounts with respect to prior Payment Dates.

"Class M-1 Realized Loss Amount" for any Payment Date will be equal to the excess of (i) the sum of (a) the Class A Outstanding Principal Amount as of such Payment Date (after application of the Class A Optimal Principal Amount, but prior to the application of losses on such Payment Date) and (b) the Class M-1 Outstanding Principal Amount as of such Payment Date (after application of the Class M-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the sum of the aggregate Principal Balance of the Mortgage Assets and the amount of any funds in the Pre-Funding Account immediately following the Collection Period related to such Payment Date, not to exceed the Class M-1 Outstanding Principal Amount.

"Class M-2 Initial Principal Amount" is equal to $34,602,000.

"Class M-2 Optimal Principal Amount" means on any Payment Date the greater of
(A) an amount which, when paid to the holders of the Class M-2 Notes, will result in the Current Class Percentage for the Class M-2 Notes equaling the Original Class Percentage for the Class M-2 Notes; and (B) the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class M-2 Outstanding Principal Amount for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Amount for such Payment Date; such product not to exceed the Class M-2 Outstanding Principal Amount.

"Class M-2 Outstanding Principal Amount" for any Payment Date will equal the Class M-2 Initial Principal Amount reduced by (i) all payments, if any, on the Class M-2 Notes in reduction of their principal amount made on all prior Payment Dates and (ii) all Class M-2 Realized Loss Amounts with respect to prior Payment Dates.

"Class M-2 Realized Loss Amount" for any Payment Date will be equal to the excess of (i) the sum of (a) the Class A Outstanding Principal Amount as of such Payment Date (after application of the Class A Optimal Principal Amount, but prior to the application of losses on such Payment Date), (b) the Class M-1 Outstanding Principal Amount as of such Payment Date (after application of the Class M-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date) and (c) the Class M-2 Outstanding Principal Amount as of such Payment

Date (after application of the Class M-2 Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the sum of the aggregate Principal Balance of the Mortgage Assets and the amount of any funds in the Pre-Funding Account immediately following the Collection Period related to such Payment Date, not to exceed the Class M-2 Outstanding Principal Amount.

"Collateral" has the meaning assigned to it on page S-19.

"Collection Account" means the account established with, and in the name of, the indenture trustee and assigned by the issuer to the indenture trustee as security for the notes.

"Collection Period" means, with respect to any Payment Date, the one-month period ending on the close of business on the last day of the month preceding the month in which such Payment Date occurs.

"Commission" means the Securities and Exchange Commission.

"Coupon Rate" means the per annum rate at which a Mortgage Asset accrues finance charges.

"CPR" or the "Constant Prepayment Rate" represents an assumed annual rate of prepayments relative to the outstanding Principal Balance of the Mortgage Assets at the beginning of the related period. CPR is expressed as an annual rate, which is applied monthly as a percentage of the Mortgage Assets outstanding at the beginning of each month reduced by scheduled payments due on the Mortgage Assets.

"Cumulative Realized Losses" means, with respect to any Payment Date, the cumulative excess as of the end of the related Collection Period of (A) the Principal Balance of all Mortgage Assets that have been charged off, written off or otherwise reduced, in whole or in part (other than any REO Property that has not yet been liquidated), less (B) the net Liquidation Proceeds, if any, of such Mortgage Assets, any new Mortgage Asset that is part of such net Liquidation Proceeds being valued for this purpose at its Principal Balance, and the remaining Principal Balance of any Mortgage Asset that has been charged-off, written off or reduced for any reason, in part but not in whole.

"Current Class Percentage" means, with respect to any class of notes and any Payment Date (following the application of Available Funds in accordance with the Available Funds Allocation and the allocation of any Realized Loss Amounts with respect to such Payment Date), the percentage produced by dividing such class' Outstanding Principal Amount by the Aggregate Outstanding Principal Amount.

"Cut-off Date" means the close of business on June 30, 2004 for the initial Mortgage Assets and any additional Mortgage Assets purchased on the closing date. For each subsequent Mortgage Asset acquired during the Pre-Funding Period by the trust with funds from the Pre-Funding Account, the Cut-off Date will be the last day of the month prior to the month in which such Mortgage Asset was acquired.

"Definitive Notes" means notes issued in registered form to owners, or their nominees, rather than to The Depository Trust Company.

"DTC" has the meaning assigned to it on page S-35.

"Event of Default" means, under the Indenture, the occurrence of one or more of the following events: (1) a default in the payment of any interest due on any note (other than any interest accrued on a Realized Loss Amount) and the expiration of a thirty day grace period; (2) a default in the payment of any amount due under the notes by the Maturity Date; (3) a failure to apply funds in the Collection Account in accordance with the Indenture which continues for a period of two days; (4) a default in the observance of certain negative covenants in the Indenture; (5) a default in the observance of any other covenant in the Indenture and the continuation of that default for a period of five business days after notice to the issuer by the indenture trustee, or to the issuer and the indenture trustee by the holders of notes entitled to more than 51% of the aggregate Voting Rights of all classes voting together as a single class, specifying in writing the Event of Default and stating that this notice is a "Notice of Default"; or (6) certain events of bankruptcy or insolvency with respect to the issuer.

"Indenture" means the indenture, dated July 14, 2004, between the issuer and the indenture trustee, pursuant to which the Notes are issued.

"Initial Principal Amount" means any of the Class A Initial Principal Amount, the Class M-1 Initial Principal Amount, the Class M-2 Initial Principal Amount or the Class B Initial Principal Amount.

"Initial Reserve Account Deposit" has the meaning assigned to it on page S-26.

"Interest Accrual Amount" means, for any class on any Payment Date, interest accrued on the Outstanding Principal Amount of such class (after giving effect to payments and allocations of losses on the preceding Payment Date, if any) during the Interest Accrual Period, at the Note Rate for such class; provided, however, that such amount shall not include interest due and payable with respect to unreimbursed Realized Loss Amounts. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

"Interest Accrual Period" means, for any Payment Date, the period from and including the first day of the calendar month preceding the calendar month of such Payment Date to but not including the first day of the calendar month of such Payment Date.

"Interest Reserve Account" means the account established with, and in the name of, the indenture trustee and assigned by the issuer to the indenture trustee as security for the notes.

"Interest Reserve Account Withdrawal Amount" means the amount, if any, with respect to any Payment Date, which remains unpaid after the application of Available Funds pursuant to priorities one through eight, ten, thirteen, sixteen and nineteen of the Available Funds Allocation, such amount not to exceed the amount on deposit in the Interest Reserve Account on such Payment Date.

"Issuer Expenses" means all of the issuer's expenses (other than amounts due on the notes), including, without limitation, the fees and expenses of the owner trustee, the indenture trustee, the fees of the servicer and the fees of the standby servicer.

"Jim Walter Homes" means Jim Walter Homes, Inc.

"Maturity Date" means the Payment Date occurring in August 2037.

"Mid-State" means Mid-State Homes, Inc.

"Moody's" means Moody's Investors Service, Inc., or its successor in interest.

"Mortgage Assets" means the Accounts and the Mortgage Loans.

"Mortgage Loans" means the closed-end, fixed-rate and adjustable-rate mortgage loans secured by mortgages, deeds of trust or other similar security instruments which create a first lien on single family residential properties consisting of single family dwelling units originated or purchased by Walter Mortgage Company which are owned by the issuer and pledged to secure payment on the notes.

"Note Rate" has the meaning assigned to it on page S-27.

"Optimal Principal Amount" means either (A) on any Payment Date on which there exists an uncured Trigger Event, the Remaining Available Funds; or (B) on any Payment Date on which there does not exist an uncured Trigger Event, the amount which, when paid as principal on the notes, will result in an Overcollateralization Amount equal to the Target Overcollateralization Level; provided that in no event will the Optimal Principal Amount for any Payment Date exceed the Remaining Available Funds for such Payment Date or the Aggregate Outstanding Principal Amount of the notes on such Payment Date.

"Original Class Percentage" means, with respect to any class of notes, the percentage produced by dividing such class' Initial Principal Amount on the date of original issuance by the aggregate Initial Principal Amount of all classes of notes.

"Outstanding Principal Amount" means any of the Class A Outstanding Principal Amount, the Class M-1 Outstanding Principal Amount, the Class M-2 Outstanding Principal Amount or the Class B Outstanding Principal Amount.

"Overcollateralization Amount" means, as of any Payment Date, an amount equal to
(a) the sum of (i) the aggregate Principal Balance of the Mortgage Assets on the last day of the related Collection Period and (ii) the amount, if any, on deposit in the Pre-Funding Account on the last day of the related Collection Period less (b) the Aggregate Outstanding Principal Amount of the notes after giving effect to the payments to be made on such Payment Date and the allocation of any Realized Loss Amounts.

"Payment Date" means the date on which monthly payments on the notes will be made which will be on the 15th day of each month, or if that date is not a business day, the next business day thereafter.

"Plans" means employee benefit plans or retirement arrangements that are subject to ERISA or Section 4975 of the Internal Revenue Code.

"Pre-Funding Account" means the account established with, and in the name of, the indenture trustee and assigned by the issuer to the indenture trustee as security for the notes.

"Pre-Funding Earnings" means, with respect to each Payment Date, the actual investment earnings earned on amounts on deposit in the Pre-Funding Account during the period from the preceding Payment Date (or the closing date, in the case of the first Payment Date) to the current Payment Date.

"Pre-Funding Period" means the period during which the issuer will purchase subsequent Mortgage Assets, which will begin on the day following the closing date and terminate upon the earlier of (i) the date on which the remaining pre-funding amount is less than $100,000 or (ii) the close of business on October 14, 2004.

"Principal Balance" means, with respect to a Mortgage Asset, as of any date, the amount financed at its origination, less the sum of scheduled and unscheduled principal payments made on such Mortgage Asset.

"Realized Loss Amounts" means any of the Class A Realized Loss Amount, the Class M-1 Realized Loss Amount, the Class M-2 Realized Loss Amount or the Class B Realized Loss Amount.

"Reimbursement Amount" means any amount paid by the depositor to the issuer if the issuer incurs any costs or damages as a result of a breach of certain representations made by the depositor in the purchase and sale agreement relating to predatory and abusive lending and disclosure laws applicable to the Mortgage Assets.

"Remaining Available Funds" means, with respect to any Payment Date, the Available Funds for that Payment Date reduced by the amount of interest due on the notes on that Payment Date (excluding interest on any Realized Loss Amounts).

"Rules" means the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations.

"S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

"Similar Law" means any federal, state or local law that is similar to Title I of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code.

"Statistical Calculation Date" means May 31, 2004.

"Target Overcollateralization Level" means, as of any Payment Date, 10.00% of the sum of (a) aggregate Principal Balance of the initial Mortgage Assets as of the Cut-off Date, (b) the aggregate Principal Balance of any additional Mortgage Assets purchased on the closing date and (c) the amount on deposit in the Pre-Funding Account as of the closing date.

"Trigger Event" has the meaning assigned to it on page S-41.

"Voting Rights" means, with respect to a class of notes, a fraction, expressed as a percentage, the numerator of which is equal to the Outstanding Principal Amount of such class of notes and the denominator of which is equal to the Aggregate Outstanding Principal Amount of all classes of notes. Each holder of a note will have Voting Rights equal to the product of the Voting Rights to which the related class is entitled and the percentage interest in such class represented by such holder's notes based on Outstanding Principal Amount.

                      [This page intentionally left blank]

PROSPECTUS

                          MID-STATE CAPITAL CORPORATION
                                    Depositor
                            ASSET BACKED CERTIFICATES
                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)


--------------------------------------------------------------------------------
  You should carefully consider the risk factors beginning on page 10 of this prospectus as well as those set forth in the related prospectus supplement.

  The securities of any series will not be insured or guaranteed by any governmental agency or instrumentality other than as expressly described in the prospectus supplement for that series.

  The securities of each series will represent interests in, or will represent debt obligations of, the related trust only and will not represent interests in or obligations of any other entity.

  This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------

EACH TRUST--

     o will issue a series of asset-backed certificates or asset-backed notes that will consist of one or more classes; and

     o    may own--

          o a pool of mortgage assets, including mortgage loans, building and instalment sale contracts, promissory notes and related mortgages and other security agreements; and

          o other assets described in this prospectus and the accompanying prospectus supplement.

EACH SERIES OF SECURITIES--

     o will represent ownership interests in the related trust or will represent debt obligations of the related trust;

     o may be entitled to one or more of the other types of credit support described in this prospectus; and

     o    will be paid only from the assets of the related trust.

  NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is July 12, 2004.

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT
   INFORMATION PRESENTED IN THIS PROSPECTUS AND
   THE ACCOMPANYING PROSPECTUS SUPPLEMENT...........5
SUMMARY OF PROSPECTUS...............................6
RISK FACTORS.......................................10
   Risks Associated with the Securities............10
   Risks Associated with the Mortgage Assets.......12
   Violations of Federal, State and Local Laws
       May Adversely Affect Ability
       to Collect on the Mortgage Assets...........14
   Collections on the Accounts May be Adversely
       Affected if Mid-State Homes, Inc.
       is Removed and Replaced.....................15
   Securityholders Bear the Risk Due to
       Lack of Third-Party Appraisals
       and/or Title Insurance......................15
   Pre-Funding Accounts May Result in
       Prepayments of the Securities'
       Principal...................................15
DESCRIPTION OF THE TRUST FUNDS.....................15
   Mortgage Assets.................................15
   Accounts........................................16
   Mortgage Loans..................................16
       Loan-to-Value Ratio.........................16
   Mortgage Asset Information in Prospectus
       Supplements.................................17
   Payment Provisions of the Mortgage Assets.......17
   Pre-Funding Account.............................18
   Collection and Related Accounts.................18
   Credit Support..................................19
   Cash Flow Agreements............................19
USE OF PROCEEDS....................................19
MID-STATE..........................................19
THE ISSUER.........................................19
THE ORIGINATORS....................................20
   Homebuilding Activities of Jim Walter
       Homes and its Affiliates....................20
   Underwriting and Credit Policies of
       Jim Walter Homes and its Affiliates.........21
   Walter Mortgage.................................22
       Description of Primary Business Sources.....22
   Underwriting Guidelines of Walter Mortgage......22
       Land/Property Evaluation Process............23
       Underwriting Process........................23
       CTP Loans and RP Loans......................24
       LAP Loans...................................24
SERVICING OF THE MORTGAGE ASSETS...................25
   Recoveries......................................25
   Time to Recovery................................26
   Delinquency and Foreclosure Experience
       of the Servicers............................26
       Repossessions...............................27
       Real Estate Owned...........................27
THE DEPOSITOR......................................28
YIELD CONSIDERATIONS...............................28
   General.........................................28
   Pass-Through Rate and Interest Rate.............28
   Timing of Payment of Interest...................28
   Payments of Principal; Prepayments..............28
   Prepayments--Maturity and Weighted
       Average Life................................29
   Other Factors Affecting Weighted Average Life...30
       Type of Mortgage Asset......................30
       Termination.................................31
       Defaults....................................31
       Foreclosures................................32
       Refinancing.................................32
       Due-on-Sale Clauses.........................32
DESCRIPTION OF THE SECURITIES......................33
   General.........................................33
   Distributions...................................33
   Available Distribution Amount...................34
   Distributions of Interest on the Securities.....34
   Distributions of Principal of the Securities....35
   Categories of Classes of Securities.............36
   Components......................................39
   Distributions on the Securities of
       Prepayment Premiums.........................39
   Allocation of Losses and Shortfalls.............39

   Reports to Securityholders......................39
   Termination.....................................41
   Optional Purchases..............................41
   Definitive Form.................................41
   Book-Entry Registration and Definitive
       Securities..................................42
DESCRIPTION OF THE AGREEMENTS......................45
   Agreements Applicable to a Series...............45
       REMIC Securities, FASIT Securities,
           Grantor Trust Securities................45
       Securities That Are Partnership
           Interests for Tax Purposes and
           Notes...................................45
   Material Terms of the Pooling and
           Servicing Agreements,
           Indentures and Servicing Agreements.....45
       General.....................................45
       Assignment of Mortgage Assets;
           Repurchases.............................45
       Representations and Warranties;
           Repurchases.............................47
       Collection Account and Related Accounts.....48
       Realization Upon Defaulted Mortgage Assets..51
       Hazard Insurance Policies; Taxes............52
       Fidelity Bonds and Errors and
           Omissions Insurance.....................53
       Due-on-Sale Provisions......................54
       Servicing Compensation and Payment of
           Expenses................................54
       Evidence as to Compliance...................54
       Certain Matters Regarding Servicers
           and the Depositor.......................55
       Special Servicers...........................55
       Events of Default under the Pooling
           and Servicing Agreements and
           Servicing Agreements....................55
       Rights Upon Event of Default under
           the Pooling and Servicing
           Agreements and Servicing
           Agreements..............................56
       Amendment of Pooling and Servicing
           Agreements..............................57
       Amendment of Servicing Agreements...........57
       Events of Default under the Indentures......57
       Rights Upon Events of Default under
           the Indentures..........................58
       Modification of Indenture...................58
       Negative Covenants under the Indentures.....58
       Limitations on Suits under the
           Indentures..............................59
       Reports to Noteholders under the
           Indentures..............................59
       Issuer's Annual Compliance Statement........59
       Satisfaction and Discharge of
           Indentures..............................59
       The Trustee.................................59
       Duties of the Trustee.......................60
       Certain Matters Regarding the
           Trustee.................................59
       Resignation and Removal of the
           Trustee.................................60
   Material Terms of the Trust Agreements..........60
DESCRIPTION OF CREDIT SUPPORT......................61
   General.........................................61
   Subordinate Securities..........................62
   Cross-Support Provisions........................62
   Limited Guarantee...............................62
   Financial Guaranty Insurance Policy or
       Surety Bond.................................62
   Letter of Credit................................62
   Pool Insurance Policies.........................62
   Special Hazard Insurance Policies...............63
   Obligor Bankruptcy Bond.........................63
   Reserve Funds...................................63
   Cash Collateral Account.........................63
   Overcollateralization and Excess Interest.......64
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS............64
   General.........................................64
   Types of Mortgage Instruments...................64
   Interest in Real Property.......................65
   Land Sale Contracts.............................65
   Foreclosure.....................................65
       General.....................................65
       Judicial Foreclosure........................66
       Equitable Limitations on Enforceability
           of Certain Provisions...................66
       Non-Judicial Foreclosure/Power of Sale......66
       Public Sale.................................67

       Rights of Redemption........................67
   Anti-Deficiency Legislation, the Bankruptcy
       Code and Other Limitations on Lenders.......68
   Enforceability of Certain Provisions............70
   Environmental Considerations....................70
   Due-on-Sale Clauses.............................72
   Prepayment Premiums.............................72
   Applicability of Usury Laws.....................73
   Alternative Mortgage Instruments................73
   Homeowners Protection Act of 1998...............73
   Texas Home Equity Loans.........................74
   Servicemembers Civil Relief Act and
       Similar State Laws..........................74
   Forfeiture for Drug, RICO and Money
       Laundering Violations.......................74
CERTAIN LEGAL ASPECTS OF THE ACCOUNTS
   AND RELATED MATTERS.............................75
   Consumer Protection Laws........................75
   Mortgages, Deeds of Trust and
       Mechanic's Lien Contracts...................75
   Foreclosure and Other Remedies..................76
   Rights of Redemption............................78
   Anti-Deficiency Legislation and Other
       Limitations on Creditors....................77
   Enforceability of Certain Provisions............78
   Environmental Legislation.......................78
FEDERAL INCOME TAX CONSEQUENCES....................80
   General.........................................80
       Taxable Mortgage Pools......................80
   REMICs..........................................81
       Classification of REMICs....................81
       Characterization of Investments in
           REMIC Securities........................82
       Tiered REMIC Structures.....................83
       Taxation of Owners of Regular
           Securities..............................83
       Election to Treat All Interest Under
           the Constant Yield Method...............88
       Taxation of Owners of Residual
           Securities..............................90
       Taxes That May Be Imposed on the
           REMIC Pool..............................96
       Taxation of Certain Foreign Investors.......98
   Grantor Trust Funds............................100
       Classification of Grantor Trust Funds......100
   Standard Securities............................100
       General....................................100
   Stripped Securities............................103
       General....................................103
       Status of Stripped Securities..............104
       Taxation of Stripped Securities............104
       Reporting Requirements and Backup
           Withholding............................106
       Taxation of Certain Foreign Investors......106
   Partnership Trust Funds and Debt
           Securities.............................106
       Classification of Partnership Trust
           Funds..................................106
       Characterization of Investments in
           Partnership Securities and Debt
           Securities.............................106
       Taxation of Debt Securityholders...........107
       Taxation of Owners of Partnership
           Securities.............................107
STATE AND OTHER TAX CONSEQUENCES..................111
ERISA CONSIDERATIONS..............................112
LEGAL INVESTMENT..................................116
METHODS OF DISTRIBUTION...........................117
LEGAL MATTERS.....................................118
FINANCIAL INFORMATION.............................118
RATING............................................118
WHERE YOU CAN FIND MORE INFORMATION...............118
INCORPORATION OF CERTAIN INFORMATION
   BY REFERENCE...................................118
INDEX OF SIGNIFICANT DEFINITIONS..................120

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information is provided to you about the securities in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

     o    the principal balances and/or coupon rates of each class;

     o    the timing and priority of interest and principal payments;

     o    statistical and other information about the mortgage assets;

     o    information about credit enhancement, if any, for each class;

     o    the ratings for each class; and

     o    the method for selling the securities.

     IF THE TERMS OF A PARTICULAR SERIES OF SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The securities are not being offered in any state where the offer is not permitted. The depositor does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Significant Definitions" beginning on page 120 in this prospectus.

     The depositor's principal executive office is located at 4211 West Boy Scout Boulevard, Tampa, Florida 33607, and the depositor's telephone number is
(813) 871-4180.

                              SUMMARY OF PROSPECTUS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF SECURITIES.

     THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING OF THE TERMS OF THE SECURITIES AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.


RELEVANT PARTIES FOR EACH SERIES OF SECURITIES

TITLE OF SECURITIES

Asset backed certificates and asset backed notes issuable in series.

DEPOSITOR

Mid-State Capital Corporation, a corporation organized under the laws of the State of Delaware and a wholly-owned indirect subsidiary of Walter Industries, Inc.

ISSUER

With respect to each series of certificates and/or notes, the trust fund to be formed pursuant to either a pooling and servicing agreement or a trust agreement.

SERVICERS

Unless otherwise specified in the related prospectus supplement, Mid State Homes, Inc. and Walter Mortgage Company will be the servicers. If so specified in the related prospectus supplement, Walter Mortgage Company may subservice mortgage loans on behalf of Mid-State Homes, Inc. and may perform other servicing activities with respect to accounts on behalf of Mid-State Homes, Inc. The servicers are affiliates of the depositor.

TRUSTEE / INDENTURE TRUSTEE

The entity named as trustee or indenture trustee in the related prospectus supplement.

RELEVANT DATES

CUT-OFF DATE

The date specified in the related prospectus supplement.

CLOSING DATE

The date when the certificates and/or notes of any series are initially issued as specified in the related prospectus supplement.

DISTRIBUTION DATE

The monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of the certificates and/or notes.

STATISTICAL CALCULATION DATE

The date specified in the related prospectus supplement.


DESCRIPTION OF SECURITIES

     Each series of certificates will be issued pursuant to a pooling and servicing agreement and will include one or more classes representing an ownership interest in a segregated pool of mortgage assets and other assets of the trust fund. If a series of securities includes notes, such notes will represent debt obligations of the related trust fund formed pursuant to a trust agreement and will be secured by the assets of the trust fund pursuant to an indenture. A class of securities will be entitled, to the extent of funds available, to one of the following:

     o    principal and interest distributions;

     o    principal distributions, with no interest distributions;

     o    interest distributions, with no principal distributions; or

     o such other distributions as are described in the related prospectus supplement.

     See "Description of the Securities" in this prospectus.

INTEREST DISTRIBUTIONS

     With respect to each series of securities, interest on each class of securities (other than a class of securities entitled to receive only principal) will accrue during each period specified in the prospectus supplement and will be distributed to the holders of the related classes of securities on each distribution date in accordance with the particular terms of each such class of securities. The terms of each such class of securities will be described in the related prospectus supplement.

     See "Description of the Securities--Distributions of Interest on the Securities" in this prospectus.

PRINCIPAL DISTRIBUTIONS

     With respect to each series of securities, principal payments (including prepayments) on the related mortgage assets will be distributed to holders of the related securities or otherwise applied as described in the related prospectus supplement on each distribution date. Distributions in reduction of principal balance will be allocated among the classes of securities of a series in the manner specified in the related prospectus supplement.

     See "Description of the Securities--Distribution of Principal of the Securities" in this prospectus.

DENOMINATIONS

     Each class of securities of a series will be issued in the minimum denominations set forth in the related prospectus supplement.

REGISTRATION OF THE SECURITIES

     The securities will be issued either:

     o in book-entry form initially held through The Depository Trust Company in the United States, or Clearstream Banking or the Euroclear System in Europe; or

     o    in fully registered, certificated form.

     See "Description of the Securities--General" and "--Book-Entry Registration and Definitive Securities" in this prospectus.

ASSETS OF THE TRUST

     The trust related to each series of securities will consist primarily of any of the following assets:

     o a segregated pool of mortgage assets consisting primarily of mortgage loans, building and instalment sale contracts, promissory notes, related mortgages and other security agreements; and

     o    certain other property.

     You should refer to the related prospectus supplement for the precise characteristics or expected characteristics of the assets and a description of the other property, if any, included in a particular trust.

     See "Description of the Trust Funds" in this prospectus.

OPTIONAL TERMINATION OF THE TRUST

     The related prospectus supplement may provide that the party specified in the related prospectus supplement may:

     o repurchase all of the assets in the trust fund and thereby cause early retirement of the securities under the circumstances and in the manner specified in the related prospectus supplement; and

     o repurchase a portion of such assets to retire a specified class or classes of securities under the circumstances and in the manner specified in the related prospectus supplement.

     See "Description of the Securities--Termination" in this prospectus.

     The yield on each class of securities of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the assets in the related trust and the timing of receipt of such payments.

     See "Yield Considerations" in this prospectus.

PREFUNDING ACCOUNT

     The related prospectus supplement may provide that the depositor deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may only be used to acquire additional assets for the trust during a set period after the initial issuance of the securities. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities.

     See "Description of the Trust Funds--Prefunding Account" in this prospectus.

CREDIT ENHANCEMENT

     If so specified in the applicable prospectus supplement, the securities of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

    o  overcollateralization                 o  excess interest

    o  subordination                         o  cross-support

    o  financial guaranty insurance policy   o  reserve fund

    o  spread account                        o  mortgage pool insurance policy

    o  letter of credit                      o  special hazard insurance policy

    o  cash collateral account               o  reinvestment income

    o  surety bond                           o  limited guarantee

     Any credit support will be described in detail in the applicable prospectus supplement.

     See "Description of Credit Support" in this prospectus.

RATING OF SECURITIES

     The securities of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered security is rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency.

     o A security rating is not a recommendation to buy, sell or hold the securities on any series and is subject to revision or withdrawal at any time by the assigning rating agency.

     o Ratings do not address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

     See "Risk Factors--Risks Associated with the Securities--Ratings Assigned to the Securities Will Have Limitations" and "Ratings" in this prospectus.

TAX STATUS OF THE SECURITIES

     The securities of each series offered will be either:

     o regular interests and residual interests in a trust fund treated as a REMIC;

     o    interests in a trust fund treated as a grantor trust;

     o    interests in a trust fund treated as a partnership;

     o    debt obligations secured by assets of a trust fund; or

     o regular interests or ownership interests in a trust fund treated as a FASIT.

     For additional information see "Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

ERISA CONSIDERATIONS

     If you are a fiduciary of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended, the Internal Revenue Code of 1986, as amended, or any federal, state or local law which is similar to ERISA or the Code, you should carefully review with your legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or not otherwise permissible under ERISA, the Code or similar law.

     For additional information see "ERISA Considerations" in this prospectus and in the prospectus supplement.

LEGAL INVESTMENT

     The applicable prospectus supplement will specify whether the class or classes of securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of the securities for you and the consequences of the purchase, ownership and sale of the securities.

     For additional information see "Legal Investment" in this prospectus and in the prospectus supplement.

MATERIAL RISKS

     You are urged to read "Risk Factors" in this prospectus and in the prospectus supplement for a discussion of the material risks associated with an investment in the securities.

                                  RISK FACTORS

     There are risks associated with the securities. The following risk factors, along with the risk factors set forth in the attached prospectus supplement, summarize what the depositor believes to be the principal factors that make an investment in these securities speculative or risky. You should consider carefully all information that appears under the "Risk Factors" heading.

RISKS ASSOCIATED WITH THE SECURITIES

     Securities May Not be Liquid. The liquidity of your securities may be limited. You should consider that:

     o a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the securities of any series;

     o issuance of any of the securities of any series in book-entry form may reduce the liquidity of such securities in the secondary trading market because investors may not be willing to purchase securities for which they cannot obtain physical certificates or notes; and

     o unless specified in the applicable prospectus supplement, the securities will not be listed on any securities exchange.

     The Depositor, the Servicers, the Trustee and, if applicable, the Certificate Administrator Will Have Limited Obligations. No class of securities of any series will be an interest in or obligation of the depositor, the servicers, the trustee, the certificate administrator (if applicable) or any of their affiliates. Unless otherwise provided in the related prospectus supplement, the only obligations with respect to any of the securities or the related assets will be:

     o    the servicers' servicing obligations under the applicable agreement;
          and

     o the obligation of the party making representations and warranties regarding the assets of a trust, the seller of the assets of a trust, either directly or indirectly, to the depositor or other entity specified in the related prospectus supplement to purchase, or substitute a substantially similar asset for any asset as to which there is defective documentation or a breach of certain representations and warranties made with respect to such asset.

     Unless otherwise provided in the prospectus supplement, the securities and the underlying assets will not be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicers, the trustee or any of their affiliates.

     Credit Enhancement is Limited in Amount and Coverage. With respect to each series of securities, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying assets. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to: subordination of other classes of securities of the same series; excess interest; overcollateralization; cross-support; a financial guaranty insurance policy; a reserve fund; a spread account; a mortgage pool insurance policy; a special hazard insurance policy; a cash collateral account or other type of credit enhancement. See "Description of Credit Support" in this prospectus.

     Regardless of the form of credit enhancement provided:

     o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

     o the credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain types of losses; and

     o all or a portion of the credit enhancement for any series of securities may be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

     Rate of Prepayment on Mortgage Assets May Adversely Affect Average Lives and Yields on the Securities. The yield on the securities of each series will depend in part on the rate of principal payment on the mortgage assets (including prepayments, liquidations due to defaults and asset repurchases). Such yield may be adversely affected, depending upon whether a particular security is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage assets. In particular:

     o the yield on principal-only or interest-only securities will be extremely sensitive to the rate of prepayments on the related mortgage assets; and

     o the yield on certain classes of securities may be relatively more sensitive to the rate of prepayments of specified mortgage assets than other classes of securities.

     The rate of prepayments on mortgage assets is influenced by a number of factors, including:

     o    the prevailing mortgage market interest rates;

     o    local and national economic conditions;

     o    homeowner mobility; and

     o    the ability of the obligor to obtain financing.

     In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by any mechanisms specified in the applicable prospectus supplement. Your yield also will be adversely affected if losses on the assets in the related trust are allocated to your securities and may be adversely affected to the extent of delinquencies on the assets in the related trust. Classes of securities identified in the applicable prospectus supplement as subordinated certificates or notes are more likely to be affected by delinquencies and losses than other classes of securities.

     See "Yield Considerations" in this prospectus.

     Ratings Assigned to the Securities Will Have Limitations. The ratings assigned to your securities will not:

     o assess the likelihood that principal prepayments (including those caused by defaults) on the related assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of securities; and

     o address the possibility that prepayments at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     In addition, the ratings of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities. The lowering of a rating on a series or class of securities may adversely affect the market value of such securities and the liquidity of such securities. The depositor or any of its affiliates will not have any obligation to maintain any rating of any series of securities.

     Book-Entry Securities May Experience Certain Problems. Since transactions in the classes of securities of a Series issued in book-entry form can be effected only through The Depository Trust Company, Clearstream Banking, the Euroclear System, participating organizations, indirect participants and certain banks:

     o you may experience delays in your receipts of payments of interest and principal; and

     o your ability to pledge such securities to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking or the Euroclear System may be limited due to the lack of a physical certificate.

     See "Description of the Securities--Book-Entry Registration and Definitive Securities" in this prospectus.

     Risk of Loss May Be Greater on Subordinated Securities. The rights of holders of subordinated securities will be subordinate:

     o to the rights of the servicers (to the extent of their servicing fees, including any unpaid servicing fees with respect to one or more prior due periods, reimbursement for unreimbursed liquidation expenses and any servicer advances); and

     o the holders of senior securities to the extent described in the related prospectus supplement.

     As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinated securities. See "Description of Credit Support" in this prospectus.

     The yields on the subordinated securities may be extremely sensitive to the loss experience of the related assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the subordinated securities may be lower than anticipated.

RISKS ASSOCIATED WITH THE MORTGAGE ASSETS

     General Economic Conditions Affect Mortgage Asset Performance. General economic conditions have an impact on the ability of obligors to repay their obligations. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by obligors. In the event of personal bankruptcy of an obligor under a mortgage asset, it is possible that the holders of the related securities could experience a loss with respect to such obligor's mortgage asset. In conjunction with an obligor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal under the principal obligation and finance charges to be paid with respect to such mortgage asset, thus delaying the amount received by the holders of the related securities with respect to such mortgage asset. Moreover, if a bankruptcy court prevents the transfer of the related property to the related trust, any remaining balance on such mortgage asset may not be recoverable.

     Real Estate Market Conditions Affect Mortgage Asset Performance. An investment in the securities which are secured by or represent interests in mortgage assets may be affected by, among other things, a decline in real estate values. There is no assurance that the values of the properties will remain at the levels existing on the dates of origination of the related mortgage asset.

     If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage assets contained in a particular trust and any secondary financing on the properties, become equal to or greater than the value of the properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

     Geographic Concentration May Increase Rates of Loss and Delinquency. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency on mortgage assets generally. Any concentration of the mortgage assets relating to any series of securities in such a region may present risk considerations in addition to those generally present for similar asset-backed securities without such concentration.

     See "The Trust Fund" in the related prospectus supplement for further information regarding the geographic concentration of the assets underlying the securities of any series.

     Special Risks of Certain Assets. Certain assets that may be included in the trust may involve additional uncertainties not present in other types of assets. Certain of the assets may provide for escalating or variable payments that may be larger than the initial payment amount; however, the obligors under such assets are generally approved on the basis of the initial payment amount and the obligor's income may not be sufficient to enable them to pay the increased payment amounts. Therefore, in such cases the likelihood of default may increase.

     Certain of the assets underlying a series of securities may be delinquent in respect of the payment of principal and interest. In addition, certain of the obligors under the mortgage assets underlying a series of securities may be subject to personal bankruptcy proceedings. Credit enhancement provided with respect to a particular series of securities may not cover all losses related to such mortgage assets. Prospective investors should consider the risk that the inclusion in a trust of delinquent assets and mortgage assets with respect to which the obligor is the subject of bankruptcy proceedings may cause the rate of the defaults and prepayments on such assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the securities of such series. See "The Trust Fund" in the related prospectus supplement.

     Defaulted Mortgage Assets May Experience Delays in Liquidation. Even assuming the properties provide adequate security for the mortgage assets underlying a series of securities, substantial delays could result in connection with the liquidation of defaulted mortgage assets. This could result in corresponding delays in the receipt of the related proceeds by the related trust. See "Certain Legal Aspects of the Mortgage Loans" and "Certain Legal Aspects of the Accounts" in this prospectus.

     Liquidation Expenses May be Disproportionate. Liquidation expenses with respect to defaulted assets are not directly correlated with the outstanding principal balance of the assets at the time of default. Therefore, assuming that the servicers took the same steps in realizing upon a defaulted asset having a small remaining principal balance as they would in the case of a defaulted asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small asset than would be the case with the defaulted asset having a large remaining principal balance.

     Defaults May Be More Likely on Newer Assets. Certain of the assets underlying a series of securities may be recently originated as of the date of the inclusion in the related trust fund. Although little data is available, defaults on assets are generally expected to occur with greater frequency in the early years.

     Balloon Payment Assets May Have a Greater Default Risk at Maturity. Certain of the assets underlying a series of securities may provide for a lump-sum payment of the unamortized principal balance of the mortgage asset at the maturity of the asset. See "The Trust Fund" in the related prospectus supplement.

     Because obligors under this type of asset are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with such assets is greater than that associated with fully-amortizing mortgage assets. The ability of an obligor on this type of asset to repay the mortgage asset upon maturity frequently depends upon the obligor's ability:

     o to refinance the asset, which will be affected by a number of factors, including, without limitation, the level of rates available in the primary mortgage market at the time, the obligor's equity in the related property, the financial condition of the obligor, the condition of the property, tax law, general economic conditions and the general willingness of financial institutions and primary mortgage bankers to extend credit; or

     o to sell the related property at a price sufficient to permit the obligor to make the lump-sum payment.

     Cash Flow Agreements are Subject to Counterparty Risk. The assets of a trust fund may, if specified in the related prospectus supplement, include agreements such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or other similar agreements, which will require the provider of such instrument or counterparty to make payments to the trust fund under the circumstances described in the prospectus supplement. To the extent that payments on the securities of the related series depend in part on payments to be received under this type of agreement, the ability of the trust fund to make payments on the securities will be subject to the credit risk of the counterparty. The prospectus supplement for a series of securities will describe any mechanism, such as the payment of any "breakage fee," which may exist to facilitate the replacement of this type of agreement upon the default or credit impairment of the related counterparty. However, there can be no assurance that any such mechanism will result in the ability of a servicer to obtain a replacement agreement.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS MAY ADVERSELY AFFECT ABILITY TO COLLECT ON THE MORTGAGE ASSETS

     The mortgage assets may also be subject to federal and state laws, including:

     o the Federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the obligors regarding the terms of their mortgage assets;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the obligor's credit experience; and

     o for mortgage loans that were originated or closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988 requires additional disclosures and limits changes that may be made to the loan documents without the obligor's consent. This act also restricts a lender's ability to declare a default or to suspend or reduce an obligor's credit limit to certain enumerated events.

     Certain mortgage assets are subject to the Riegle Community Development and Regulatory Improvement Act of 1994 which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions may:

     o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage assets with high interest rates or high up-front fees and charges;

     o apply on a mandatory basis to all mortgage assets originated on or after October 1, 1995;

     o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

     o    affect the enforceability of the related loans.

In addition, any assignee of the creditor would generally be subject to all claims and defenses that the obligor could assert against the creditor, including, without limitation, the right to rescind the mortgage asset.

     Violations of certain provisions of these laws may limit the ability of a servicer to collect all or part of the principal obligations of or interest or finance charges on the mortgage assets, may entitle the obligor to a refund of amounts previously paid and may subject the depositor, the servicers or the trust to damages and administrative enforcement. As a result, these violations or alleged violations could result in shortfalls in the distributions due on your securities.

     In the past few years, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage assets that have interest rates or origination costs in excess of prescribed levels, and require that obligors be given certain disclosures prior to the consummation of such mortgage assets. In some cases, state and local laws may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. The depositor will make representations and warranties with respect to each mortgage asset relating to compliance with federal, state and local laws at the time of origination, that none of the mortgage assets are subject to the Home Ownership and Equity Protection Act of 1994 and that none of the mortgage assets are "high cost" loans within the meaning of such federal, state and local laws. In the event of a breach of any such representations, the depositor will be required to cure such breach or repurchase or replace the affected mortgage asset. In addition, the depositor will be required to reimburse the related trust fund for any damages or costs incurred by such trust fund as a result of a breach of the representation as to compliance with federal, state and local laws. However, if the depositor is unable to fulfill its reimbursement obligation for financial or other reasons, shortfalls in the payments due on the securities could occur. See "Certain Legal Aspects of the Mortgage Loans" and "Certain Legal Aspects of the Accounts" in this prospectus for other limitations on the enforceability of mortgage assets.

COLLECTIONS ON THE ACCOUNTS MAY BE ADVERSELY AFFECTED IF MID-STATE HOMES, INC. IS REMOVED AND REPLACED

     Since few entities originate assets similar to the accounts, the effective servicing of the accounts in a trust requires a significantly greater local presence and number of employees than does the servicing of traditional mortgage loans. In addition, although the pooling and servicing agreement or servicing agreement for each series of securities may not allow a servicer to resign except under limited circumstances, it may permit the depositor, the trustee or the holders of a majority of the aggregate principal balance of the securities for that series of securities to remove the servicers under certain limited circumstances. If Mid-State Homes, Inc. as servicer of the accounts were to be removed, its computer systems and expertise may be difficult for a successor servicer to replicate, and collections and recoveries on the accounts may be adversely affected. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements, Indentures and Servicing Agreements."

SECURITYHOLDERS BEAR THE RISK DUE TO LACK OF THIRD-PARTY APPRAISALS AND/OR TITLE INSURANCE

     As described in this prospectus under "The Originators--Underwriting and Credit Policies of Jim Walter Homes and its Affiliates," Jim Walter Homes, Inc. does not obtain independent third-party appraisals or title insurance in connection with the origination of accounts. Any losses resulting from the inadequacy of the value of the property or failures of title will be borne by the securityholders of that series as set forth in the related prospectus supplement to the extent the related credit enhancement is not sufficient.

PRE-FUNDING ACCOUNTS MAY RESULT IN PREPAYMENTS OF THE SECURITIES' PRINCIPAL

     If so provided in the related prospectus supplement, on the closing date an amount will be deposited into a segregated pre-funding account. This amount will not exceed 25% of the initial aggregate principal balance of the securities of the related series of securities. This amount will be used by the depositor to purchase additional mortgage assets from Mid-State Homes, Inc. during a period from the closing date to a date not more than three months after the closing date. To the extent that this entire amount has not been applied to the purchase of additional mortgage assets by the end of the related period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to securityholders on the distribution date immediately following the end of this period, in accordance with the priorities set forth in the related prospectus supplement.

                         DESCRIPTION OF THE TRUST FUNDS


MORTGAGE ASSETS

     General. The primary assets of each Trust Fund (the "MORTGAGE ASSETS" ) will include (i) building and instalment sale contracts, promissory notes, related mortgages and other security agreements (the "ACCOUNTS" ), (ii) a segregated pool of single family mortgage loans (the "MORTGAGE LOANS" ), or
(iii) a combination of Accounts and Mortgage Loans. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates. The Mortgage Assets will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related prospectus supplement. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased from Mid-State Homes, Inc. ("MID-STATE") or an affiliate. Mid-State is an affiliate of the Depositor and an indirect, wholly-owned subsidiary of Walter Industries, Inc.

     The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related prospectus supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Mortgage Assets.

ACCOUNTS

     Each Account will generally be secured by a first lien on a single-unit residential home and the real property on which that home is situated (the "MORTGAGED PROPERTIES"). Each Account, with respect to sales of new homes, other than those originated in the State of Texas, is evidenced by a promissory note (the "MORTGAGE Notes"), a related mortgage or certain other similar security agreements (the "MORTGAGES") or a building contract, and each Account originated in the State of Texas is evidenced by a retail instalment contract and a mechanic's lien contract with power of sale. Each Account, with respect to sales of repossessed homes, other than those originated in the State of Texas, is evidenced by a Mortgage Note, a sale contract (building contracts and sale contracts are collectively referred to herein as "RETAIL CONTRACTS"), a related Mortgage and each Account originated in the State of Texas is evidenced by a sale contract (Texas building contracts and Texas sale contracts are collectively referred to herein as "TEXAS CONTRACTS") and a deed with vendor's lien together with a purchase money deed of trust.

     Each Mortgage Note and Texas Contract obligates the homeowner to pay the Principal Balance of the related Account at the applicable Coupon Rate. Each Mortgage Note and Texas Contract generally requires equal monthly payments in amounts sufficient to amortize the Principal Balance over its term. The terms of the Mortgage Notes and Texas Contracts generally range from 144 to 360 months.

     Each Retail Contract and Texas Contract sets forth (1) the amount that is being financed (generally the purchase price of the related home); (2) the total finance charge that the obligor will incur through the maturity date of the Mortgage Note or the Texas Contract, as the case may be; and (3) the Coupon Rate. Upon a prepayment in full by an obligor or an acceleration of the amount owed by an obligor under the Mortgage Note or the Texas Contract, as the case may be, the obligor will be entitled to receive a credit for any unearned finance charge i.e., that portion of the total finance charge which has not yet been earned through the date of the prepayment or acceleration, calculated using either the actuarial method or rule of 78s method, whichever is permitted by applicable law.

MORTGAGE LOANS

     Each Mortgage Loan will generally be secured by a lien on a Mortgaged Property. To the extent specified in the related prospectus supplement, the Mortgage Loans will be secured by first mortgages or deeds of trust or other similar security instruments creating a first lien on Mortgaged Property. The Mortgage Loans will be evidenced by Mortgage Notes secured by Mortgages creating a lien on the Mortgaged Properties.

     Loan-to-Value Ratio

     The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "VALUE" of a Mortgaged Property is generally the lesser of (a) the valuation prepared by a field representative of the originator or an independent appraiser at origination or acquisition of such loan and (b) the sales price for such property. The value of a Mortgaged Property as of the date of initial issuance of the related Series of Securities may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     The Mortgage Loans included in the Trust Fund for a Series may be subject to various types of payment provisions. Such Mortgage Loans may consist of (1) "LEVEL PAYMENT LOANS," which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances; (2) "ADJUSTABLE RATE LOANS," which may provide for periodic adjustments to their rates of interest to equal the sum (which may be rounded) of a fixed margin and an index; (3) "BUY DOWN LOANS," which are Mortgage Loans for which funds have been provided by someone other than the related obligors to reduce the obligors' monthly payments during the early period after origination of such Mortgage Loans; (4) "INCREASING PAYMENT LOANS," as described below; (5) "INTEREST REDUCTION LOANS," which provide for a reduction of the interest rate payable thereon; (6) "GEM LOANS," which provide for (a) monthly payments during the first year after origination that are at least sufficient to pay interest due thereon, and (b) an increase in such monthly payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of such Mortgage Loans; (7) "GPM LOANS," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on the unpaid principal balances thereof, and which unpaid interest will be added to the principal balances of such Mortgage Loans and will be paid, together with interest thereon, in later years; (8) "STEP-UP RATE LOANS" which provide for interest rates that increase over time; (9) "BALLOON PAYMENT LOANS" which are Mortgage Loans that are not fully amortizing over their terms and, thus, will require a lump-sum payment at their stated maturity; (10) "CONVERTIBLE LOANS" which are Adjustable Rate Loans subject to provisions pursuant to which, subject to certain limitations, the related obligors may exercise an option to convert the adjustable interest rate to a fixed interest rate; and (11) "BI-WEEKLY LOANS," which provide for obligor payments to be made on a bi-weekly basis.

     An Increasing Payment Loan is a Mortgage Loan that provides for monthly payments that are fixed for an initial period to be specified in the related prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the related prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Mortgage Loan over its remaining term to maturity. The scheduled monthly payment with respect to an Increasing Payment Loan is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the obligor's monthly payments referred to in the preceding sentence and (2) in the case of certain Increasing Payment Loans, payments made by the related Servicer pursuant to buy-down or subsidy agreements. The obligor's initial monthly payments for each Increasing Payment Loan are set at the level-payment amount that would apply to an otherwise identical Level Payment Loan having an interest rate a certain number of percentage points below the Coupon Rate of such Increasing Payment Loan. The obligor's monthly payments on each Increasing Payment Loan, together with any payments made thereon by the related Servicer pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on such Increasing Payment Loan at the related interest rate, without negative amortization. An obligor's monthly payments on such a Mortgage Loan may, however, not be sufficient to result in any reduction of the principal balance of such Mortgage Loan until after the period when such payments may be increased.

MORTGAGE ASSET INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Assets, including (i) the aggregate outstanding asset balance and the largest, smallest and average outstanding asset balance of the Mortgage Assets as of the applicable cut-off date (the "CUT-OFF DATE") specified in the prospectus supplement, (ii) the type of property securing the Mortgage Assets, (iii) the weighted average (by Asset Balance) of the original and remaining terms to maturity of the Mortgage Assets, (iv) the earliest and latest origination date and maturity date of the Mortgage Assets, (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Coupon Rates or range of Coupon Rates and the weighted average Coupon Rate borne by the Mortgage Assets,
(vii) the state or states in which most of the Mortgaged Properties are located,
(viii) information with respect to the prepayment provisions, if any, of the Mortgage Assets, (ix) with respect to Mortgage Loans with adjustable Coupon Rates ("ARM LOANS"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Coupon Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, (x) information regarding the payment characteristics of the Mortgage Assets, including without limitation balloon payment and other amortization provisions, and (xi) the number of Mortgage Assets that are delinquent and the number of days or ranges of the number of days such Mortgage Assets are delinquent. If specific information respecting the Mortgage Assets is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "COMMISSION" ) after such initial issuance. Notwithstanding the foregoing, the characteristics of the Mortgage Assets included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related prospectus supplement.

PAYMENT PROVISIONS OF THE MORTGAGE ASSETS

     All of the Mortgage Assets will provide for payments of the principal balances or finance charges or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement or for payments in another manner described in the related prospectus supplement. Each

Mortgage Asset may provide for no accrual of finance charges or for accrual of finance charges thereon at a per annum rate (a "COUPON RATE") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Coupon Rate or a different adjustable Coupon Rate, or from a fixed to an adjustable Coupon Rate, from time to time pursuant to an election or as otherwise specified on the related promissory note or mortgage note, in each case as described in the related prospectus supplement. Each Mortgage Asset may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Coupon Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each Mortgage Asset may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each Mortgage Asset may contain prohibitions on prepayment (a "LOCK-OUT PERIOD" and, the date of expiration thereof, a "LOCK-OUT DATE") or require payment of a premium or a yield maintenance penalty (a "PREPAYMENT PREMIUM") in connection with a prepayment, in each case as described in the related prospectus supplement. In the event that holders of any Class or Classes of Offered Securities will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Assets, the related prospectus supplement will specify the method or methods by which any such amounts will be allocated. See "--Mortgage Assets" above.

PRE-FUNDING ACCOUNT

     To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the Trustee (a "PRE-FUNDING ACCOUNT"). In such event, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related Series of Securities will be obligated to purchase (subject to the availability thereof), additional Mortgage Assets (the "SUBSEQUENT ASSETS") from time to time (as frequently as daily) within the period (generally not to exceed three months) specified in the related prospectus supplement (the "PRE-FUNDING PERIOD") after the issuance of such Series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "PRE-FUNDED AMOUNT") for such Series on the date of such issuance. The Pre-Funded Amount with respect to a Series is not expected to exceed 25% of the aggregate initial Security Balance of the related Securities. Any Subsequent Assets will be required to satisfy certain eligibility criteria more fully set forth in the applicable Agreement, which eligibility criteria will be consistent with the eligibility criteria of the Assets initially included in the Trust Fund, subject to such exceptions as are expressly stated in the prospectus supplement. For example, the Subsequent Assets will be subject to the same underwriting standards, representations and warranties as the Assets initially included in the Trust Fund. In addition, certain conditions must be satisfied before the Subsequent Assets are transferred into the Trust Fund such as the delivery to the Trustee of certain officer's certificates.

     Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more Classes of Securities in the amounts and in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, the Depositor may be required to deposit cash into an account maintained by the Trustee (the "CAPITALIZED INTEREST ACCOUNT") for the purpose of assuring the availability of funds to pay interest with respect to the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the related prospectus supplement.

COLLECTION AND RELATED ACCOUNTS

     Each Trust Fund will include one or more accounts, established and maintained on behalf of the Securityholders into which the person or persons designated in the related prospectus supplement will, to the extent described herein and in such prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements, Indentures and Servicing Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more Classes of Securities in the related Series in the form of subordination of one or more other Classes of Securities in such Series or by one or more other types of credit support, such as overcollateralization, excess interest, cross support, a reserve fund, a guarantee, a letter of credit, an insurance policy, a spread account or another type of credit support, or a combination thereof (any such coverage with respect to the Securities of any Series, "CREDIT SUPPORT"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a Series of Securities. See "Risk Factors--Risks Associated with the Securities--Credit Enhancement is Limited in Amount and Coverage" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements or similar agreements provided to reduce the effects of interest rate fluctuations on the Mortgage Assets or on one or more Classes of Securities. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "CASH FLOW AGREEMENT"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related Series. In addition, the related prospectus supplement will provide certain information with respect to the counterparty under any such Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Mortgage Assets, or the repayment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Mortgage Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                    MID-STATE

     Mid-State was established in 1958 to purchase building and instalment contracts from Jim Walter Homes, Inc. ("JIM WALTER HOMES") relating to homes constructed and sold by Jim Walter Homes and its predecessor and to service the instalment notes. Jim Walter Homes currently is the eighteenth largest builder in the United States. Approximately 92% of the homes sold by Jim Walter Homes and its affiliates are financed by Jim Walter Homes and its affiliates, which sell the related Accounts to Mid-State. Both Jim Walter Homes and the Mid-State are indirect wholly owned subsidiaries of Walter Industries Inc. ("WALTER INDUSTRIES"). The offices of Mid-State are located at 4211 West Boy Scout Boulevard, Tampa, Florida 33607.

                                   THE ISSUER

     The Issuer for each Series of Notes will be a Delaware statutory trust created pursuant to a trust agreement between the Depositor and the owner trustee for the related Series of Notes. Under the terms of each related trust agreement, the Depositor will convey to the related owner trustee a nominal amount of cash to establish a trust for the related Series of Notes. In exchange, the Depositor will receive certificate(s) evidencing beneficial ownership of the related trust created under the related agreement. With respect to each Series of Notes, on the closing date, on which that Series is initially issued, the Issuer of that Series of Notes will purchase the related Mortgage Assets from the Depositor, or any affiliate of the Depositor, with the net proceeds from the sale of the Notes of that Series. The Issuer of that Series of Notes will pledge the related Mortgage Assets to a Trustee under an Indenture, for the benefit of the noteholders of that Series, as security for the Notes. Subject to certain restrictions, the Depositor may sell or assign certificates of beneficial ownership in the Issuer of a Series of Notes to another entity or entities.

     The related trust agreement for each Series of Notes will provide that the related Issuer may not conduct any activities other than those related to the issuance and sale of Notes, the purchase of Mortgage Assets, the financing of properties repossessed by that Issuer, the investment of certain funds in Permitted Investments, as described under "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements, Indentures and Servicing Agreements--Collection Account and Related Accounts" in this prospectus, and that other limited activities as may be required in connection with reports and payments to Noteholders of that Series and the beneficial interest of the related Trust. With respect to each Series of Notes, neither the related owner trustee in its individual capacity nor the holder(s) of the beneficial interest of the related Trust are liable for payment of principal of or interest on the Notes of that Series. Each noteholder will be deemed to have released the related owner trustee and each holder of the beneficial interest of the related Trust from any liability for payment of principal of or interest on the Notes of that Series. With respect to each Series of Notes, the related trust agreement will provide that the Trust of that Series will terminate upon the earlier to occur of (1) the final sale or disposition of the Trust Fund and the distribution of all proceeds thereof to the holder(s) of the beneficial interest of the related Trust or (2) 21 years less one day following the death of the survivor of certain individuals described in the related trust agreement, but in no event later than the date provided in the related prospectus supplement.

     The Issuer of the Notes of a Series will not have directors or executive officers. It is not contemplated that the noteholders will hold annual or other regular meetings. Each Indenture, however, will permit holders of a certain percentage of principal amount of each Class of Notes to approve certain amendments to the related Indenture and, in certain circumstances, to declare the Notes' principal due and payable. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements, Indentures and Servicing Agreements--Modification of Indenture" and "--Rights Upon Event of Default under the Indenture" in this prospectus.

                                 THE ORIGINATORS


HOMEBUILDING ACTIVITIES OF JIM WALTER HOMES AND ITS AFFILIATES

     It is expected that all of the Accounts will have been originated by Jim Walter Homes or its homebuilding affiliates. Any Account originated by a Jim Walter Homes affiliate will have been originated using substantially the same standards as those used by Jim Walter Homes in underwriting Accounts of the same type. Jim Walter Homes is in the business of marketing and supervising the construction of standardized, partially finished, detached, single-family residential homes. The homes are sold directly to customers through approximately 95 branch offices, serving approximately 20 states, primarily in the southern region of the United States. A home is constructed on the customer's land only after a building contract has been entered into and Jim Walter Homes is satisfied that the customer has clear title to the land and that the site is suitable for building. Currently, Jim Walter Homes and its affiliates offer over 100 models of conventionally built homes in various stages of completion ranging from a "shell" to a "90%-completed" home and 75 modular home models. A shell is a home completed on the outside with rough floors, partition studding and closet framing but without interior walls, floor finishing, plumbing, electrical wiring and fixtures, doors and cabinetry. A 90%-completed home has a completed interior except for interior paint, floor covering and utility hook-up. Local independent contractors construct the homes using their own construction crews. Jim Walter Homes' employees, however, supervise construction to ensure that it conforms to its specifications. Modular homes are constructed in a location other than the customer's land and are delivered to and installed on the customer's land.

     Until recently, Jim Walter Homes has been a contractor rather than a developer, although Jim Walter Homes has just recently ventured into subdivision development and the speculative home building markets. The related prospectus supplement will specify if Accounts other than the traditional contractor built homes are included in the collateral.

     The following chart shows the sales volume of Jim Walter Homes and its homebuilding affiliates and the percent of homes sold in three stages of completion and modular homes for fiscal years 2001 through 2003 and the three months ended March 31, 2004:

                             HOMEBUILDING ACTIVITIES

                                                                       PERCENT OF UNIT SALES
                                                           --------------------------------------------------
                                                           UNITS                VARIOUS     90%
                                                            SOLD      SHELL      STAGES   COMPLETE    MODULAR
                                                            ----      -----      ------   --------    -------
Three Months Ended March 31, 2004........................    913      6%        11%          67%        16%

   FISCAL YEAR ENDED DECEMBER 31,
2003.....................................................  4,164      6%         7%          72%        15%
2002.....................................................  4,267      6%        11%          67%        16%
2001.....................................................  4,021      6%        11%          65%        18%

UNDERWRITING AND CREDIT POLICIES OF JIM WALTER HOMES AND ITS AFFILIATES

     Substantially all the homes Jim Walter Homes builds and sells are purchased with financing it or its affiliates arranges. Generally, 100% of the purchase price is financed. Some portion of the customers that purchase and finance homes through Jim Walter Homes may not qualify for traditional bank financing of these homes. To qualify for financing a potential customer must provide information concerning his or her monthly income and employment history as well as a legal description of and evidence that the customer owns the land free and clear on which the home is to be built. A customer's income and employment usually are verified through telephone conversations with the customer's employer and by examining his or her pay stubs, W-2 forms or, if the customer is self-employed, income tax returns. An applicant must have a minimum of one year's continuous employment or, if he or she has changed jobs, the new job must be in the same field of work. Only a small percentage of secondary income, second jobs or part-time work, is utilized in qualifying applicants. Ownership of the land is verified by examining the title record. In addition, Jim Walter Homes' credit department obtains a credit report. If a favorable report is obtained and the customer's monthly mortgage payment and total debt payments do not generally exceed 25% and 50%, respectively, of the customer's monthly income, the application usually is approved and a Retail Contract is executed, a title report is ordered and frequently, a survey of the property is made. Surveys are performed by independent registered surveyors when, in the opinion of Jim Walter Homes, additional information beyond examination of the title record is needed. This additional information is primarily concerned with verification of legal description, ownership of land and existence of any encroachments. Jim Walter Homes uses a tiered credit matrix to assign an appropriate Coupon Rate. Particular attention is paid to the credit information for the most recent three to five years. The customer's credit standing is considered favorable if the employment history, income and credit report meet the aforementioned criteria. The Retail Contract is subject to (1) executing a promissory note which is secured by a first lien on the land and the home to be built, except in the State of Texas where the Retail Contract is the promissory note; (2) executing a mortgage, deed of trust, mechanic's lien contract or other security instrument;
(3) receiving a satisfactory title report; (4) inspecting the land to determine that it is suitable for building; and (5) obtaining required permits. Although the mortgages, deeds of trust and similar security instruments constitute a first lien on the land and the home to be built, the security instruments are not insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs or otherwise insured or guaranteed.

     Jim Walter Homes does not obtain appraisals or title insurance. Although consideration is given to the ratio of the amount financed to the estimated value of the home and the land securing the amount financed, there is no explicit appraisal-based loan-to-value test. However, there is a requirement that the value of the lot on which the home is to be built, as estimated predominantly on the basis of an affiliate's mortgage servicing division employees' experience and knowledge, be at least equal to 10% of the cash selling price of the home. Before occupying a new home, the customer must complete the utility and sewer hook-ups, and any of the other components not purchased from Jim Walter Homes, arrange for the building inspection and, if required, obtain a certificate of occupancy. Upon construction of a new home to the agreed-upon percentage of completion, Jim Walter Homes conveys the newly created Account, including the related underlying documents, to Mid-State in the ordinary course of business.

     Accounts may be selected for inclusion in a trust if the Accounts were originated in accordance with the criteria described above.

WALTER MORTGAGE

     Walter Mortgage Company ("WALTER MORTGAGE") was incorporated in May 2001, commenced receiving applications for mortgage loans under its regular lending program in August 2001 and began originating mortgage loans for Jim Walter Homes and its affiliates in October 2001. In addition, Walter Mortgage began acquiring mortgage loans originated by non-affiliates in January 2003. The principal business of Walter Mortgage is the origination/acquisition, sale and servicing of residential mortgage loans. Walter Mortgage is a wholly owned subsidiary of Walter Industries, Inc. with a home office in Fort Worth, Texas. The closing, funding and servicing of mortgage loans are handled from the home office. Walter Mortgage is a HUD FHA Title II Mortgagee and is licensed to do business in 21 states.

     Description of Primary Business Sources

     1. Lot/Land Construction to Permanent Mortgage Loans ("CTP LOANS") are exclusively for Jim Walter Homes and its affiliates. Walter Mortgage will originate a mortgage loan for the applicant to purchase lot/land or to refinance their lot/land loan. At the closing of the construction to permanent mortgage loan the first draw is for the lot/land and the final draw is to Jim Walter Homes and its affiliates upon completion and tender of the home to the obligor, unless septic, well, driveway or other work remains to be completed, in which case the final draw is for those expenses.

     2. Refinance Program ("RP LOANS") -- Walter Mortgage will offer obligors of accounts acquired by Mid-State who have indicated an interest in refinancing or who have requested payoff information the opportunity to refinance their existing accounts at a lower interest rate.

     3. Loan Acquisition Program ("LAP LOANS") -- Walter Mortgage acquires existing mortgage loans from banks, builders, mortgage companies, and private note holders. Loans are purchased at a discount or a small premium which generally does not exceed 102%. The size of the mortgage loans range from $40,000 to $500,000 and the package size ranges from a single loan to a bulk size of $20,000,000.

UNDERWRITING GUIDELINES OF WALTER MORTGAGE

     All of the Mortgage Loans included in a Trust Fund for a Series will be originated or acquired in accordance with Walter Mortgage's guidelines (the "WALTER MORTGAGE GUIDELINES") described in this section. On a case-by-case basis, however, exceptions to the Walter Mortgage Guidelines may have been made where compensating factors existed. Therefore, there can be no assurance that each such Mortgage Loan was originated/acquired in accordance with the following standards or that each specific criterion was satisfied individually.

     The Walter Mortgage Guidelines are primarily intended to assess (i) the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan and (ii) the creditworthiness of the related obligor. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with customary Fannie Mae and Freddie Mac standards.

     For new loan originations (CTP Loans and RP Loans) each obligor completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Walter Mortgage Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and other lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

     For LAP Loans, a due diligence team will review all information in the seller's loan file with emphasis regarding the obligor's liabilities, income, credit history, employment history and personal information. The Walter Mortgage Guidelines require a credit report on each obligor from a credit reporting company. Based on the age of the mortgage loan and the quality of the credit report in the loan file, Walter Mortgage may accept the existing report or a new report will be obtained. The report typically contains information relating to such matters as credit history with local and national merchants and other lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

     Land/Property Evaluation Process

     For CTP Loans, mortgaged properties (lot/land) that are to secure mortgage loans generally are valued by field representatives. The field representative inspects the subject property and verifies that such property is in acceptable condition. Following each inspection, the field representative prepares a lot/land evaluation report which includes an analysis based on existing improvements on the property and the overall condition of the site. The Walter Mortgage Guidelines require a review of the inspection by a loan underwriter. Land that is to secure mortgage loans with 5 acres or more is appraised by qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable acreage in the area. All appraisals are required to conform to the generally accepted Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation for land appraisals.

     For RP Loans, the field representative will make a visual inspection of the property and home to insure proper maintenance and that the overall condition of the premises is in line with the neighborhood. If the obligor on the account to be refinanced is requesting a cash out/debt consolidation mortgage loan, Walter Mortgage will require an appraisal of the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac.

     For LAP Loans, in most instances each loan file will include an appraisal ordered by the originator or a home sales contract for a builder. In addition, Walter Mortgage will order an exterior appraisal or a review of appraisal or an automated property value from a qualified independent appraiser. If an exterior appraisal is ordered, such appraisers will inspect and appraise the exterior of the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area. All appraisals are required to conform to the generally accepted Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation.

     Underwriting Process

     For each CTP and RP Loans, Walter Mortgage reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, and reviews the type and use of the land/property being financed. In determining the ability of the applicant to repay the loan, a rate (the "QUALIFYING RATE") has been created under the Walter Mortgage Guidelines. The Walter Mortgage Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires Walter Mortgage's underwriters to be satisfied that the value of the property being financed, as indicated by a field inspection, land appraisal, or standard subject property appraisal currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated or purchased under the programs is $500,000. The Walter Mortgage Guidelines permit single family loans to have Loan-to-Value Ratios at origination of generally up to 90%, depending on, among other things, the purpose of the mortgage loan, an obligor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of such mortgaged property at the time of such appraisal or review. Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of such appraisal or review.

     The Walter Mortgage Guidelines require that income be verified for each applicant and that the source of funds (if any) required to be deposited by the applicant into escrow. For CTP and RP Loans, applicants generally are required to submit verification of stable income for 24 months. An applicant's employment is verified by telephone. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required program guidelines.

     The Walter Mortgage Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan.

     CTP Loans and RP Loans

     Grade A+. The Grade A+ risk category is for the RP Loans only and the applicant may not have been late on their account more than 30 days in the past twelve months and may have a maximum of one 30-day late payment on installment or revolving debt. The maximum payment-to-income ratios and debt-to-income ratios are 25% and 45%. All liens, judgments, collection and charge offs (total past due off of the credit bureau report) must be paid off if the title is affected. There may be no bankruptcy filings in the past two years and no foreclosures in the past three years.

     Grade A. Under the Grade A risk category, the applicant must have generally repaid mortgage, installment or revolving debt with no more than one 30-day later payments in the last 12 months. The maximum payment-to-income ratios and debt-to-income ratios are 25% and 45%. All liens, judgments, collection and charge offs (total past due off of the credit bureau report) must be paid off if the title is affected. There may be no bankruptcy filings in the past two years and no foreclosures in the past three years.

     Grade B-1. Under the Grade B-1 risk category, the applicant must have generally repaid mortgage, installment or revolving debt with no more than two 30-day later payments in the last 12 months. The maximum payment-to-income ratios and debt-to-income ratios are 25% and 50%. All liens, judgments, collection and charge offs (total past due off of the credit bureau report) must be paid off if the title is affected. Any bankruptcy must be discharged at least two years and there must be substantial re-established credit.

     Grade B-2. Under the B-2 risk category, an applicant must have generally repaid mortgage, installment or revolving debt with no more than three 30-day later payments and no more than one 60-day later payment in the last 12 months. The maximum payment-to-income ratios and debt-to-income ratios are 25% and 50%. All liens, judgments, collection and charge offs (total past due off of the credit bureau report) must be paid off if the title is affected. Any bankruptcy must be discharged at least two years and there must be substantial re-established credit.

     Grade B-3. Under the Grade B-3" risk category, an applicant must have generally repaid mortgage, installment or revolving debt with no more than four 30-day later payments, no more than two 60-day later payments and no more than one 90-day late payment in the last 12 months. The maximum payment-to-income ratios and debt-to-income ratios are 25% and 50%. All liens, judgments, collection and charge offs (total past due off of the credit bureau report) must be paid off if the title is affected. Any bankruptcy must be discharged at least two years and there must be substantial re-established credit.

     LAP Loans

     LAP Loans are first lien loans. Generally LAP Loans will be owner occupied and performing mortgage loans. Normally, a minimum of six months seasoning is required. Exceptions on a loan level basis will be made based on the individual characteristics of the mortgage loan and the seller of the mortgage loans. In addition, exceptions may be granted for residential builders of new homes based on negotiated contract provisions. Key criteria for Walter Mortgage's underwriters include: pay histories, collection memo comments, ARM Loan characteristics (margin, maximum Coupon Rate, etc.), occupancy status and appraisals. FICO Scores are used only as compensating factors. LAP Loans are generally purchased from residential builders, mortgage lenders, individuals, community banks and mortgage loan brokers.

     Exceptions

     For each CTP Loan and RP Loan, Walter Mortgage may use a FICO Score as a compensating factor but a FICO Score is not required. A "FICO SCORE" is a statistical ranking of likely future credit performance developed by Fair, Isaac and Co., Inc. and the three national credit data repositories--Equifax, TransUnion and Experian.

     As described above, for all three programs the foregoing risk categories and criteria are guidelines only. Based on compensating factors and on a case-by-case basis, it may be determined that an applicant warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a Loan-to-Value Ratio exception, or an exception from certain requirements of a particular risk category. An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others: low Loan-to-Value Ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment or ownership of current residence of five or more years. An upgrade or exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property, or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain obligors may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

                        SERVICING OF THE MORTGAGE ASSETS

     Mid-State has serviced and expects to continue to service all Accounts from Tampa, Florida. Walter Mortgage services all Mortgage Loans from Ft. Worth, Texas. Although Mid-State does not currently escrow payments for insurance premiums and real estate taxes, it monitors these payments by obligors. Walter Mortgage maintains escrow accounts of obligors for payment of taxes, insurance and other items required to be paid by any obligor pursuant to the terms of the related Mortgage. With respect to each series of securities, under the terms of the related servicing agreement, the Servicers will be responsible for paying unpaid taxes and insurance premiums and recovering these amounts from obligors or, in certain circumstances, from liquidation proceeds. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements, Indentures and Servicing Agreements--Hazard Insurance Policies; Taxes" in this prospectus.

     Walter Mortgage, either directly or through a sub-servicing agreement with Mid-State, performs substantially all field servicing activities, which include collecting or foreclosing on delinquent Mortgage Assets and reselling repossessed homes. Mid-State currently intends to continue to use Walter Mortgage as a sub-servicer for the field servicing activities and to perform the remaining servicing activities with respect to all Accounts itself. Any sub-servicer engaged by Mid-State other than Walter Mortgage or another affiliate would be expected to have experience in servicing assets similar to the Mortgage Assets and to have sufficient financial resources to perform its duties. At least once each month, the Servicers will send a delinquency list, which includes all Mortgage Assets which are past due, to the branch, divisional or home office of Walter Mortgage. Representatives of Walter Mortgage will contact the customer in person, by phone or by mail. If a Mortgage Asset becomes more than three months past due, generally, the obligor surrenders the property or the applicable Servicer commences foreclosure proceedings. The Servicers' current policy is to continue to show a Mortgage Asset as delinquent until (1) it is brought current; (2) the property is surrendered; or (3) foreclosure proceedings are completed.

     RECOVERIES

     Homes may be repossessed in the event that the obligor has missed a number of monthly payments and a Servicer reasonably believes that the prudent course of action would be to repossess the home. Information concerning the frequency of defaults and repossessions is set forth below with respect to the Mortgage Assets. Generally, repossessed homes are remarketed by field collection personnel of Walter Mortgage. Typically, the homes are resold with little or no rehabilitation of the properties and, accordingly, cash expenditures are small. The majority of homes, including the land on which the homes are located, are resold for a down payment ranging from $750 to 10% of the selling price of the home.

     In certain jurisdictions in which repossessed homes may be located, local laws require that persons selling real property be licensed real estate agents or brokers, unless these persons are selling real estate which they, or their employers, own. The field collection personnel of Walter Mortgage are generally not licensed real estate agents or brokers. It is therefore necessary for title to these repossessed homes to be taken in the name of Walter Mortgage, rather than in the name of the trust, pending disposition. Upon disposition, the applicable trust will receive the related cash proceeds, if any, and, in the case of a Series where no REMIC election is made, the related new Mortgage Assets originated, in connection with resales of repossessed properties securing defaulted Mortgage Assets for that series. Depending on the age of the repossessed Mortgage Assets and other factors, such as the condition and location of the related repossessed property, the amount of a recovery as a percentage of the Principal Balance will vary.

TIME TO RECOVERY

     The elapsed time between the initial delinquency of a Mortgage Asset and the date the related home is resold can be divided into three stages: (1) delinquency as to monthly payment period; (2) repossession period; and (3) real estate owned period. Generally, a Mortgage Asset will be no more than three months delinquent before foreclosure proceedings are commenced. If a Servicer anticipates that a payment will not be forthcoming, it may commence foreclosure proceedings when a Mortgage Asset has been delinquent as little as two months. Historically, between approximately 11% to 15% of all repossessed homes are voluntarily surrendered during the delinquency period and, accordingly, avoid the repossession period, and although the time to recovery can vary considerably, the average time following initial delinquency until recovery has been approximately ten months.

     Since no party is required to advance required payments on delinquent Mortgage Assets, any delinquencies that exist at the end of a Collection Period immediately preceding any Distribution Date will reduce the amount of Available Funds for the monthly, quarterly or other periodic date specified in the related prospectus supplement on which payments will be made to Securityholders. See "Risk Factors--Risks Associated with the Securities--The Depositor, the Servicers, the Trustee and, if applicable, the Certificate Administrator Will Have Limited Obligations" "--Credit Enhancement is Limited in Amount and Coverage," and "--Rate of Prepayment on Mortgage Assets May Adversely Affect Average Lives and Yields on the Securities" in this prospectus.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE SERVICERS

     In the ordinary course of their business, the Servicers keep historical delinquency, repossession and real estate owned information according to separate portfolios of mortgage assets within the total portfolio. The Servicers, however, believes that the total portfolio information shows the average performance of their mortgage assets over time, rather than a performance that might be affected by the relative seasoning of a separate portfolio. As of March 31, 2004, the Servicers' mortgage portfolio (including mortgage indebtedness sold to others and serviced by the Servicers) had an aggregate Principal Balance of approximately $2,065,500,000. No assurance can be given, however, that the future experience of the Mortgage Assets in any Trust Fund will be comparable to the historical information set forth below.

     The following table summarizes the delinquency characteristics for all outstanding Mortgage Assets owned or serviced by the Servicers at the end of each of the past three fiscal years. As of each date, the table presents the number of delinquent Mortgage Assets.

                                  DELINQUENCIES

----------------------------------------------------------------------------------------------------------------------
                                                                                                      THREE MONTHS
                                                           FISCAL YEAR ENDED                             ENDED
----------------------------------------------------------------------------------------------------------------------
                                               2001                2002               2003          MARCH 31, 2004
----------------------------------------------------------------------------------------------------------------------
  Total Mortgage Assets Outstanding         56,880              53,879             51,086              50,361
----------------------------------------------------------------------------------------------------------------------
Delinquencies as a Percent of Total
   Mortgage Assets Outstanding:
----------------------------------------------------------------------------------------------------------------------
     31-60 Days                               2.06%               1.81%              1.53%               1.08%
----------------------------------------------------------------------------------------------------------------------
     61-90 Days                               0.83%               0.74%              0.75%               0.47%
----------------------------------------------------------------------------------------------------------------------
     91-Days or more                          3.99%               4.06%              3.25%               3.03%
----------------------------------------------------------------------------------------------------------------------
Total (31 Days or more)                       6.88%               6.61%              5.53%               4.58%
----------------------------------------------------------------------------------------------------------------------

     Repossessions

     Repossessed property is rehabilitated, if necessary, and resold. The following table sets forth certain information concerning the repossession experience of all outstanding mortgage assets in the Servicers' servicing portfolio for each of the past three fiscal years and the three months ended March 31, 2004.

                                  REPOSSESSIONS

                                                                                                  THREE MONTHS
                                                            FISCAL YEAR ENDED                        ENDED
                                        ---------------------------------------------------      --------------
                                                2001                2002               2003      MARCH 31, 2004
                                                ----                ----               ----      --------------

Total Mortgage Assets Outstanding             56,880               53,879             51,086         50,361

Mortgage Assets Repossessed                    1,681                1,596              1,867            379
Mortgage Assets Repossessed as a
   Percent of Total Mortgage Assets             2.96%                2.96%              3.66%          0.75%
         Real Estate Owned

     The number of homes held as real estate owned is set forth in the following aging summary of all outstanding mortgage assets in the Servicers' servicing portfolio for the past three fiscal years.

                                REAL ESTATE OWNED

                                                                                                 THREE MONTHS
                                                           FISCAL YEAR ENDED                         ENDED
                                       ---------------------------------------------------       --------------
                                               2001                2002               2003       MARCH 31, 2004
                                               ----                ----               ----       --------------
0-3 Months                                     146                 183                339              202
4-6 Months                                      20                  34                 77              112
More than 6 Months                              29                  38                 39              117
                                               ---                 ---                ---              ---
Total Real Estate Owned                        195                 255                455              431

     For further information concerning recoveries with respect to mortgage assets, see "--Recoveries" in the prospectus.

                                  THE DEPOSITOR

     Mid-State Capital Corporation (the "DEPOSITOR") is an indirect, wholly-owned subsidiary of Walter Industries, Inc. and was incorporated in the State of Delaware on December 17, 2003. The principal executive offices of the Depositor are located at 4211 W. Boy Scout Blvd., Tampa, Florida 33607. Its telephone number is (813) 871-4180.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                              YIELD CONSIDERATIONS


GENERAL

     The yield on any Offered Security will depend on the price paid by the holder of the Security (the "SECURITYHOLDER"), the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Mortgage Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors--Risks Associated with the Securities--Rate of Prepayment on Mortgage Assets May Adversely Affect Average Lives and Yields on the Securities."

PASS-THROUGH RATE AND INTEREST RATE

     Securities of any Class within a Series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The prospectus supplement with respect to any Series of Securities will specify the Pass-Through Rate or interest rate for each Class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate or interest rate of one or more Classes of Securities; and whether the distributions of interest on the Securities of any Class will be dependent, in whole or in part, on the performance of any counterparty under a Cash Flow Agreement.

     If so specified in the related prospectus supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Mortgage Asset during a certain period (each, an "ACCRUAL PERIOD"), the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Securities (or addition to the Security Balance of a Class of Accrual Securities) on the monthly, quarterly or other periodic date specified in the related prospectus supplement on which distributions will be made to holders of Securities (a "DISTRIBUTION DATE") will include interest accrued during the Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Accrual Period ends on a date other than the day before a Distribution Date for the related Series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Securities will be affected by the rate of principal payments on the Mortgage Assets. The rate at which principal prepayments occur on the Mortgage Assets will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Assets, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Coupon Rates on the Mortgage Assets in a particular Trust Fund, such Mortgage Assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Assets. The rate of principal payments on some or all of the Classes of Securities of a Series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Assets, and by the extent to which the servicer of any such Mortgage Asset is able to enforce such provisions. Mortgage Assets with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Assets without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a Series of Securities, the effect on yield on one or more Classes of the Securities of such Series of prepayments of the Mortgage Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such Classes.

     When a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or such other period specified in the related prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the due date in the month in which such partial prepayment is received or such other date as is specified in the related prospectus supplement.

     The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related Series of Securities may affect the ultimate maturity and the weighted average life of each Class of such Series. Prepayments on the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the Classes of the Securities of the related Series.

     If so provided in the prospectus supplement for a Series of Securities, one or more Classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the stated principal amount (the "SECURITY BALANCE") thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such Series set forth therein. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a Class of Securities of a Series will be influenced by the rate at which principal on the Mortgage Assets is paid to such Class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Assets in a Trust Fund. If any Mortgage Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the Classes of Securities of the related Series, one or more Classes of such Securities may be fully paid prior to their respective final scheduled Distribution

Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Coupon Rates and maturities of the Mortgage Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Assets.

     The prospectus supplement with respect to each Series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each Class of Offered Securities of such Series and the percentage of the initial Security Balance of each such Class that would be outstanding on specified Distribution Dates based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such prospectus supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Assets for any Series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Mortgage Asset

     If so specified in the related prospectus supplement, a number of Mortgage Assets may have balloon payments due at maturity (which, based on the amortization schedule of such Mortgage Asset, may be a substantial amount), and because the ability of an obligor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the obligor's financial situation, prevailing mortgage interest rates, the obligor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Depositor, the Servicers, nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Asset or to sell the Mortgaged Property except to the extent provided in the related prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the obligor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Assets, the Servicers may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify Mortgage Assets that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Asset will tend to extend the weighted average life of the Securities and may thereby lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

     With respect to certain Mortgage Assets, including ARM Loans, the Coupon Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the obligor under each Mortgage Asset generally will be qualified on the basis of the Coupon Rate in effect at origination. The repayment of any such Mortgage Asset may thus be dependent on the ability of the obligor to make larger level monthly payments following the adjustment of the Coupon Rate. In addition, certain Mortgage Assets may be subject to temporary buydown plans ("BUYDOWN MORTGAGE ASSETS") pursuant to which the monthly payments made by the obligor during the early years of the Mortgage Asset will be less than the scheduled monthly payments thereon (the "BUYDOWN PERIOD"). The periodic increase in the amount paid by the obligor of a Buydown Mortgage Asset during or at the end of the applicable Buydown Period may create a greater financial burden for the obligor, who might not have otherwise qualified for a mortgage asset, and may accordingly increase the risk of default with respect to the related Mortgage Asset.

     The Coupon Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Coupon Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Assets may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Assets may be added to the principal balance thereof and will bear interest at the applicable Coupon Rate. The addition of any such deferred interest to the principal balance of any related Class or Classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Asset would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related Class or Classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

     As may be described in the related prospectus supplement, the applicable Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Assets may be applied by the related Trustee to the acquisition of additional Mortgage Assets during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

     In addition, and as may be described in the related prospectus supplement, the related Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments) for a specified period prior to being used to fund payments of principal to Securityholders.

     The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Assets, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related prospectus supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

     Termination

     If so specified in the related prospectus supplement, a Series of Securities may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party specified therein, on any date on which the aggregate principal balance of the Mortgage Assets or the aggregate Security Balance of the Securities of such Series declines to a percentage specified in the related prospectus supplement (not to exceed 10%) of the aggregate initial principal balance of such Mortgage Assets or initial Security Balance of such Securities, as the case may be, under the circumstances and in the manner set forth therein. In addition, if so provided in the related prospectus supplement, certain Classes of Securities may be purchased or redeemed in the manner set forth therein. See "Description of the Securities--Termination."

     Defaults

     The rate of defaults on the Mortgage Assets will also affect the rate, timing and amount of principal payments on the Mortgage Assets and thus the yield on the Securities. In general, defaults on mortgage assets are expected to occur with greater frequency in their early years. The rate of default on Mortgage Assets which are refinance or limited documentation mortgage assets, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Assets. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Assets will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Foreclosures

     The number of foreclosures or repossessions and the principal amount of the Mortgage Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Assets that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Assets and that of the related Series of Securities.

     Refinancing

     At the request of an obligor, the Servicers may allow the refinancing of a Mortgage Asset in any Trust Fund by accepting prepayments thereon and permitting a new Mortgage Loan secured by a lien on the same property. In the event of such a refinancing (in the case of a Trust as to which a REMIC election has been made), the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Asset. A Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Servicers may encourage the refinancing of Mortgage Assets, including defaulted Mortgage Assets, that would permit creditworthy obligors to assume the outstanding indebtedness of such Mortgage Assets.

     Due-on-Sale Clauses

     Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the Mortgage Assets that are Mortgage Loans may include "due-on-sale clauses" that allow the holder of the Mortgage Assets to demand payment in full of the remaining principal balance of the Mortgage Assets upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Assets, except as set forth in the related prospectus supplement, a Servicer may enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicers will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements, Indentures and Servicing Agreements--Due-on-Sale Provisions."

                          DESCRIPTION OF THE SECURITIES


GENERAL

     The asset-backed certificates (the "CERTIFICATES") of a series (each, a "SERIES") (including any Class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund (the "TRUST" or the "TRUST FUND") created pursuant to the applicable Agreement. If a Series of Securities includes asset-backed notes (the "NOTES" and, together with the Certificates, the "SECURITIES"), such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an Indenture. Each Series of Securities will consist of one or more classes (each, a "CLASS") of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (the "SENIOR Certificates" or the "SENIOR NOTES" and, collectively, "SENIOR SECURITIES") or subordinate (the "SUBORDINATE CERTIFICATES" or the "SENIOR NOTES" and, collectively, "SUBORDINATE SECURITIES") to one or more other Classes of Securities in respect of certain distributions on the Securities; (iii) be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "STRIP SECURITIES"); (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series (collectively, "ACCRUAL SECURITIES"); (v) provide for payments of principal as described in the related prospectus supplement, from all or only a portion of the Mortgage Assets in such Trust Fund, to the extent of available funds, in each case as described in the related prospectus supplement; and/or (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Strip Security component. If so specified in the related prospectus supplement, distributions on one or more Classes of a Series of Securities may be limited to collections from a designated portion of the Mortgage Assets in the related Trust Fund (each such portion of Mortgage Assets, a "MORTGAGE ASSET GROUP"). Any such Classes may include Classes of Securities of a Series offered pursuant to this prospectus and a related prospectus supplement (the "OFFERED SECURITIES" ).

     Each Class of Offered Securities of a Series will be issued in minimum denominations corresponding to the Security Balances or, in the case of certain Classes of Strip Securities, notional amounts or percentage interests specified in the related prospectus supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more Classes of Securities of a Series may be issued in fully registered, certificated form ("DEFINITIVE SECURITIES") or in book-entry form ("BOOK-ENTRY SECURITIES"), as provided in the related prospectus supplement. See "Risk Factors--Risks Associated with the Securities--Book-Entry Securities May Experience Certain Problems and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same Class and Series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Risks Associated with the Securities--Securities May Not be Liquid."

DISTRIBUTIONS

     Distributions on the Securities of each Series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for such Series and such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on, unless a different date is specified in the related prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "RECORD DATE"), and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement (the "DETERMINATION DATE"). All distributions with respect to each Class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securityholders in such Class or by random selection or as described in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the security register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Securities of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related prospectus supplement. Generally, the "AVAILABLE DISTRIBUTION AMOUNT" for each Distribution Date equals the sum of the following amounts:

          (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

               (a) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any insurance policies to be maintained in respect of each Mortgage Asset (to the extent such proceeds are not applied to the restoration of the Mortgage Asset or released in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions applicable to the related Mortgage Asset) (collectively, "INSURANCE PROCEEDS"), all other amounts received and retained in connection with the liquidation of Mortgage Assets in default in the Trust Fund ("LIQUIDATION PROCEEDS"), and other unscheduled recoveries received subsequent to the related Due Period,

               (b) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related Trust Fund, and

               (c) all amounts received for a repurchase of a Mortgage Asset from the Trust Fund for defective documentation or a breach of representation or warranty received subsequent to the related Due Period;

          (ii) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements; and

          (iii) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

     The related prospectus supplement for a Series of Securities will describe any variation in the calculation of the Available Distribution Amount for such Series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

     Each Class of Securities (other than Classes of Strip Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such Class or a Component thereof (the "PASS-THROUGH RATE" in the case of Certificates). The related prospectus supplement will specify the Pass-Through Rate or interest rate for each Class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the related prospectus supplement specifies a different basis.

     Distributions of interest in respect of the Securities of any Class will be made on each Distribution Date (other than any Class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement, and any Class of

Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such Class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such Class will be added to the Security Balance thereof on each Distribution Date. With respect to each Class of Securities and each Distribution Date (other than certain Classes of Strip Securities), "ACCRUED SECURITY INTEREST" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on certain Classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below, or interest accrual in the manner described in the related prospectus supplement. The method of determining the notional amount for a certain Class of Strip Securities will be described in the related prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Security Interest on a Series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Assets in the Trust Fund for such Series. The particular manner in which such shortfalls are to be allocated among some or all of the Classes of Securities of that Series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a Class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a Class of Securities by reason of the allocation to such Class of a portion of any deferred interest on the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such Class. See "Risk Factors--Risk Associated with the Securities--Rate of Prepayment on Mortgage Assets May Adversely Affect Average Lives and Yields on the Securities" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

     The Securities of each series, other than certain Classes of Strip Securities, will have a Security Balance which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Assets to the extent provided in the related prospectus supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. If so specified in the related prospectus supplement, the initial aggregate Security Balance of all Classes of Securities of a Series will be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each Class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the Class or Classes of Securities in the amounts and in accordance with the priorities specified in the related prospectus supplement. Certain Classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

CATEGORIES OF CLASSES OF SECURITIES

     The Securities of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a Series of Securities may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable prospectus supplement.

CATEGORIES OF CLASSES                               DEFINITION
---------------------                               ----------

                                                                             PRINCIPAL TYPES

Accretion Directed Class.......................     A Class that receives principal payments from the accreted interest from specified Accrual Classes. An Accretion Directed Class also may receive principal payments from principal paid on the Mortgage
                                                    Assets for the related Series.

Component Class................................     A Class consisting of two or more specified components (each, a
                                                    "COMPONENT") as described in the applicable prospectus supplement.
                                                    The Components of a Class may have different principal and/or interest payment characteristics but together constitute a single
                                                    Class and do not represent severable interests. Each Component may be identified as falling into one or more of the categories in this chart.

Lockout Class..................................     A senior Class that is designed not to participate in or to participate to a limited extent in (i.e., to be "locked out" of), for a specified period, the receipt of (1) principal prepayments on the Mortgage Assets that are allocated disproportionately to the senior Classes of such Series as a group pursuant to a "shifting interest" structure and/or (2) scheduled principal payments on the
                                                    Mortgage Assets that are allocated to the senior Classes as a group.
                                                    A Lockout Class will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions or principal prepayments and/or scheduled principal payments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a "lockout" structure will be distributed in reduction of the principal balances of other senior
                                                    Classes. Lockout Classes are designed to minimize weighted average life volatility during the lockout period.

Notional Amount Class..........................     A Class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Pass-Through Class.............................     A Class of Senior Securities that is entitled to receive all or a specified percentage of the principal payments that are
                                                    distributable to the Senior Certificates or applicable group of
                                                    Senior Certificates (other than any Ratio Strip Class) in the aggregate on a Distribution Date and that is not designated as a
                                                    Sequential Pay Class.

Planned Amortization Class
   (also sometimes referred to
   as a "PAC").................................     A Class that is designed to receive principal payments using a predetermined  principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the "structuring range" for the
                                                    Planned Amortization Class. The Planned Amortization Classes in any
                                                    Series of Securities may be subdivided into different categories
                                                    (e.g., Planned Amortization Class I ("PAC I"), Planned Amortization
                                                    Class II ("PAC II") and so forth) derived using different
                                                    structuring ranges and/or payment priorities. A PAC is designed to provide protection against volatility of weighted average life if prepayments occur at a constant rate within the structuring range.

Ratio Strip Class..............................     A Class that is entitled to receive a constant proportion, or "ratio strip," of the principal payments on the underlying Mortgage Assets.

Scheduled Amortization Class...................     A Class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a
                                                    Planned Amortization Class or Targeted Amortization Class. The
                                                    schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Mortgage
                                                    Assets. In the former case, the two rates are the endpoints for the
                                                    "structuring range" for the Scheduled Amortization Class and such range generally is narrower than that for a Planned Amortization
                                                    Class. Typically, the Support Class(es) for the applicable Series of
                                                    Securities generally will represent a smaller percentage of the
                                                    Scheduled Amortization Class than a Support Class generally would represent in relation to a Planned Amortization Class or a Targeted
                                                    Amortization Class. A Scheduled Amortization Class is generally less sensitive to weighted average life volatility as a result of prepayments than a Support Class but more sensitive than a Planned
                                                    Amortization Class or a Targeted Amortization Class.

Senior Securities..............................     Classes that are entitled to receive payments of principal and interest on each Distribution Date prior to the Classes of
                                                    Subordinated Securities.

Sequential Pay Class...........................     A Class that is entitled to receive principal payments in a prescribed sequence, that does not have a predetermined principal balance schedule and that, in most cases, is entitled to receive payments of principal continuously from the first Distribution Date on which it receives principal until it is retired. A single Class is entitled to receive principal payments before or after other
                                                    Classes in the same Series of Securities may be identified as a
                                                    Sequential Pay Class.

Subordinated Securities........................     Classes that are entitled to receive payments of principal and interest on each Distribution Date only after the Senior Securities and certain Classes of Subordinated Securities with higher priority of distributions have received their full principal and interest entitlements.

Super Senior Class.............................     A Class of Senior Securities that will not bear its share of certain losses or is not allocated certain losses after the Classes of
                                                    Subordinated Securities are no longer outstanding and one or more specified Classes of Senior Securities bear such losses.

Super Senior Support Class.....................     A Class of Senior Securities that bears certain losses allocated to one or more Classes of Senior Securities or is allocated certain losses while one or more Classes of Senior Securities are not allocated losses.

Support Class (also sometimes
   referred to as a "COMPANION
   CLASS").....................................     A Class that is entitled to receive principal payments on any
                                                    Distribution  Date only if scheduled  payments  have been made on specified Planned Amortization Classes, Targeted Amortization
                                                    Classes and/or Scheduled Amortization Classes.

Targeted Amortization Class
   (also sometimes referred to as a
   "TAC")......................................     A Class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Mortgage Assets.
                                                    A TAC is designed to provide some protection against shortening of weighted average life if prepayments occur at a rate exceeding the assumed constant prepayment rate used to derive the principal balances schedule of such Class.

                                                                             INTEREST TYPES

Accrual Class..................................     A Class that accretes the amount of accrued interest otherwise distributable on such Class, which amount will be added as principal to the principal balance of such Class on each applicable
                                                    Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Class is retired.

Fixed Rate Class...............................     A Class with an interest rate that is fixed throughout the life of the Class.

Floating Rate Class............................     A Class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in such index.

Interest Only Class............................     A Class that is entitled to receive some or all of the interest payments made on the Mortgage Assets and little or no principal.
                                                    Interest Only Classes have either no principal balance, a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the Class. It is referred to as nominal since it is extremely small compared to other
                                                    Classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only Class that is not entitled to any distributions in respect of principal.

Inverse Floating Rate Class....................     A Class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related
                                                    Floating Rate Class.

Prepayment Premium Class.......................     A Class that is only entitled to penalties or premiums, if any, due in connection with a full or partial prepayment of a Mortgage Asset.

Principal Only Class...........................     A Class that does not bear interest and is entitled to receive only distributions in respect of principal.

Step Coupon Class..............................     A Class with a fixed interest rate that is reduced to a lower fixed rate after a specific period of time. The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the Closing Date.

Variable Rate Class............................     A Class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage Assets.

COMPONENTS

     To the extent specified in the related prospectus supplement, distributions on a Class of Securities may be based on a combination of two or more different Components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to Components of such a Class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such Component and the Pass-Through Rate or interest rate, if any, on any such Component, respectively.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

     If so provided in the related prospectus supplement, Prepayment Premiums that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the Class or Classes of Securities entitled thereto in accordance with the provisions described in such prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a Series of Securities consisting of one or more Classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a Class of Subordinate Securities in the priority and manner and subject to the limitations specified in such prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

REPORTS TO SECURITYHOLDERS

     With each distribution to holders of any Class of Securities of a Series, the Servicers or the Trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the applicable Agreement, a statement generally setting forth, in each case to the extent applicable and available:

          (i) the amount of such distribution to holders of Securities of such Class applied to reduce the Security Balance thereof;

          (ii) the amount of such distribution to holders of Securities of such Class allocable to Accrued Security Interest;

          (iii) the amount of such distribution allocable to Prepayment
     Premiums;

          (iv) the amount of related servicing compensation and such other customary information as is required to enable Securityholders to prepare their tax returns;

          (v) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

          (vi) the number and aggregate principal balance of Mortgage Assets (a) delinquent for 31-60 days, (b) delinquent for 61-90 days, (c) delinquent for more than 90 days and (d) for which foreclosure proceedings have been commenced;

          (vii)with respect to any Mortgage Asset liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to a Servicer (or any other entity) in respect of such Mortgage Asset, (b) in the case of a Trust for which no REMIC election is made, the principal balance of the new Mortgage Asset, if any, which replaced the liquidated Mortgage Asset and (c) the amount of any loss to Securityholders;

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

          (viii) with respect to collateral acquired by the Trust Fund through foreclosure or otherwise (a "REO PROPERTY") relating to a Mortgage Asset and included in the Trust Fund as of the end of the related Due Period, the date of acquisition;

          (ix) with respect to each REO Property relating to a Mortgage Asset and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Asset immediately following such Distribution Date (calculated as if such Mortgage Asset were still outstanding taking into account certain limited modifications to the terms thereof specified in the applicable Agreement),
     (c) the aggregate amount of unreimbursed servicing expenses in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses;

          (x) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to a Servicer in respect of such REO Property, (c) in the case of a Trust for which no REMIC election is made, the principal balance of the new Mortgage Asset, if any, which replaced the REO Property and (d) the amount of any loss to Securityholders in respect of the related Mortgage Asset;

          (xi) the aggregate Security Balance or notional amount, as the case may be, of each Class of Securities (including any Class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a Class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

          (xii)the aggregate amount of principal prepayments made during the related Due Period; (xiii) the amount deposited in the reserve fund, if any, on such Distribution Date; (xiv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date; (xv) the aggregate unpaid Accrued Security Interest, if any, on each Class of Securities at the close of business on such Distribution Date;

          (xvi)in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

          (xvii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

          (xviii) as to any Series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date;

          (xix)during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Mortgage Assets since the preceding Distribution Date;

          (xx) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

          (xxi) the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     Within a reasonable period of time after the end of each calendar year, the Servicers or the Trustee, as provided in the related prospectus supplement, shall furnish to each Securityholder of record at any time during the calendar year such information required by the Code and applicable regulations thereunder to enable Securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

     The obligations created by the applicable Agreement for each Series of Securities will terminate upon the payment to Securityholders of that Series of all amounts held in the Collection Account or by a Servicer or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of
(i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Asset subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related prospectus supplement. In no event, however, will the Trust Fund continue beyond the date specified in the related prospectus supplement. Written notice of termination of the applicable Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a Series of Securities may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the Security Balance of a specified Class or Classes of Securities by a specified percentage, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such Class or Classes or purchase such Class or Classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein. Such price will at least equal the outstanding Security Balances and any accrued and unpaid interest thereon (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Mortgage Assets of the Trust Fund will be without recourse to the Trust Fund or the Securityholders. Any such purchase or solicitation of bids may be made only when the aggregate Security Balance of such class or classes declines to a percentage of the Initial Security Balance of such Securities (not to exceed 10%) specified in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, certain Classes of Securities may be purchased or redeemed in the manner set forth therein.

OPTIONAL PURCHASES

     If so specified in the related prospectus supplement and subject to the provisions of the applicable Agreement, the Depositor, the Servicers or such other party specified in the related prospectus supplement may, at such party's option, repurchase (i) any Mortgage Asset which is in default or as to which default is reasonably foreseeable if, in the Depositor's, a Servicer's or such other party's judgment, the related default is not likely to be cured by the obligor or default is not likely to be averted and (ii) any Mortgage Asset as to which the origination of such Mortgage Asset breached a representation or warranty made with respect of such Mortgage Asset to the Depositor, a Servicer or such other party at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable prospectus supplement.

DEFINITIVE FORM

     If so specified in the related prospectus supplement, Securities of a Series may be issued in fully registered certificated form (such Securities, "DEFINITIVE SECURITIES"). Distributions of principal of, and interest on, Definitive Securities will be made directly to holders of Definitive Securities in accordance with the procedures set forth in the Agreement. The Definitive Securities of a Series offered hereby and by means of the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Securities, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

     In the event that an election is made to treat the Trust Fund (or one or more pools of segregated assets therein) as a REMIC, the Residual Securities thereof will be issued as Definitive Securities. No legal or beneficial interest in all or a portion of any Residual Security may be transferred without the receipt by the transferor and the Trustee of an affidavit described under "Federal Income Tax Consequences--REMICs--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities."

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

     If so specified in the related prospectus supplement, one or more Classes of Securities of a Series will be issued as Definitive Securities and will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, no service charge will be made for any such registration or transfer of such Securities, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

     If so specified in the related prospectus supplement, Book-Entry Securities may be initially represented by one or more Securities registered in the name of DTC and be available only in the form of book-entries. If specified in the related prospectus supplement, holders of Securities may hold beneficial interests in Book-Entry Securities through DTC (in the United States) or Clearstream or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of Securities by or through a Clearstream Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"). DTC was created to hold securities for its participating members ("DTC PARTICIPANTS") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Securities of any Class or Series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"). The rules applicable to DTC and Participants are on file with the Commission.

     Beneficial owners ("SECURITY OWNERS") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. Participants who are Security Owners of Book-Entry Securities will receive a credit for such Securities on DTC's records. The ownership interest of such holder will in turn be recorded on respective records of the Participants and Indirect Participants. Such holders will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect Participant through which the Securityholders entered into the transaction. Unless and until Definitive Securities (as defined below) are issued, it is anticipated that the only "holder" of Book-Entry Securities of any Series will be Cede & Co. ("CEDE" ), as nominee of DTC. Security Owners will only be permitted to exercise the rights of holders indirectly through Participants and DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders.

     DTC has advised the Servicers and the Depositor that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a holder only at the direction of one or more Participants to whose DTC accounts the Securities are credited. DTC has advised the Servicers and the Depositor that DTC will take such action with respect to any Percentage Interests of the Book-Entry Securities of a Series only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Book-Entry Securities. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

     Clearstream International, L-2967 Luxembourg ("CLEARSTREAM"), a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the of the world's major financial institutions.

     Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Luxembourg Monetary Authority, which supervises Luxembourg banks.

     Clearstream holds securities for its customers ("CLEARSTREAM PARTICIPANTS" ) and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

     Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

     The Euroclear System ("EUROCLEAR") was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "EUROCLEAR OPERATOR"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific Securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments and distributions with respect to Book-Entry Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank, N.A. or JPMorgan Chase Bank, the relevant depositary of Clearstream and Euroclear (the "DEPOSITARIES" ), respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Considerations". Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Book-Entry Securities of a Series will be converted to Definitive Securities and reissued to beneficial owners or their nominees, rather than to DTC or its nominee only if DTC advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities of such Series and the Servicer is unable to locate a qualified successor or under the circumstances specified in the related prospectus supplement or as provided in the related Pooling and Servicing Agreement or Indenture. Upon issuance of Definitive Securities of a Series to Security Owners, such Book-Entry Securities will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

                          DESCRIPTION OF THE AGREEMENTS


AGREEMENTS APPLICABLE TO A SERIES

     REMIC Securities, FASIT Securities, Grantor Trust Securities

     Securities representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as REMIC Securities, FASIT Securities or Grantor Trust Securities will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "POOLING AND SERVICING AGREEMENT") among the Depositor, the Trustee and the Servicers. The Mortgage Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement.

     Securities That Are Partnership Interests for Tax Purposes and Notes

     Partnership Securities that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Pooling and Servicing Agreement.

     A Series of Notes issued by a Trust Fund will be issued pursuant to an indenture (the "INDENTURE") between the related Trust Fund and the Indenture Trustee named in the related prospectus supplement. The Trust Fund will be established pursuant to a trust agreement (each, a "TRUST AGREEMENT") between the Depositor and an owner trustee specified in the prospectus supplement relating to such Series of Notes. The Mortgage Assets securing payment on the Notes will be serviced in accordance with a servicing agreement (each, a "SERVICING AGREEMENT") between the related Trust Fund as Issuer of the Notes, a Servicer and the Indenture Trustee. The Pooling and Servicing Agreements, the Servicing Agreements and the Indenture are referred to each as an "AGREEMENT."

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS, INDENTURES AND SERVICING AGREEMENTS

     General

     The following summaries describe the material provisions that may appear in each Pooling and Servicing Agreement, Indenture and Servicing Agreement. The prospectus supplement for a Series of Securities will describe any provision of the applicable Agreement relating to such Series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Agreement for each Trust Fund and the description of such provisions in the related prospectus supplement. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. As used herein with respect to any Series, the term "SECURITY" refers to all of the Securities of that Series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. A form of a Pooling and Servicing Agreement and a form of Indenture have been filed as exhibits to the Registration Statement of which this prospectus is a part. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) or Indenture relating to any Series of Securities without charge upon written request of a Securityholder of such Series addressed to Mid-State Capital Corporation, 4211 W. Boy Scout Blvd., Tampa, Florida 33607, Attention:
General Counsel.

     The trustee (the "TRUSTEE") or indenture trustee (the "INDENTURE TRUSTEE"), as applicable, with respect to any Series of Securities will be named in the related prospectus supplement. If so specified in the related prospectus supplement, a manager or administrator may be appointed pursuant to the Pooling and Servicing Agreement or Indenture for any Trust Fund to administer such Trust Fund or certain administrative functions which would otherwise be performed by the Servicers may be performed by the Trustee.

     Assignment of Mortgage Assets; Repurchases

     At the time of issuance of any Series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Mortgage Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Mortgage Assets and the other assets comprising the Trust Fund for such Series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the applicable Agreement. Such schedule will include detailed information to the extent available and relevant in respect of each Mortgage Asset included in the related Trust Fund, including without limitation, the city and state of the related Mortgaged Property and type of such property, the Coupon Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio for any Mortgage Loan as of the date indicated and payment and prepayment provisions, if applicable.

     Mortgage Loans. With respect to each Mortgage Loan, except as otherwise specified in the related prospectus supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will generally include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related obligor. Mid-State or other entity specified in the related prospectus supplement will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The applicable Agreement will generally require the Depositor or another party specified in the related prospectus supplement to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, unless (i) with respect to a particular state, the Trustee has received an opinion of counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) recordation in a state is not required by the Rating Agencies rating the Series in order to obtain the initial ratings on the Securities described in the related prospectus supplement.

     Notwithstanding the preceding paragraph, with respect to any Mortgage Loan which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the applicable Servicer will be required to take all actions as are necessary to cause the applicable Trust Fund to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     Accounts. With respect to each Account, the Trustee will obtain a security interest in the mortgage, deed of trust or other security instrument, as the case may be, and other documents and instruments underlying each related Account assigned to the Trustee for that Series. Upon receipt of these documents and instruments from the Depositor after the issuance of the Securities for that Series, the related Agreement requires the Depositor or Issuer of that series to: (1) endorse each obligor's promissory note in blank and deliver the note to be held by the Trustee until the time when the obligor's Account is paid in full or has been foreclosed upon; (2) prepare assignments of mortgages, mechanic's lien contracts or deeds of trust, as the case may be, in recordable form, which collaterally assign the Depositor's or related Issuer's interest in the mortgages, mechanic's lien contracts or deeds of trust to the related Trustee; and (3) if required by the related Agreement, record such assignments in the local real estate records where the real property is located.

     The Trustee (or a custodian) will review such Mortgage Asset documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Securityholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Servicers and the Depositor, and the Servicers shall immediately notify the Depositor or other entity specified in the related prospectus supplement. If the Depositor cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related prospectus supplement, the Depositor or other entity specified in the related prospectus supplement will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Asset from the Trustee at a price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest at the interest rate for such Mortgage Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are payable to the Servicers or such other price as specified in the related prospectus supplement (the "PURCHASE PRICE") or substitute for such Mortgage Asset. There can be no assurance that the Depositor or other named entity will fulfill this repurchase or substitution obligation, and the Servicers will not be obligated to repurchase or substitute for such Mortgage Asset if the Depositor or other named entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the Mortgage Asset or repurchasing or substituting for such Mortgage Asset, the Depositor or other named entity may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     Representations and Warranties; Repurchases

     To the extent provided in the related prospectus supplement the Depositor will, with respect to each Mortgage Asset, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties including the Depositor, the "WARRANTING PARTY") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Mortgage Asset on the schedule of Mortgage Assets appearing as an exhibit to the applicable Agreement; (ii) in the case of a Mortgage Loan, the existence of title insurance insuring the lien priority of the Mortgage Loan and, in the case of an Account, that the promissory note creates a valid first security interest in or lien on the related Mortgaged Property; (iii) the authority of the Warranting Party to sell the Mortgage Asset; (iv) the payment status of the Mortgage Asset; (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note or promissory note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage or promissory note; and
(vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party shall be Mid-State or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Mortgage Asset may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related Series of Securities evidencing an interest in such Mortgage Asset. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Mortgage Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Each Agreement will provide that the Servicers and/or Trustee or such other entity identified in the related prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Asset that materially and adversely affects the value of such Mortgage Asset or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Asset from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a Series, a Warranting Party, rather than repurchase a Mortgage Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of such Series of Securities, to cause the removal of such Mortgage Asset from the Trust Fund and substitute in its place one or more other Mortgage Assets, as applicable, in accordance with the standards described in the related prospectus supplement. If so provided in the prospectus supplement for a Series, a Warranting Party, rather than repurchase or substitute a Mortgage Asset as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor (except to the extent that it is the Warranting Party) nor the Servicers will be obligated to purchase or substitute for a Mortgage Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to the Mortgage Assets.

     A Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the applicable Agreement. A breach of any such representation of such Servicer which materially and adversely affects the interests of the Securityholders and which continues unremedied for the number of days specified in the applicable Agreement after the giving of written notice of such breach to such Servicer by the Trustee or the Depositor, or to such Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 51% of the Voting Rights or such other percentage specified in the related prospectus supplement, will constitute an Event of Default under such Agreement. See "--Events of Default under the Agreements" and "--Rights Upon Event of Default under the Agreements."

     Collection Account and Related Accounts

     General. The Servicers and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Assets (collectively, the "COLLECTION ACCOUNT"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any Class of Securities of such Series. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the applicable Agreement ("PERMITTED INVESTMENTS"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise specified in the applicable prospectus supplement, any interest or other income earned on funds in the Collection Account will be paid to the Servicers or their designees as additional servicing compensation. If permitted by the Rating Agency or Agencies, a Collection Account may contain funds relating to more than one Series of Securities and may contain other funds respecting payments on mortgage assets belonging to the Servicers or serviced by them on behalf of others.

     Deposits. A Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, or such other period provided in the applicable Agreement, the following payments and collections received by such Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

          (i) all payments on account of principal, including principal prepayments, on the Mortgage Assets;

          (ii) all payments on account of interest on the Mortgage Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation;

          (iii) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Mortgage Assets acquired for the benefit of Securityholders;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series of Securities as described under "Description of Credit Support";

          (v) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

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

          (vi) all proceeds of any Mortgage Asset or, with respect to a Mortgage Asset, property acquired in respect thereof purchased by the Depositor, Mid-State or any other specified person as described under "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Asset purchased as described under "--Realization Upon Defaulted Mortgage Assets," and all proceeds of any Mortgage Asset purchased as described under "Description of the Securities--Termination";

          (vii)to the extent that any such item does not constitute additional servicing compensation to a Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Mortgage Assets;

          (viii) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies; Taxes";

          (ix) any amount required to be deposited by a Servicer or the Trustee in connection with losses realized on investments for the benefit of such Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

          (x) any other amounts required to be deposited in the Collection Account as provided in the applicable Agreement and described in the related prospectus supplement.

     Withdrawals. A Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

          (i) to make distributions to the Securityholders on each Distribution Date;

          (ii) to reimburse a Servicer for unpaid servicing fees earned, certain unreimbursed servicing expenses incurred with respect to Mortgage Assets and properties acquired in respect thereof and servicing advances, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Assets and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Assets and properties;

          (iii)to reimburse a Servicer for any servicing expenses or servicing advances described in clause (ii) above which, in such Servicer's good faith judgment, will not be recoverable from the amounts described in clause (ii), such reimbursement to be made from amounts collected on other Mortgage Assets or, if and to the extent so provided by the applicable Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other Mortgage Assets that is otherwise distributable on one or more Classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding Class of Securities, of the related Series;

          (iv) if and to the extent described in the related prospectus supplement, to pay a Servicer interest accrued on the servicing expenses described in clauses (i) and (ii) above while such servicing expenses remain outstanding and unreimbursed;

          (v) to reimburse a Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding Servicers and the Depositor";
     (vi) if and to the extent described in the related prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

          (vii)to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Trustee";

          (viii) to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

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

          (ix) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (x) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC or a FASIT, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the applicable prospectus supplement, respectively;

          (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Asset or a property acquired in respect thereof in connection with the liquidation of such Mortgage Asset or property;

          (xii)to pay for the cost of various opinions of counsel obtained pursuant to the applicable Agreement for the benefit of Securityholders;

          (xiii) to pay for the costs of recording the applicable Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the applicable Agreement;

          (xiv)to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Mortgage Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "--Assignment of Mortgage Assets; Repurchases" and "--Representations and Warranties; Repurchases" or otherwise;

          (xv) to make any other withdrawals permitted by the applicable Agreement; and

          (xvi) to clear and terminate the Collection Account at the termination of the Trust Fund.

     Other Collection Accounts. Notwithstanding the foregoing, if so specified in the related prospectus supplement, the applicable Agreement for any Series of Securities may provide for the establishment and maintenance of a separate holding account into which the Servicers will deposit within 48 hours of receipt or within a period of time otherwise specified in the related prospectus supplement the amounts described under "--Deposits" above for one or more Series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such holding account. The prospectus supplement will set forth any restrictions with respect to any such holding account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

     Collection and Other Servicing Procedures. The Servicers are required to make reasonable efforts to collect all scheduled payments under the Mortgage Assets and will follow or cause to be followed such collection procedures as they would follow with respect to assets that are comparable to the Mortgage Assets and held for their own accounts, provided such procedures are consistent with (i) the terms of the applicable Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) otherwise in accordance with their normal servicing practices (collectively, the "SERVICING STANDARD"). In connection therewith, the Servicers will be permitted in their discretion to waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Asset.

     Although the Servicers will be responsible for servicing the Mortgage Assets, Mid-State will enter into a sub-servicing agreement with Walter Mortgage. Under that sub-servicing agreement, Walter Mortgage will perform certain day-to-day servicing functions, such as following up on delinquent Mortgage Assets and initiating foreclosure proceedings, in accordance with the standards and provisions of the related Servicing Agreements.

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

     Each Servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described herein and in any related prospectus supplement, and filing and settling claims thereunder; maintaining, to the extent required by the applicable Agreement, escrow accounts of obligors for payment of taxes, insurance and other items required to be paid by any obligor pursuant to the terms of the Mortgage Assets; processing assumptions or substitutions in those cases where a Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Assets. The Servicers or such other entity specified in the related prospectus supplement will be responsible for filing and settling claims in respect of particular Mortgage Assets under any applicable instrument of Credit Support. See "Description of Credit Support."

     The Servicers may agree to modify, waive or amend any term of any Mortgage Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Asset or (ii) in its judgment, materially impair the security for the Mortgage Asset or reduce the likelihood of timely payment of amounts due thereon. The Servicers also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Asset if, unless otherwise provided in the related prospectus supplement, (i) in their judgment, a material default on the Mortgage Asset has occurred or a payment default is reasonably foreseeable and (ii) in their judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Asset on a present value basis than would liquidation.

     Realization Upon Defaulted Mortgage Assets

     Generally, the Servicers are required to monitor any Mortgage Asset which is in default, initiate corrective action in cooperation with the obligor if a cure is likely, inspect the Mortgage Asset and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before a Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     Any Agreement relating to a Trust Fund may grant to a Servicer and/or the holder or holders of certain Classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price a Mortgage Asset as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

     If so specified in the related prospectus supplement, a Servicer may offer to sell any defaulted Mortgage Asset described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when such Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The applicable Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that such Servicer accept the highest cash bid received from any person (including itself, an affiliate of such Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Asset. In the absence of any bid determined in accordance with the applicable Agreement to be fair, such Servicer shall proceed with respect to such defaulted Mortgage Asset as described below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Servicers, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Asset by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Asset has occurred or, in a Servicer's judgment, is imminent.

     If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Servicers, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the close of the third calendar year after the year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Securities are outstanding. Subject to the foregoing, a Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price. The applicability of these limitations if a FASIT election is made with respect to all or a part of the Trust Fund will be described in the applicable prospectus supplement.

     The limitations imposed by the applicable Agreement and the REMIC provisions or the FASIT provisions of the Code (if a REMIC election or a FASIT election, respectively, has been made with respect to the related Trust Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" and "Certain Legal Aspects of the Accounts--Foreclosure and Other Remedies."

     If recovery on a defaulted Mortgage Asset under any related instrument of Credit Support is not available, a Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Asset. If the proceeds of any liquidation of the property securing the defaulted Mortgage Asset plus, in the case of a Trust Fund as to which no REMIC election has been made, the principal balance of the new Mortgage Asset originated in connection with the liquidation of the property, are less than the outstanding principal balance of the defaulted Mortgage Asset plus interest accrued thereon at the applicable Coupon Rate, plus the aggregate amount of expenses incurred by such Servicer in connection with such proceedings and which are reimbursable under the applicable Agreement, the Trust Fund will realize a loss in the amount of such difference. Such Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Asset, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Asset and unreimbursed servicing expenses incurred with respect to the Mortgage Asset.

     If any property securing a defaulted Mortgage Asset is damaged a Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Asset after reimbursement of such Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicers of the Mortgage Assets, the Servicers, on behalf of themselves, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Assets.

     If a Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Assets, such Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Securityholders, amounts representing its normal servicing compensation on such Mortgage Asset and unreimbursed servicing expenses incurred with respect to the Mortgage Asset. See "--Hazard Insurance Policies; Taxes" and "Description of Credit Support."

     Hazard Insurance Policies; Taxes

     Generally, each Agreement for a Trust Fund will require the Servicers to cause the obligor on each Mortgage Asset to maintain a hazard insurance policy providing for such coverage as is required under the security instrument or, if such security instrument permits the holder thereof to dictate the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Asset (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or such other amount specified in the related prospectus supplement. The ability of a Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by obligors. All insurance proceeds collected by a Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the obligor in accordance with such Servicer's normal servicing procedures, subject to the terms and conditions of the related security instrument) will be deposited in the Collection Account. The applicable Agreement may provide that a Servicer may satisfy its obligation to cause each obligor to maintain such a hazard insurance policy by such Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Assets. If such blanket policy contains a deductible clause, a Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

     If a Servicer obtains a hazard insurance policy on behalf of an obligor, it normally does so through an insurance agency that is an affiliate of the Servicers, and the reinsurer, if any, of that insurance policy may be an affiliate of the Servicers.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Assets will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Each Agreement will require the Servicers to cause the obligor on each Mortgage Asset to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related security instrument and the Servicing Standard.

     Any cost incurred by the Servicers in maintaining any such insurance policy will be added to the amount owing under the Mortgage Asset where the terms of the Mortgage Asset so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Securityholders. Such costs may be recovered by the Servicers from the Collection Account, with interest thereon, as provided by the applicable Agreement.

     Under the terms of the Mortgage Assets, obligors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicers, on behalf of the Trustee and Securityholders, are obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Assets. However, the ability of the Servicers to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicers by obligors.

     The Servicers or an affiliate, as sub-servicer, also will be required to monitor each obligor's payment of taxes. If the payments are not made, the Servicers will be required to make the payments and will not be reimbursed for the payments except to the extent that the amounts are collected from the obligor, from a sub-servicer or to the extent recoverable as Liquidation Expenses.

     Fidelity Bonds and Errors and Omissions Insurance

     Each Agreement will require that a Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of such Servicer.

The applicable Agreement will allow such Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of such Servicer so long as certain criteria set forth in such Agreement are met.

     Due-on-Sale Provisions

     The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Walter Mortgage will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that it will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of a Servicer for entering into an assumption agreement will be retained by or on behalf of such Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses." Walter Mortgage will generally permit such transfer so long as the transferee satisfies its then applicable underwriting standards. The purpose of such transfers is often to avoid a default by the transferring obligor. See "Certain Legal Aspects of the Mortgage Loans--"Due-on-Sale" Clauses."

     Servicing Compensation and Payment of Expenses

     A Servicer's primary servicing compensation with respect to a Series of Securities will come from the periodic payment to it of a portion of the interest payment on each Mortgage Asset or such other amount specified in the related prospectus supplement. Since a Servicer's primary compensation is a percentage of the principal balance of each Mortgage Asset, such compensation will decrease in accordance with the amortization of the Mortgage Assets. The prospectus supplement with respect to a Series of Securities evidencing interests in a Trust Fund may provide that, as additional compensation, a Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from obligors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Servicer pursuant to the applicable Agreement.

     A Servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Mortgage Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Assets and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

     Evidence as to Compliance

     Each Agreement relating to Mortgage Assets will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of the applicable Servicer of mortgage assets under agreements substantially similar to each other (including the applicable Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the applicable Servicer to the effect that such Servicer has fulfilled its obligations under the applicable Agreement throughout the preceding calendar year or other specified twelve-month period.

     Copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to each Servicer or other entity specified in the related prospectus supplement at the address set forth in the related prospectus supplement.

     Certain Matters Regarding Servicers and the Depositor

     The applicable Agreement will provide that each Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under such Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of such Servicer so causing such a conflict being of a type and nature carried on by such Servicer at the date of such Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed such Servicer's obligations and duties under the applicable Agreement.

     Each Agreement will further provide that none of any Servicer, the Depositor or any director, officer, employee, or agent of any Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the applicable Agreement; provided, however, that none of any Servicer, the Depositor or any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Servicer, the Depositor and any director, officer, employee or agent of any Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Asset (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the applicable Agreement. In addition, each Agreement will provide that none of any Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the applicable Agreement and which in its opinion may involve it in any expense or liability. Any such Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and neither Servicer nor the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which a Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Servicer or the Depositor is a party, or any person succeeding to the business of a Servicer or the Depositor, will be the successor of such Servicer or the Depositor, as the case may be, under the applicable Agreement.

     Special Servicers

     If and to the extent specified in the related prospectus supplement, a special servicer (a "SPECIAL Servicer") may be a party to the applicable Agreement or may be appointed by a Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Assets that would otherwise be performed by such Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Assets). The rights and obligations of any Special Servicer will be specified in the related Agreement. Such Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Agreement.

     Events of Default under the Pooling and Servicing Agreements and Servicing Agreements

     Events of default under the applicable Agreement will generally include (i) any failure by a Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee for distribution to Securityholders or to deposit any amounts into a holding account, if so specified in the related prospectus supplement for a Series of Securities, which failure is not remedied within a grace period, if any; (ii) any failure by a Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the applicable Agreement which continues unremedied for 30 days after written notice of such failure has been given to such Servicer by the Trustee or the Depositor, or to such Servicer, the Depositor and the Trustee by Securityholders evidencing not less than 51% of the Voting Rights; (iii) any breach of a representation or warranty made by a Servicer under the applicable Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for 30 days after written notice of such breach has been given to such Servicer by the Trustee or the Depositor, or to such Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 51% of the Voting Rights; (iv) if so specified in the related prospectus supplement for a Series of Securities, any failure by a Servicer to deliver to the related Trustee a weekly report covering transfers from a holding account to the Collection Account, in the absence of force majeure; and (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of a Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. The Trustee will, not later than the later of 60 days or such other period specified in the related prospectus supplement after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor, the non-defaulting Servicer and all Securityholders of the applicable Series notice of such occurrence, unless such default shall have been cured or waived.

     The manner of determining the "VOTING RIGHTS" of a Security or Class or Classes of Securities will be specified in the related prospectus supplement.

     Rights Upon Event of Default under the Pooling and Servicing Agreements and Servicing Agreements

     So long as an event of default under the applicable Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing more than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights, the Trustee shall terminate all of the rights and obligations of the defaulting Servicer under the applicable Agreement and in and to the Mortgage Assets serviced by such Servicer (other than as a Securityholder), whereupon the Trustee or a standby servicer named in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of such Servicer under the applicable Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act and no standby servicer is named in the related prospectus supplement, it may or, at the written request of the holders of Securities entitled to more than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agencies with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related prospectus supplement) to act as successor to the defaulting Servicer under the applicable Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the defaulting Servicer under the applicable Agreement.

     The holders of Securities representing at least 66 2/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights will be entitled to waive such event of default; provided, however, that an event of default involving a failure to distribute a required payment to Securityholders described in clause (i) under "--Events of Default under the Pooling and Servicing Agreements and Servicing Agreements" may be waived only by all of the Securityholders. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

     No Securityholders will have the right under the applicable Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days (or such other number of days specified in the related prospectus supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     Amendment of Pooling and Servicing Agreements

     Each Agreement may be amended by the parties thereto, without the consent of any Securityholders covered by the applicable Agreement, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related prospectus supplement, (iii) to make any other provisions with respect to matters or questions arising under the applicable Agreement which are not materially inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not adversely affect in any material respect the interests of any Securityholders covered by the applicable Agreement as evidenced either by an opinion of counsel to such effect or the delivery to the Trustee of written notification from each Rating Agency that provides, at the request of the Depositor, a rating for the Offered Securities of the related Series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Securities. Each Agreement may also be amended by the Depositor, the Servicers and the Trustee, with the consent of the Securityholders affected thereby evidencing more than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights, for any purpose; provided, however, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets which are required to be distributed on any Security without the consent of the Securityholder or (ii) reduce the consent percentages described in this paragraph without the consent of all the Securityholders covered by such Agreement then outstanding. However, with respect to any Series of Securities as to which a REMIC election or a FASIT election is to be made, the Trustee will not consent to any amendment of the applicable Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC or a FASIT, as the case may be, at any time that the related Securities are outstanding.

     Amendment of Servicing Agreements

     With respect to each Series of Securities, the related Servicing Agreements may be amended by the parties thereto with the consent of the related Trustee and the Securityholders of that Series entitled to more than 51% of the aggregate Voting Rights of all Classes of Securities voting together as a single class, for the purpose of adding any provisions to, or modifying or eliminating any provisions of, the related Servicing Agreements. However, amendments affecting amounts to be deposited in the related holding accounts, if any, or the related Collection Account, altering the priorities with which any allocation of funds shall be made under the related Servicing Agreements, creating liens on the Mortgage Assets and other assets of a Trust of that Series or modifying certain specified provisions of the related Servicing Agreements may be approved only with the consent of the related Trustee and all Securityholders of that Series. The Servicing Agreements for a Series of Securities may also be amended without the consent of the related Trustee or any Securityholder of that Series if the amendment does not adversely affect in any material respect the interests of any Securityholder of that Series.

     Events of Default under the Indentures

     With respect to each Series of Notes, an "Event of Default" will be defined in the related Indenture as one or more of the following events: (1) a default in the payment of any amount due under the Notes of that Series by or on the related maturity date; (2) a failure to apply funds in the Collection Account of that series in accordance with the related Indenture and that failure continues for a period of two business days; (3) a default in the payment when due of any interest on any Class of Notes of a particular Series and the expiration of a 30-day grace period; (4) a default in the observance of certain negative covenants in the related Indenture; (5) a default in the observance of any other covenant in the related Indenture and the continuation of that default for a period of thirty days after notice to the Issuer of the Series of Notes by the related Indenture Trustee or to that Issuer and that Indenture Trustee by the noteholders of that Series entitled to more than 51% of the Voting Rights, that written notice specifying the

Event of Default and stating that this notice is a "Notice of Default;" or
(6) certain events of bankruptcy or insolvency with respect to the Issuer of that Series of Notes.

     Following the occurrence of an Event of Default respecting any Series of Notes, unless otherwise specified in the related prospectus supplement, the Indenture Trustee for that Series of Notes will be required to apply the amounts received for the related Mortgage Assets in the following order: (1) to the payment of certain fees and expenses of the related Issuer, Servicers and Indenture Trustee; (2) to pay interest on the Notes, as specified in the related Indenture, (3) to pay principal of the Notes; and (4) the remainder to the Issuer.

     Rights Upon Events of Default under the Indentures

     Respecting each Series of Notes, the related Indenture provides that the indenture trustee for that series of notes may exercise remedies on behalf of the noteholders of that Series only if an event of default under the applicable Indenture has occurred and is continuing. The Indenture Trustee for that Series of Notes shall proceed, in its own name, subject to the related Indenture, to protect and enforce its rights and the rights of the noteholders of that Series by the remedies provided for in the related Indenture as the related Indenture Trustee shall deem most effectual to protect and enforce these rights.

     An event of default may be cured only if the Indenture Trustee of a Series of Notes has not accelerated the Notes of that Series.

     Modification of Indenture

     With the consent of the noteholders of a Series evidencing more than 51% of the Voting Rights of each Class of Notes of the Series adversely affected, the related Indenture Trustee and the Issuer of that Series of Notes may execute a supplemental indenture to add provisions to, or change in any manner or eliminate provisions of, the related Indenture or modify, except as provided below, in any manner the rights of the holders of the Notes of that Series.

     Without the consent of the holders of each outstanding Note of the Series affected, no supplemental indenture shall (a) (1) change the related maturity date, or (2) the Distribution Date for any instalment of interest on, any Note of that Series or (3) reduce its principal amount, its Coupon Rate or its redemption price, or (4) change the earliest date on which any Note of that Series may be redeemed, or (5) change the place of payment where, or the coin or currency in which, any note of that Series or its interest is payable, or (6) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment, (b) reduce the percentage of the Voting Rights, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture, or of certain defaults under the related Indenture and their consequences as provided for in the related Indenture, (c) modify the provisions of the related Indenture relating to the sale of property subject to the lien under the related Indenture or specifying the circumstances under which a supplemental indenture may not change the provisions of the related Indenture without the consent of the holders of each outstanding Note of the Series affected, as applicable, (d) modify or alter the provisions of the related Indenture regarding the voting of Notes of the Series held by the related Issuer or an affiliate of that Issuer,
(e) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any part of the property subject to the lien under the related Indenture or terminate the lien of the related Indenture on any property at any time subject to it or deprive the holder of any Note of that Series of the security afforded by the lien of the related Indenture or (f) modify any of the provisions of the related Indenture in such a manner as to affect the calculation of the principal and interest payable on any Note of that Series.

     Negative Covenants under the Indentures

     With respect to each Series of Notes, the related Issuer will not, among other things, engage in any business or activity other than in connection with, or relating to, the issuance of Notes of that Series and the purchase of the related Mortgage Assets or the preservation of the related trust and the release of assets therefrom pursuant to the Related Indenture and the related trust agreement. See "The Issuer" in this prospectus.

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

     Limitations on Suits under the Indentures

     A noteholder of any Series will not have the right to institute any proceedings, judicial or otherwise, with respect to the related Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the related Indenture, unless (a) that holder previously has given to the related Indenture Trustee written notice of a continuing event of default, (b) the holders of Notes of that Series entitled to more than 51% of the Voting Rights of that Series have made written request of the related Indenture Trustee to institute the proceedings in its own name as Indenture Trustee and have offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with that request, (c) the Indenture Trustee has for 60 days after its receipt of the notice neglected or refused to institute any proceeding and (d) no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of then outstanding Notes of that Series. Regardless of the above, there shall be no restriction on the ability of the holders of the Notes to institute any proceedings, judicial or otherwise, to recover due and unpaid principal and interest on the Notes.

     Reports to Noteholders under the Indentures

     With respect to each Series of Notes, on each Distribution Date the related Indenture Trustee is required to deliver to the noteholders of that Series a written report setting forth the amount of payment which represents principal and the amount which represents interest, in each case on a per individual Note basis, and the remaining outstanding principal amount of an individual Note after giving effect to the payment of principal made on that Distribution Date.

     Issuer's Annual Compliance Statement

     With respect to each Series of Notes, the related Issuer will be required to file annually with the Indenture Trustee for the related Series a written statement as to the fulfillment of its obligations under the related Indenture.

     Satisfaction and Discharge of Indentures

     With respect to each Series of Notes, the related Indenture will be discharged regarding the Mortgage Assets for that Series upon the delivery to the related Indenture Trustee for cancellation of all the Notes of that Series or, with certain limitations, upon deposit with the related Indenture Trustee of funds sufficient for the payment in full of all the Notes of that Series.

     The Trustee

     The Trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor, the Servicers and their affiliates. With respect to certain Series of Securities, a certificate administrator will perform certain duties and functions normally performed by the Trustee. Any certificate administrator will be a party to the applicable Agreement and will be named in the applicable Prospectus Supplement. Any certificate administrator will have obligations and rights similar to the Trustee as described in this Prospectus.

     Duties of the Trustee

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities or any Mortgage Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Servicers. If no event of default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the applicable Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the applicable Agreement.

     Certain Matters Regarding the Trustee

     The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, of the Securityholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the applicable Agreement or Series of Securities (iii) being the owner of record with respect to the Mortgage Assets in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related Series of Securities entitled to not less than 51% (or such other percentage as is specified in the applicable Agreement with respect to any particular matter) of the Voting Rights for such Series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the applicable Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

     Resignation and Removal of the Trustee

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Servicers and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Servicers. If no successor trustee shall have been so appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the applicable Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any Class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Servicers. Securityholders of any Series entitled to more than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such Series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE TRUST AGREEMENTS

     The following summaries describe the material provisions of the trust agreement for each Series of Notes. The related prospectus supplement will describe any material provisions of the related trust agreement not described in this prospectus.

     Regarding each Series of Notes, under the terms of the related trust agreement, the Depositor will have conveyed to the related owner trustee a nominal amount of cash to establish the related Trust, which will act as Issuer for that Series of Notes. In exchange, the Depositor will have received certificates evidencing beneficial ownership of the Issuer of that Series of Notes created under that agreement. Subject to certain restrictions, the Depositor may sell or assign certificates of beneficial ownership of the Issuer of a Series of Notes to another entity or entities.

     With respect to each Series of Notes, the related trust agreement will provide that the related owner trustee will be obligated to (1) execute and deliver the Indenture, the Notes, the Servicing Agreements, the purchase and sale agreement and all other documents, agreements and instruments related to that Series of Notes; (2) acquire the related Mortgage Assets and other Assets and pledge them as security for the Notes of that Series, (3) issue the Notes of that Series pursuant to the related Indenture; and (4) take whatever action shall be required to be taken by the owner trustee of that Series of Notes by, and subject to, the terms of the related trust agreement. With respect to each Series of Notes, the related trust agreement will provide that the Issuer of the Series of Notes may not conduct any activities other than those related to the issuance and sale of Notes of that Series, the investment of certain funds in Permitted Investments, as defined in the related Indenture, and any other limited activity as may be required in connection with reports and payments to holders of the Notes of that Series and the beneficial interest of the related Trust. Respecting each Series of Notes, neither the related owner trustee in its individual capacity nor the holders of the beneficial interest of the related Trust are liable for payment of principal of or interest on the Notes of that Series and each holder of Notes of that Series will be deemed to have released the related owner trustee and the holders of the beneficial interest of the related Trust from any such liability. Upon the payment in full of all outstanding Notes of a Series and the satisfaction and discharge of the related Indenture, the related owner trustee will succeed to all the rights of the related Indenture Trustee, and the holders of the beneficial interest of the related Trust will succeed to all the rights of the noteholders of that Series, under the related Servicing Agreements, except as otherwise provided therein.

     Respecting each Series of Notes, the related trust agreement will provide that the related owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust until at least 367 days after payment in full of all the Notes of that Series and the holders of the beneficial interest of the related Trust shall not direct the related owner trustee to take any action that would violate that provision.

     The related prospectus supplement will set forth the fee the related owner trustee is entitled to pursuant to the related trust agreement.

     With respect to each Series of Notes, the related trust agreement may, at the unanimous written request of the holders of the beneficial interest of the related Trust, be supplemented and amended by a written instrument signed by the related owner trustee and the holders of the beneficial interest of the related Trust, with the written consent of the related Indenture Trustee.

     With respect to each Series of Notes, the related trust agreement will provide that the related Trust will terminate upon the earlier to occur of (1) the final sale or disposition of the Trust Fund and the distribution of all its proceeds to the holders of the beneficial interest of the related Trust; or (2) 21 years less one day following the death of the survivor of certain individuals described in the trust agreement, but in no event later than the date set forth in the related prospectus supplement.

                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

     For any Series of Securities, Credit Support may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more Classes of Securities, overcollateralization, excess interest, cross-support, letters of credit, insurance policies, limited guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one Series to the extent described therein.

     The coverage provided by any Credit Support will be described in the related prospectus supplement. Generally, such coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one Series of Securities (each, a "COVERED TRUST"), Securityholders evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more Classes of Securities of a Series, or the related Mortgage Assets, the related prospectus supplement will include a description of (a) the nature and amount of


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

coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement. See "Risk Factors--Risks Associated with the Securities--Credit Enhancement is Limited in Amount and Coverage."

SUBORDINATE SECURITIES

     If so specified in the related prospectus supplement, one or more Classes of Securities of a Series may be Subordinate Securities. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related prospectus supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Securities in a Series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Mortgage Assets for a Series are divided into separate groups, each supporting a separate Class or Classes of Securities of a Series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Mortgage Assets within the Trust Fund. The prospectus supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

LIMITED GUARANTEE

     If so specified in the related prospectus supplement with respect to a Series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

     If so specified in the related prospectus supplement with respect to a Series of Securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

LETTER OF CREDIT

     Alternative credit support with respect to a Series of Securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the related prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Securities will be set forth in the prospectus supplement relating to such Series.

POOL INSURANCE POLICIES

     If so specified in the related prospectus supplement relating to a Series of Securities, a pool insurance policy for the Mortgage Assets in the related Trust Fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the related prospectus supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

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SPECIAL HAZARD INSURANCE POLICIES

     If so specified in the related prospectus supplement, a special hazard insurance policy may also be obtained for the related Trust Fund in the amount set forth in such prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the related prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

OBLIGOR BANKRUPTCY BOND

     If so specified in the related prospectus supplement, losses resulting from a bankruptcy proceeding relating to an obligor affecting the Mortgage Assets in a Trust Fund with respect to a Series of Securities will be covered under an obligor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Securities of a Series by the Rating Agency or Rating Agencies that rate such Series). Any obligor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Securities of the related Series, which amount will be set forth in the related prospectus supplement. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

RESERVE FUNDS

     If so provided in the prospectus supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain Classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such prospectus supplement. The reserve funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Securities. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the Securities.

     Moneys deposited in any reserve funds may be invested in Permitted Investments, to the extent specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such Series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Servicer or another service provider as additional compensation. To the extent specified in the related prospectus supplement, the reserve fund, if any, for a Series will not be a part of the Trust Fund.

     Additional information concerning any reserve fund will be set forth in the related prospectus supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to Securityholders and use of investment earnings from the reserve fund, if any.

CASH COLLATERAL ACCOUNT

     If so specified in the related prospectus supplement, credit enhancement may be provided in the form of a cash collateral account securing all or part of certain indebtedness. Following each Distribution Date amounts in a cash collateral account in excess of any amount required to be maintained therein may be released from the cash collateral account under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the Securities. Cash in a cash collateral account may be invested in Permitted


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Investments, to the extent specified in the related prospectus supplement.
To the extent specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the cash collateral account, and any loss resulting from such investments will be charged to such cash collateral account.

OVERCOLLATERALIZATION AND EXCESS INTEREST

     If specified in the related prospectus supplement, subordination provisions of a Trust Fund may be used to accelerate to a limited extent the amortization of one or more Classes of Securities relative to the amortization of the related Mortgage Assets. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more Classes of Securities. Excess interest results from the excess of the weighted average Coupon Rate over the weighted average of the Pass-Through Rates or interest rates of the Securities. This acceleration feature creates, with respect to the Mortgage Assets or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Assets, or a group thereof, over the principal balance of the related Class or Classes of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by applicable state law(which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Mortgage Assets."

GENERAL

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--an obligor (usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of an obligor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, "obligor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the obligor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the obligor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the obligor. At origination of a mortgage loan involving a land trust, the obligor executes a separate undertaking to make payments on the mortgage


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note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Depositor, Mid-State or other entity specified in the related prospectus supplement will make certain representations and warranties in the applicable Agreement or certain representations and warranties will be assigned to the Trustee with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the prospectus supplement.

LAND SALE CONTRACTS

     Under Land Sale Contracts the contract seller (hereinafter referred to as the "CONTRACT LENDER") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "CONTRACT BORROWER") for the payment of the purchase price, plus interest, over the term of the Land Sale Contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Land Sale Contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the contract lender under an instalment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Land Sale Contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the Land Sale Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of contract borrower default during the early years of a Land Sale Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Land Sale Contracts from the harsh consequences of forfeiture. Under such statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a Land Sale Contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a Land Sale Contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

     General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the obligor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

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     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the obligor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the obligor's default and the likelihood that the obligor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate obligors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the obligor failed to maintain the mortgaged property adequately or the obligor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that an obligor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the obligor.

     Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the obligor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the obligor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The obligor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the obligor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

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     Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the obligor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the obligor is in default. Any additional proceeds are generally payable to the obligor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

     Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the obligor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the obligor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the obligor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former obligor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year the Trust Fund acquired the property. With respect to a Series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the applicable Agreement will permit foreclosed property to be held for more than such period of time if the IRS grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions. The applicability of


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these limitations if a FASIT election is made with respect to all or a part of the Trust Fund will be described in the applicable prospectus supplement.

ANTI-DEFICIENCY LEGISLATION, THE BANKRUPTCY CODE AND OTHER LIMITATIONS
ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the obligor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former obligor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the obligor. Finally, other statutory provisions limit any deficiency judgment against the former obligor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former obligor as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "BANKRUPTCY CODE"), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

     A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure." A homeowner may also file for relief under Chapter 11 of the bankruptcy code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.)

     The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A obligor's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

     A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even


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though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when the repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

     Generally, a repayment plan in a case under Chapter 13 may not modify the claim of a mortgage lender if the obligor elects to retain the property, the property is the obligor's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture. Certain courts have also allowed modifications when the Mortgage Loan is fully unsecured at the time of bankruptcy.

     The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

     State statutes and general principles of equity may also provide an obligor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

     In a bankruptcy or similar proceeding of an obligor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the obligor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Bankruptcy reform legislation being considered by the Senate would amend the Bankruptcy Code (such amendment, the "TILA AMENDMENT") to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As most recently proposed, such provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of such legislation, including the Mortgage Loans. The House bill does not include a comparable provision as of the date hereof. If the TILA Amendment were to become law, a violation of the Truth in Lending act with respect to a Mortgage Loan could result in a total loss with respect to such loan in a bankruptcy proceeding. Any such violation would be a breach of representation and warranty of the Depositor, and the Depositor would be obligated to repurchase such Mortgage Loan as described herein.

     Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

     The Bankruptcy Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing


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Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the obligor to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from an obligor for delinquent payments. Certain states also limit the amounts that a lender may collect from an obligor as an additional charge if the loan is prepaid.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the obligor from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the obligor's default and the likelihood that the obligor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate obligors who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the obligor failing to adequately maintain the property or the obligor executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that obligors under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the obligor.

ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBS"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("SUPERLIENS"). In the latter states, the security interest of the Trustee in a property that is subject to such Superlien could be adversely affected.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("CLEANUP COSTS") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

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     The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the obligor, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

     The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the obligor's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

     Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

     On September 28, 1996, Congress enacted, and on September 30, 1996 the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "ASSET CONSERVATION ACT"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption. This legislation more clearly defines the kinds of activities that would constitute "participation in management" and that therefore would trigger liability for secured parties under CERCLA. It also identified certain activities that ordinarily would not trigger liability, provided, however, that such activities did not otherwise rise to the level of "participation in management." The Asset Conservation Act specifically reverses the Fleet Factors "capacity to influence" standard. The Asset Conservation Act also provides additional protection against liability in the event of foreclosure. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Fund and occasion a loss to the Trust Fund and to Securityholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the


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potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any Servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Securityholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the Depositor is authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property.

DUE-ON-SALE CLAUSES

     Unless the related prospectus supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the obligor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a Prepayment Premium upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT PREMIUMS

     Some state laws restrict the imposition of Prepayment Premiums and late fees even when the mortgage assets expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the "PARITY ACT"), permits the collection of Prepayment Premiums and late fees in connection with some types of eligible mortgage assets preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that Prepayment Premiums and late fees may not be collected even on mortgage assets that provide for the payment of those charges. The "OTS", the agency that administers the Parity Act for unregulated, non-federally chartered housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized state-chartered housing creditors to charge Prepayment Premiums and late fees in certain circumstances notwithstanding contrary state law, effective with respect to mortgage assets originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect mortgage assets originated by such entities before July 1, 2003.

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APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the obligor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the obligor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the obligor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("TITLE VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

HOMEOWNERS PROTECTION ACT OF 1998

     The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance ("PMI"). The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. Such termination


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provisions govern when an obligor may cancel the requirement to maintain
PMI and when the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. Such disclosure requirements include notification of the circumstances whereby an obligor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, a servicer shall provide written notification that such PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

TEXAS HOME EQUITY LOANS

     Generally, any "cash-out" refinance or other non-purchase money transaction (except for rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the "TEXAS HOME EQUITY LAWS"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property invalid. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE LAWS

     Generally, under the terms of the Servicemembers Civil Relief Act (the "RELIEF ACT"), an obligor who enters military service after the origination of such obligor's mortgage loan, including an obligor who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of 6% per annum during the period of the obligor's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. Further, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the obligor. The Relief Act applies to obligors who are members of the U.S. Armed Forces and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code (the "CALIFORNIA MILITARY CODE") provides protection substantially similar to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. In addition, other states have enacted comparable legislation which may interfere with or affect the ability of Walter Mortgage to timely collect payments of principal and interest on, or to foreclose on, mortgage loans of obligors in such states who are active or reserve members of the armed services. It is possible that the Relief Act, the California Military Code or similar state law could have an effect, for an indeterminate period of time, on the ability of Walter Mortgage to collect full amounts of interest on certain of the Mortgage Loans in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief Act, the California Military Code or similar state law could result in losses to the holders of the Securities of the related Series. Further, since the Relief Act, the California Military Code and similar state law impose limitations which would impair the ability of Walter Mortgage to foreclose on an affected Mortgage Loan during the obligor's period of active duty status, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United


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States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that such a defense will be successful.

            CERTAIN LEGAL ASPECTS OF THE ACCOUNTS AND RELATED MATTERS


CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors providing mortgage financing. These laws include, without limitation, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Reserve Board's Regulations "B" and "Z" and the Uniform Consumer Credit Code (the "UCCC"). These requirements can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, these liabilities may affect the ability of an assignee, such as each trust and each indenture trustee, to enforce instalment sale contracts and promissory notes such as the Accounts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission, i.e., the "FTC Rule," the provisions of which are generally duplicated by the UCCC, has the effect of subjecting not only a seller, and certain related creditors and their assignees, in a consumer credit transaction but also any assignee of the seller, to all claims and defenses which the customer could assert against the seller. Because liability under the FTC Rule is limited to the amounts paid by the customer under the contract, the holder of the contract may be unable to collect any of the remaining balance. The Accounts are subject to the requirements of the FTC Rule. Accordingly, each Trust Fund, as holder of Accounts for a Series of Securities, will be subject to any claims or defenses that the obligor of the related Account may assert against Jim Walter Homes under the building or instalment sale contract related to the Account in that Series. If a customer successfully asserts any claim or defense under the building or instalment sale contract, the value of that Account could be adversely affected.

     The instalment contracts utilized by Jim Walter Homes contain provisions obligating the obligor to pay late charges if payments are not made in a timely manner. In certain cases, laws of certain states may specifically limit the amount of late charges that may be collected or prohibit the imposition of late charges. With respect to each Series of Securities, late charges will be retained by Mid-State as additional servicing compensation, and the inability of Mid-State to collect these amounts will not affect payments to Securityholders of that Series.

MORTGAGES, DEEDS OF TRUST AND MECHANIC'S LIEN CONTRACTS

     The following discussion contains summaries of certain legal aspects of the mortgages, deeds of trust, deeds to secure debt and mechanic's lien contracts (collectively, "SECURITY INSTRUMENTS") which are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the Accounts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing these Accounts.

     The Security Instruments generally will be either mortgages or deeds of trust depending upon the prevailing practice in the state in which the property securing the related Account is located. A mortgage creates a lien upon the real property encumbered by the mortgage. There are two parties to a mortgage, the obligor, who is the obligor and homeowner, and the mortgagee, who provides financing. Generally, the obligor delivers to the mortgagee a note and the mortgage. The lien created by a mortgage is not prior to liens for real estate taxes and assessments or to certain tax liens. See "--Anti-Deficiency Legislation and Other Limitations on Creditors." Nor is the lien created


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by a mortgage prior to certain other liens which in most jurisdictions are given priority by statute. Priority between mortgages depends on their terms and generally on the order in which they are filed with a state or county recording office.

     Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties:

     o    the obligor-homeowner called the trustor;

     o    a creditor, similar to a mortgagee, called the beneficiary;

     o    and a third-party grantee called the trustee.

     Under a deed of trust, the obligor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The deed of trust may, by state law, be subordinated to real estate taxes and assessments and certain other liens which are given priority by statute. It also may be subordinated to certain tax liens, see "--Anti-Deficiency Legislation and Other Limitations on Creditors."

     In the State of Texas, indebtedness incurred for the purchase of real property is typically secured by a deed of trust. Indebtedness incurred for the purpose of making improvements on real property is secured by a mechanic's lien contract. Both a deed of trust and a mechanic's lien contract grant the power of sale. In all material respects, the mechanic's lien contract has the same effect as a deed of trust.

FORECLOSURE AND OTHER REMEDIES

     The laws of foreclosure vary from state to state. Foreclosure of a mortgage generally is accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties experienced in locating necessary party defendants. Judicial foreclosure proceedings are often not contested by any of the party defendants. If a mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. If the court finds for a mortgagee, it generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     Foreclosure of either a deed of trust or a mechanic's lien contract generally is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the obligor under the terms of the deed of trust or the note secured by it. In some states, the trustee must record a notice of default and send a copy to the obligor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholder. In some states, the obligor has the right to reinstate the obligation at any time following default until shortly before the trustee's sale. In general, the obligor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a creditor. If the deed of trust or mechanic's lien contract, as the case may be, is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In the case of foreclosure under a mortgage, deed of trust or mechanic's lien contract, the sale by the referee or other designated officer or by the trustee is at a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Instead, it is common for the creditor, or an affiliate of the creditor, to purchase the property from the trustee or referee for an amount equal to the unpaid principal amount of the note secured by the mortgage, deed of trust or mechanic's lien contract, accrued and unpaid interest and the costs and expenses of foreclosure. Thereafter, subject to the right of the obligor in some states to remain in possession during the redemption period, the creditor will assume the burdens of ownership, including obtaining insurance and making repairs at its own


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expense as are necessary to render the property suitable for resale.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the creditor's investment in the property.

RIGHTS OF REDEMPTION

     In some states, after the sale of real property pursuant to a deed of trust or foreclosure of a mortgage, the obligor and foreclosed junior liens are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire unpaid balance of the cash price, earned finance charges and costs and expenses of foreclosure. In other states, redemption may be authorized if the former customer pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the creditor to sell the foreclosed property. The right of redemption could defeat the title of any purchaser from the creditor subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the creditor to retain the property and to pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON CREDITORS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the obligor following foreclosure or sale under a mortgage or a deed of trust. A deficiency judgment is a personal judgment against the obligor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the creditor. In some states, statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the obligor. Finally, other statutory provisions limit any deficiency judgment against the obligor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the obligor as a result of low or no bids at the judicial sale.

     Numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage creditor to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of a bankruptcy petition. Often no mortgage payments are made during the course of the bankruptcy proceeding. In a case under the bankruptcy laws, the secured creditor is precluded from foreclosing without authorization from the bankruptcy court. In addition, with respect to federal bankruptcy laws, a court with federal bankruptcy jurisdiction may permit an obligor through his or her chapter 11 or chapter 13 rehabilitative plan to cure a monetary default under a security instrument that is secured by the obligor's residence by paying arrearages within a reasonable time period and reinstating the original security instrument payment schedule even though the creditor accelerated the outstanding indebtedness and a final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the obligor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that enabled an obligor to cure a payment default by paying arrearages over a number of years. In addition, the laws of various states provide for moratoria on the payment of principal of, and interest on, outstanding indebtedness by obligors meeting certain qualifications.

     Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage or a deed of trust secured by property not consisting solely of the obligor's principal residence may be modified. These courts have suggested that the modifications may include reducing the amount of each monthly payment, reducing the rate of interest or finance charge, altering the repayment schedule and reducing the creditor's security interest to the value of the residence, thus rendering the creditor a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the indebtedness. Some courts have permitted the modifications when the mortgage or deed of trust is secured both by the obligor's principal residence and by personal property.

     The Internal Revenue Code provides priority to certain tax liens over the liens of a security instrument. In addition, substantive requirements are imposed upon creditors in connection with the origination of Security Instruments by numerous federal and some state consumer protection laws. These laws include the federal


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Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Billing
Act, Fair Credit Reporting Act and related statutes. These federal laws and state laws impose specific statutory liabilities upon creditors who originate Security Instruments and who fail to comply with the provisions of these laws. In some cases, this liability may affect assignees of the Security Instruments, including the Issuer and the indenture trustee. See "--Consumer Protection Laws" above.

     Under the terms of the Relief Act, an obligor under an account who enters military service after the origination of such mortgagor's account, including an obligor who was in reserve status and is called to active duty after origination of the account, may not be charged finance charges, including fees and charges, in excess of 6% per annum during the period of the mortgagor's active duty status. In addition to adjusting the finance charges, the lender must forgive any such charges in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. Further, the Relief Act provides broad discretion for a court to modify an account upon application by the obligor. The Relief Act applies to obligors who are members of the U.S. Armed Forces and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military Code provides protection substantially similar to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. In addition, other states have enacted comparable legislation which may interfere with or affect the ability of Mid-State to timely collect payments of principal and finance charges on, or to foreclose on, accounts of obligors in such states who are active or reserve members of the armed services. It is possible that the Relief Act, the California Military Code or similar state law could have an effect, for an indeterminate period of time, on the ability of Mid-State to collect full amounts of finance charges on certain of the Accounts in a Trust Fund. Any shortfall in finance charge collections resulting from the application of the Relief Act, the California Military Code or similar state law could result in losses to the holders of the Securities of the related Series. Further, since the Relief Act, the California Military Code and similar state law impose limitations which would impair the ability of Mid-State to foreclose on an affected Account during the obligor's period of active duty status, in the event that such an Account goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the obligor from the legal effect of his defaults under the mortgage or deed of trust. Examples of judicial remedies that have been fashioned include judicial requirements that the mortgagee or beneficiary undertake affirmative and extensive actions to determine the causes for the obligor's default and the likelihood that the obligor will be able to cure the default. In some cases, courts have substituted their judgment for the mortgagees' or beneficiaries' judgment and have required that mortgagees or beneficiaries reinstate mortgages or deeds of trust or recast payment schedules in order to accommodate obligors who are suffering from temporary financial disability. In other cases, courts have limited the right of mortgagees or beneficiaries to foreclose if the default under the mortgage instrument is not a monetary default, for example, when the obligor fails adequately to maintain the property or the obligor executes a second mortgage or deed of trust affecting the property.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a clean-up action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This type of statutory lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage or deed of trust. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may, in certain limited circumstances, be liable as an "owner or operator" for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear whether they would be imposed on a secured party, such as the trust. In the event that title to a mortgaged property securing an Account was acquired by the Issuer of a Series of Securities and cleanup costs were incurred regarding the Mortgaged Property, the Securityholders of that Series would be adversely affected if these costs were required to be paid by the Trust Fund of that Series.

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     However, recent amendments to federal environmental legislation provide for a "secured creditor exemption" which defines and specifies the range of permissible actions that may be undertaken by a secured party holding security in a contaminated facility. In addition, under the amendments, a secured party continues to be protected from liability as an "owner or operator" after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements. The "secured creditor exemption," however, does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the "secured creditor exemption."



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                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following discussion represents the opinion of Cadwalader, Wickersham & Taft LLP, as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "CODE") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

     The following discussion addresses securities of four general types: (i) securities ("REMIC SECURITIES") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC" ) under Sections 860A through 860G (the "REMIC PROVISIONS") of the Code, (ii) securities ("GRANTOR TRUST SECURITIES") representing interests in a Trust Fund ("GRANTOR TRUST FUND") as to which no such election will be made, (iii) securities ("PARTNERSHIP SECURITIES") representing interests in a Trust Fund ("PARTNERSHIP TRUST FUND") which is treated as a partnership for federal income tax purposes, and (iv) securities ("DEBT SECURITIES") representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The prospectus supplement for each Series of Securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "Securityholder" or a "holder" are to the beneficial owner of a Security and
(ii) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made. The discussion below assumes that no election will be made to treat the Trust Fund, or any portion thereof, as a financial asset securitization investment trust (a "FASIT" ) under Sections 860H through 860L of the Code. If a FASIT election is made for a particular Series, the prospectus supplement for that Series will address the material federal income tax consequences of such election. Securities issued with respect to a Series for which a FASIT election has been made are referred to herein as "FASIT Securities."

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID REGULATIONS"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC REGULATIONS"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

     Taxable Mortgage Pools

     Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("TAXABLE MORTGAGE POOLS"). Any entity other than a REMIC or a FASIT will be considered a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages," (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

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REMICS

     Classification of REMICs

     With respect to each Series of REMIC Securities, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("REGULAR SECURITIES") or "residual interests" ("RESIDUAL SECURITIES") in that REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "STARTUP DAY" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement with respect to each Series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include the Mortgage Assets, and, generally, certificates of beneficial interest in a grantor trust that holds Mortgage Assets and regular interests in another REMIC, such as lower-tier regular interests in Tiered REMICs. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the obligor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Asset that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Assets are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent


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

default of a qualified mortgage and generally may not be held beyond the close of the third calendar year beginning after the taxable year of acquisition unless an extension is granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more Classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a Series will constitute one or more Classes of regular interests, and the Residual Securities with respect to that Series will constitute a single Class of residual interests with respect to each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Securities

     In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Mortgage Assets, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the "BUYDOWN FUNDS"). Interest (including original issue discount) on the Regular Securities and income allocated to the Class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein. Regular Securities held by a FASIT will qualify for treatment as "permitted assets" within the meaning of Section 860L(c)(1)(G) of the Code. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Securityholders in the manner and at the times required by applicable Treasury regulations.

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     The assets of the REMIC Pool will include, in addition to Mortgage Assets, payments on Mortgage Assets held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Assets, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Assets for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Assets held pending distribution are considered part of the Mortgage Assets for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

     Tiered REMIC Structures

     For certain Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("TIERED REMICS") for federal income tax purposes. Upon the issuance of any such Series of REMIC Securities, Cadwalader, Wickersham & Taft LLP will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICs will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Taxation of Owners of Regular Securities

     General

     In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "REGULAR SECURITYHOLDER"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

     Original Issue Discount

     Accrual Securities will be, and other Classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on OID Regulations issued under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

     Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single instalment or by lots of specified principal amounts upon the request of a Securityholder or by random lot (a "NON-PRO RATA SECURITY")) will be treated as a single instalment obligation for


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purposes of determining the original issue discount includable in a Regular
Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Assets provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "SUPER-PREMIUM" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Assets (the "PREPAYMENT ASSUMPTION") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a Series of Regular Securities will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method."

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of
(i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and (b) the distributions made on the Regular Security during the accrual period that are included in the


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Regular Security's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Assets that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Assets with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

     In the case of a Non-Pro Rata Security, it is anticipated that the Trustee will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

     Acquisition Premium

     A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Securities

     Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is

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

greater that 0.65 but not more than 1.35, increased or decreased by a fixed rate. Such rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the Issuer or a related party or (ii) unique to the circumstances of the Issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security (i) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Assets, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, it is anticipated that the Trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includable in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on Mortgage Assets as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed-rate Mortgage Assets, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage Assets. In the case of adjustable-rate Mortgage Assets, the applicable index used to compute interest on the Mortgage Assets in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Securities.

     Market Discount

     A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of


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original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (i) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includable in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either
(i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includable in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

     Market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of such Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

     Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has "contingent interest" at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the Issuer of the Security. The holder of such a Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

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     Amortizable Premium

     A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. Such election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations have been issued with respect to amortizable bond premiums which do not by their terms apply to prepayable debt instruments such as the Regular Securities. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on instalment obligations will also apply to amortizing bond premium under Code Section 171 on instalment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deduction. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Amortizable premium on a Regular Security that is subject to redemption at the option of the Issuer generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a holder of a Regular Security would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder's acquisition price unless and until the redemption option expires. A Regular Security subject to redemption at the option of the Issuer described in the preceding sentence will be treated as having matured on the redemption date for the redemption price and then as having been reissued on that date for that price. Any premium remaining on the Regular Security at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

     Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a Class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

     Treatment of Losses

     Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Assets, except to the extent it can be established that such losses are uncollectable. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to


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the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectable, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any liquidated Mortgage Assets. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Assets remaining in the Trust Fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

     Sale or Exchange of Regular Securities

     If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includable in the gross income of the holder if its yield on such Regular Security were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includable in the gross income of such holder with respect to such Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such


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taxpayers for property held for more than one year. Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Regular Securityholders that recognize a loss on a sale or exchange of a Regular Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Taxation of Owners of Residual Securities

     Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includable as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("RESIDUAL HOLDERS"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Assets, reduced by amortization of any premium on the Mortgage Assets, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Assets, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Assets. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any Class of the related Series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Assets is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Assets is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (ii) the discount on the Mortgage Assets which is includable in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Assets, interest income with respect to any given Mortgage Asset will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

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

     A portion of the income of a Residual Securityholder may be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Securityholder. See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

     Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in certain respects, such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic residual interests. The regulations require inducement fees to be included in income over a period reasonably related to the period in which a Residual Security is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees are permitted to be included in income: (i) in the same amounts and over the same period that the holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If a Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale or disposition.

     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Assets, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Assets to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense

     Although it is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be


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used for reporting income with respect to the Mortgage Assets and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Taxation of Owners of Regular Securities--Amortizable Premium."

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Assets if, in general, the basis of the REMIC Pool in such Mortgage Assets is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Assets is generally the fair market value of the Mortgage Assets immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Assets exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Assets at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Assets is the fair market value of the Mortgage Assets, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a Mortgage Asset as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Assets originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Assets, rather than as a separate deduction item. Because substantially all of the obligors on the Mortgage Assets are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Assets originated on or prior to September 27, 1985. Premium with respect to such Mortgage Assets may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not


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eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Securities

     Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, (i) "DISQUALIFIED ORGANIZATION" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income


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imposed by Code Section 511, (ii) "PASS-THROUGH ENTITY" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended on July 19, 2002, a safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (iii) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations."

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, the REMIC Regulations contain a fourth condition for the transferor to be presumed to lack such knowledge. This fourth condition requires that one of the two following tests be satisfied: Either

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         (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

               (i) the present value of any consideration given to the transferee to acquire the interest;

               (ii)the present value of the expected future distributions on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

         (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests; (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will not require that transfers of the Residual Securities meet the fourth requirement above, and thus meet the safe harbor. Persons considering the purchase of the Residual Securities should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Securities.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. PERSON" means a citizens or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Security

     Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of such Residual Holder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

     The Residual Holder that recognize a loss on a sale or exchange of a Residual Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Mark to Market Regulations

     The IRS has issued final regulations (the "MARK TO MARKET REGULATIONS") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market.

     Taxes That May Be Imposed on the REMIC Pool

     Prohibited Transactions

     Income from certain transaction by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includable in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgages other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Asset generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Asset, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by an obligor pursuant to the terms of a convertible adjustable rate Mortgage Asset.

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

     Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

     Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the close of the third calendar year beginning after the year in which the REMIC Pool acquires such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

     Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

     Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Residual Holders holding the largest percentage interest in the Residual Securities will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same Series would be able to participate in such proceedings in appropriate circumstances.

     Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses

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are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. With respect to a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of such expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. Unless indicated otherwise in the applicable prospectus supplement, all such expenses will be allocable to the Residual Securities. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

     Taxation of Certain Foreign Investors

     Regular Securities

     Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Securityholder, (ii) such Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (iii) such Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "NON-U.S. PERSON" means any person who is not a U.S. Person.

     Final withholding regulations (the "WITHHOLDING REGULATIONS"), effective January 2001, provide alternative methods of satisfying the beneficial ownership certification requirement described above. The Withholding Regulations provide for a new series of withholding certificates that must be used for all payments after December 31, 2000. The Withholding Regulations require, in the case of Regular Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule applies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the Withholding Regulations.

     Residual Securities

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "--Regular Securities" above, but only to the extent that (i) the Mortgage Assets were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Assets will not be,


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but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

     Backup Withholding

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (increasing to 31% after
2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Holder's federal income tax liability. The Withholding Regulations change certain of the rules relating to certain presumptions relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Reporting Requirements

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee.

     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence). Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code
Section 67 expenses (see "--Taxes That May Be Imposed on the REMIC Pool--Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Characterization of Investments in REMIC Securities."

     Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

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     Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds

     With respect to each Series of Grantor Trust Securities, assuming compliance with all provisions of the applicable Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the Mortgage Assets included in the Grantor Trust Fund.

STANDARD SECURITIES

     General

     Where there is no "excess" servicing with respect to the Mortgage Assets underlying the Securities of a Series, and where such Securities are not designated as "Stripped Securities," the holder of each such Security in such Series (referred to herein as "STANDARD SECURITIES") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Assets, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Assets represented by its Standard Security, including interest at the Coupon Rate on such Mortgage Assets, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicers, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a statutory threshold amount or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010. As a result, such investors holding Standard Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

     Holders of Standard Securities, particularly any Class of a Series which is a Subordinate Security, may incur losses of interest or principal with respect to the Mortgage Assets. Such losses would be deductible generally only


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as described above under "--REMICs--Taxation of Owners of Regular Securities--
Treatment of Losses," except that Securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

     Tax Status

     With respect to a Series, Cadwalader, Wickersham & Taft LLP has advised the Depositor that:

     o A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Assets represented by that Standard Security is of the type described in such section of the Code.

     o A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
          Section 856(c)(3)(B).

     o A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code
          Section 860G(a)(3).

     An issue arises as to whether Buydown Mortgage Assets may be characterized in their entirety under the Code provisions cited in the first two bullet points above or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Asset as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

     Premium and Discount

     Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities--Premium." The rules allowing for the amortization of premium are available with respect to Mortgage Assets originated after September 27, 1985.

     Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a Securityholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of a Mortgage Asset in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the obligor under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of


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original issue discount includable in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Assets, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Assets (i.e., points) will be includable by such holder.

     Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Assets will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Assets, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

     Recharacterization of Servicing Fees

     If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Assets would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("EXCESS SERVICING") will cause the Mortgage Assets to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the IRS's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Assets. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Assets as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Assets the ownership of which is attributed to such Servicer, or as including such portion as a second Class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple Classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple Classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Securities

     Upon sale or exchange of a Standard Securities, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Assets and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Assets, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the


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Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations currently is the same with respect to both ordinary income and capital gains.

     A Securityholder that recognize a loss on a sale or exchange of a Standard Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED SECURITIES

     General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "STRIPPED SECURITIES." The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) an ownership interest in a portion of the payments on the Mortgage Assets, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Assets to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Assets (see "--Standard Securities--Recharacterization of Servicing Fees" above), and (iii) a Class of Securities are issued in two or more Classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Assets.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Asset and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Asset, including the Stripped Security's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the Classes of Stripped Securities in proportion to the distributions to such Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Trust Fund containing variable-rate Mortgage Assets, the Depositor has been advised by counsel that (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Security should be treated as a single instalment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single Issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and


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treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under such regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Assets. Any such market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

     The holder of a Stripped Security will be treated as owning an interest in each of the Mortgage Assets held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the Mortgage Assets. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

     A holder of a Stripped Security, particularly any Class of a Series which is a Subordinate Security, may deduct losses incurred with respect to the Stripped Security as described above under "--Standard Securities--General."

     Status of Stripped Securities

     No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Assets. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] . . . principally secured by an interest in real property which is . . . residential real estate" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. The application of such Code provisions to Buydown Mortgage Assets is uncertain. See "--Standard Securities--Tax Status" above.

     Taxation of Stripped Securities

     Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a "STRIPPED SECURITYHOLDER") in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest, to be made on the Stripped Security to such Securityholder, presumably under the Prepayment Assumption.

     If the Mortgage Assets prepay at a rate either faster or slower than that under the Prepayment Assumption, a Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of


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such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Asset represented by such Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Assets are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Securityholder's adjusted basis in such Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the Securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Securityholder other than an original Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes such Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Securityholder may be treated as the owner of (i) one instalment obligation consisting of such Stripped Security's pro rata share of the payments attributable to principal on each Mortgage Asset and a second instalment obligation consisting of such Stripped Security's pro rata share of the payments attributable to interest on each Mortgage Asset, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Asset, or (iii) a separate instalment obligation for each Mortgage Asset, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Asset to the extent that such Stripped Security, or Classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Asset, and a stripped bond or stripped coupon (as the case may be), treated as an instalment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code
Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

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     Reporting Requirements and Backup Withholding

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Securityholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. However, the amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Securities. The Trustee will also file such original issue discount information with the IRS. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--REMICs--Taxation of Certain Foreign Investors--Backup Withholding."

     Taxation of Certain Foreign Investors

     To the extent that a Security evidences ownership in Mortgage Assets that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Assets issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

PARTNERSHIP TRUST FUNDS AND DEBT SECURITIES

  Classification of Partnership Trust Funds

     With respect to each Series of Partnership Securities or Debt Securities, Cadwalader, Wickersham & Taft LLP will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable Agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     Characterization of Investments in Partnership Securities and Debt
     Securities

     For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund qualifying for such treatments based on capital accounts.

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     Taxation of Debt Securityholders

     Treatment of the Debt Securities as Indebtedness

     The Depositor will agree, and the Securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each Series of Debt Securities, Cadwalader, Wickersham & Taft LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

     Taxation of Owners of Partnership Securities

     Treatment of the Partnership Trust Fund as a Partnership

     If so specified in the applicable prospectus supplement, the Depositor will agree, and the Securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because one or more of the Classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

     Partnership Taxation

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Assets (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "--Grantor Trust Funds-- Standard Securities--General" and "--Premium and Discount") and any gain upon collection or disposition of Mortgage Assets. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreements and related documents). The applicable Agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their


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terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Assets that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Assets that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Securityholders. Moreover, even under the foregoing method of allocation, Securityholders may be allocated income equal to the entire Pass-Through Rate or interest rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and Securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

     Part or all of the taxable income allocated to a Securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust Fund (including fees of the Servicers but not interest expense) allocable to an individual, estate or trust Securityholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General." Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each Mortgage Asset would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis with respect to all Mortgage Assets held by the Partnership Trust Fund rather than on a Mortgage Asset-by-Mortgage Asset basis. If the IRS were to require that such calculations be made separately for each Mortgage Asset, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Securityholders.

     Discount and Premium

     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the Mortgage Assets will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Assets may be greater or less than the remaining principal balance of the Mortgage Assets at the time of purchase. If so, the Mortgage Assets will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Asset-by-Mortgage Asset basis).

     If the Partnership Trust Fund acquires the Mortgage Assets at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Assets or to offset any such premium against interest income on the Mortgage Assets. As indicated above, a portion of such market discount income or premium deduction may be allocated to Securityholders.

     Section 708 Termination

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, it would cause a deemed contribution of the assets of a


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Partnership Trust Fund (the "OLD PARTNERSHIP") to a new Partnership Trust
Fund (the "NEW PARTNERSHIP") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

     Disposition of Securities

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A Securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includable in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the Mortgage Assets would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a Securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

     Allocations Between Transferors and Transferees

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Securityholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 731 Distributions

     In the case of any distribution to a Securityholder, no gain will be recognized to that Securityholder to the extent that the amount of any money distributed with respect to such Security does not exceed the adjusted basis of such Securityholder's interest in the Security. To the extent that the amount of money distributed exceeds such Securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Securityholder, no loss will be recognized except upon a distribution in liquidation of a Securityholder's interest. Any gain or loss recognized by a Securityholder will be capital gain or loss.

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     Section 754 Election

     In the event that a Securityholder sells its Partnership Securities at a profit (loss), the purchasing Securityholder will have a higher (lower) basis in the Partnership Securities than the selling Securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such an election. As a result, a Securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on its own purchase price for Partnership Securities.

     Administrative Matters

     The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and, under certain circumstances, a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

     Tax Consequences to Foreign Securityholders

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust Fund may withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to


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withhold. The Partnership Trust Fund may withhold on the portion of its taxable income that is allocable to Securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at the maximum tax rate for corporations or individuals, as applicable. Amounts withheld will be deemed distributed to the Non-U.S. Person Securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     To the extent specified in the applicable prospectus supplement, (i) each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income; (ii) each Non-U.S. Person holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld; and (iii) a Non-U.S. Person holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a Securityholder who is a Non-U.S. Person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, Securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (increasing to 31% after 2010) if, in general, the Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

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

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA" ) and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code ("PLANS") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal, state and local law materially similar to the foregoing provisions of ERISA and the Code. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("PARTIES IN INTEREST") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

     A Plan's investment in Securities may cause the Mortgage Assets and other assets included in a related Trust Fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any Class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations section 2510.3-101, equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any Class of Securities is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

     Several underwriters of mortgage asset-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an "UNDERWRITER EXEMPTION"). Such exemptions can only apply to mortgage asset-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter Exemption might be applicable to a Series of Securities, the applicable prospectus supplement will refer to such possibility.

     An Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder. First, the acquisition of Securities by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Securities at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


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("S&P"), Moody's Investors Service, Inc. ("MOODY'S") or Fitch Ratings
("FITCH"). Third, the Trustee cannot be an affiliate of any member of the "RESTRICTED GROUP" (other than the Underwriter) which consists of the Underwriter, the Depositor, the Trustee, any Servicer, any insurer and any obligor with respect to Mortgage Assets constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Assets in the related Trust Fund as of the date of initial issuance of the Securities. Fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicers must represent not more than reasonable compensation for such person's services under the applicable Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, the Trust Fund must meet the following requirements: (i) the assets of the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the securities; and (iii) Securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

     A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied with respect to such Security.

     If the general conditions of an Underwriter Exemption are satisfied, an Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through
(D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "EXCLUDED PLAN" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of an Underwriter Exemption are also satisfied, such Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the Mortgage Assets or (b) an affiliate of such a person,
(2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan and (3) the holding of Securities by a Plan.

     Further, if certain specific conditions of an Underwriter Exemption are satisfied, such Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of an Underwriter Exemption required for this purpose will be satisfied with respect to the Securities so that an Underwriter Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage asset pools, provided that the general conditions of an Underwriter Exemption are satisfied.

     An Underwriter Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Securities.

     Each Underwriter Exemption has been amended to permit the inclusion of a pre-funding account in a trust fund, provided that the following conditions are met: (a) the pre-funding account may not exceed 25% of the total amount of securities being offered; (b) additional obligations purchased generally must meet the same terms and conditions as those of the original obligations used to create the trust fund; (c) the transfer of additional obligations to the trust during the pre-funding period must not result in the securities receiving a lower rating at the termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities; (d) the weighted average interest rate for all of the obligations in the trust at the end of the pre-funding period must not be more than 100 basis points less than the weighted average interest rate for the obligations which were transferred to the trust on the closing date; (e) the characteristics of the additional obligations must be monitored to confirm that they are substantially similar to those which were acquired as of the closing date either by a credit support provider or insurance provider independent of the Depositor or by an independent accountant retained by the sponsor that confirms such conformance in writing;
(f) the pre-funding period must be described in the prospectus or private placement memorandum provided to investing plans; and (g) the trustee of the trust must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA.

     Further, the pre-funding period must be a period beginning on the closing date and ending no later than the earliest to occur of (x) the date the amount on deposit in the pre-funding account is less than the minimum dollar amount specified in the applicable agreement; (y) the date on which an event of default occurs under the applicable agreement; or (z) the date which is the later of three months or 90 days after the closing date. It is expected that the Pre-Funding Account will meet all of these requirements.

     To the extent the Securities are not treated as equity interests for purposes of DOL regulations section 2510.3-101, a Plan's investment in such Securities ("NON-EQUITY SECURITIES") would not cause the assets included in a related Trust Fund to be deemed Plan assets. However, the Depositor, the Servicers, the Trustee, or Underwriter(s) may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the Depositor, the Servicers, the Trustee or Underwriter(s) has investment authority with respect to such assets.

     In addition, certain affiliates of the Depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary which proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage assets, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement with respect to a Series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with


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

respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of such investment. Fiduciaries of plans not subject to ERISA or the Code, such as governmental plans, should consider the application of any applicable federal, state or local law materially similar to the provisions of ERISA or the Code, as well as the need for and the availability of exemptive relief under such applicable law.

     ANY PLAN FIDUCIARY CONSIDERING WHETHER TO PURCHASE A SECURITY ON BEHALF OF A PLAN SHOULD CONSULT WITH ITS COUNSEL REGARDING THE APPLICABILITY OF THE FIDUCIARY RESPONSIBILITY AND PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE TO SUCH INVESTMENT.

     THE SALE OF SECURITIES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR THE UNDERWRITER(S) THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.



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                                LEGAL INVESTMENT

         As will be specified in the applicable prospectus supplement, certain Classes of the Securities may constitute "mortgage related securities " for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as (i) they are rated in one of the two highest rating categories by at least one Rating Agency and (ii) are part of a Series representing interests in a Trust Fund consisting of Mortgage Assets originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Securities not qualifying as "mortgage related securities" for purposes of SMMEA ("NON-SMMEA SECURITIES") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

         Classes which qualify as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by loans on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Securities. Accordingly, the investors affected by such legislation will be authorized to invest in the Offered Securities only to the extent provided in such legislation.

         All depository institutions considering an investment in the Offered Securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities "(the "1998 POLICY STATEMENT" ) of the Federal Financial Institutions Examination Council ("FFIEC" ), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Class of the Offered Securities, as certain Classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Class of Offered Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

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

         Except as to the status of certain Classes of Offered Securities as "mortgage related securities," no representations are made as to the proper characterization of the Offered Securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Securities of any Class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             METHODS OF DISTRIBUTION

     The Securities offered hereby and by the supplements to this prospectus will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the Depositor.

     Alternatively, the prospectus supplement may specify that the Securities will be distributed by an underwriter acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If an underwriter acts as agent in the sale of Securities, such underwriter will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Assets as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related prospectus supplement. To the extent that an underwriter elects to purchase Securities as principal, such underwriter may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

     The Depositor will indemnify any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments any underwriters may be required to make in respect thereof.

     In the ordinary course of business, an underwriter and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage assets pending the sale of such mortgage assets or interests therein, including the Securities.

     The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each Series of Securities, only those Classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

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                                  LEGAL MATTERS

     Certain legal matters, including the federal income tax consequences to Securityholders of an investment in the Securities of a Series, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any Class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization ("RATING AGENCY").

     Ratings on mortgage asset-backed securities address the likelihood of receipt by Securityholders of all distributions on the underlying mortgage assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage asset-backed securities and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by obligors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                       WHERE YOU CAN FIND MORE INFORMATION

     The Depositor filed a registration statement (the "REGISTRATION STATEMENT") relating to the Securities with the Commission or the "SEC." This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement and any other materials the Depositor files with the Commission may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Information concerning the operation of the Commission's Public Reference Room may be obtained by calling the Commission at (800) SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. Copies of any documents incorporated to this prospectus by reference will be provided at no cost to each person, including any beneficial owner, to whom a prospectus is delivered upon written or oral request directed to Mid-State Capital Corporation, 4211 West Boy Scout Boulevard, Tampa, Florida 33607, telephone number is (813) 871-4180.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the Depositor to "incorporate by reference" information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Depositor files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later

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information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The Depositor incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the related Series of Securities.

     Copies of any documents incorporated to this prospectus by reference will be provided at no cost to each person, including any beneficial owner, to whom a prospectus is delivered upon written or oral request directed to the Treasurer of Mid-State Capital Corporation at 4211 West Boy Scout Boulevard, Tampa, Florida 33607, telephone number is (813) 871-4180.




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                        INDEX OF SIGNIFICANT DEFINITIONS

TERMS                                              PAGE
-----                                              ----

1998 Policy Statement.............................116
Accounts...........................................15
Accrual Period.....................................28
Accrual Securities.................................33
Accrued Security Interest..........................35
Adjustable Rate Loans..............................16
Agreement..........................................45
ARM Loans..........................................17
Asset Conservation Act.............................71
Available Distribution Amount......................34
Balloon Payment Loans;.............................17
Bankruptcy Code....................................68
Bi-weekly Loans....................................17
Book-Entry Securities..............................33
Buy Down Loans.....................................16
Buydown Funds......................................82
Buydown Mortgage Assets............................30
Buydown Period.....................................31
California Military Code...........................74
Capitalized Interest Account.......................18
Cash Flow Agreement................................19
Cede...............................................43
CERCLA.............................................70
Certificates.......................................33
Class..............................................33
Cleanup Costs......................................70
Clearstream........................................43
Clearstream Participants...........................43
Closing Date........................................6
Code...............................................80
Collection Account.................................48
Commission.........................................17
Companion Class....................................37
Component..........................................36
contract borrower..................................65
contract lender....................................65
Convertible Loans..................................17
Coupon Rate........................................18
Covered Trust......................................61
CPR................................................30
Credit Support.....................................19
CTP Loans..........................................22
Cut-off Date.......................................17
Cut-off Date........................................6
Debt Securities....................................80
Definitive Securities..........................33, 41
Depositor.......................................6, 28
Depositories.......................................44
Determination Date.................................33
Disqualified Organization..........................93
Distribution Date...............................6, 28
DOL...............................................112
DTC Participants...................................42
EDGAR.............................................118
electing large partnership.........................94
ERISA.............................................112
Euroclear..........................................43
Euroclear Operator.................................43
Euroclear Participants.............................43
Excess Servicing..................................102
Exchange Act.......................................42
Excluded Plan.....................................113
FASIT..............................................80
FASIT Securities...................................80
FDIC...............................................48
FFIEC.............................................116
FICO Score.........................................24
Fitch.............................................113
GEM Loans..........................................16
GPM Loans..........................................16
Grantor Trust Fund.................................80
Grantor Trust Securities...........................80
HOPA...............................................73
Increasing Payment Loans...........................16
Indenture..........................................45
Indenture Trustee..................................45
Indirect Participants..............................42
Insurance Proceeds.................................34
Interest Reduction Loans...........................16
IRS................................................51
Issuer..............................................6
Jim Walter Homes...................................19
LAP Loans..........................................22
Level Payment Loans................................16
Liquidation Proceeds...............................34
Loan-to-Value Ratio................................16
Lock-out Date......................................18
Lock-out Period....................................18
Mark to Market Regulations.........................96
MERS...............................................46
Mid-State..........................................15
Moody's...........................................113
Mortgage Asset Group...............................33
Mortgage Assets....................................15
Mortgage Loans.....................................15
Mortgage Notes.....................................16
Mortgaged Properties...............................16
Mortgages..........................................16
new partnership...................................109
Non-Equity Securities.............................114
Non-Pro Rata Security..............................83
Non-SMMEA Securities..............................116
Non-U.S. Person....................................98
Notes..............................................33

                         120
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Offered Securities.................................33
OID Regulations....................................80
old partnership...................................109
OTS................................................72
PAC................................................36
PAC I..............................................36
PAC II.............................................36
Parity Act.........................................72
Parties in Interest...............................112
Partnership Securities.............................80
Partnership Trust Fund.............................80
Pass-Through Entity............................93, 94
Pass-Through Rate..................................34
PCBs...............................................70
Permitted Investments..............................48
Plans.............................................112
PMI................................................73
Pooling and Servicing Agreement....................45
Pre-Funded Amount..................................18
Pre-Funding Account................................18
Pre-Funding Period.................................18
Prepayment Assumption..............................84
Prepayment Premium.................................18
PTCE..............................................114
Purchase Price.....................................47
Qualifying Rate....................................23
Rating Agency.....................................118
RCRA...............................................71
Record Date........................................33
Registration Statement............................118
Regular Securities.................................81
Regular Securityholder.............................83
Relief Act.........................................74
REMIC..............................................80
REMIC Pool.........................................80
REMIC Provisions...................................80
REMIC Regulations..................................80
REMIC Securities...................................80
REO Property.......................................40
Residual Holders...................................90
Residual Securities................................81
Restricted Group..................................113
Retail Contracts...................................16
RP Loans...........................................22
S&P...............................................113
SEC...............................................118
Secured-creditor exemption.........................71
Securities.........................................33
Security...........................................45
Security Balance...................................29
Security Owners....................................42
Securityholder.....................................28
Senior Certificates................................33
Senior Notes.......................................33
Senior Securities..................................33
Series.............................................33
Servicers...........................................6
Servicing Agreement................................45
Servicing Standard.................................50
SMMEA.............................................116
SPA................................................30
Special Servicer...................................55
Standard Securities...............................100
Startup Day........................................81
Statistical Calculation Date........................6
Step-up Rate Loans.................................17
Strip Securities...................................33
Stripped Securities...............................103
Stripped Securityholder...........................104
Subordinate Certificates...........................33
Subordinate Securities.............................33
Subsequent Assets..................................18
Superliens.........................................70
TAC................................................38
Taxable Mortgage Pools.............................80
Terms and Conditions...............................44
Texas Contracts....................................16
Texas Home Equity Laws.............................74
Tiered REMICs......................................83
TILA Amendment.....................................69
Title V............................................73
Title VIII.........................................73
Trust..............................................33
Trust Agreement....................................45
Trust Fund.........................................33
Trustee.........................................6, 45
U.S. Person........................................95
UCC................................................42
Underwriter Exemption.............................112
UST................................................71
Value..............................................16
Voting Rights......................................56
Walter Industries..................................19
Walter Mortgage....................................22
Walter Mortgage Guidelines.........................22
Warranting Party...................................47
Withholding Regulations............................98


                         121

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


                                  $294,518,000
                                  (APPROXIMATE)

                   MID-STATE CAPITAL CORPORATION 2004-1 TRUST

                       6.005% ASSET-BACKED NOTES, CLASS A

                      6.497% ASSET-BACKED NOTES, CLASS M-1

                      8.114% ASSET-BACKED NOTES, CLASS M-2

                       8.900% ASSET-BACKED NOTES, CLASS B

                       ----------------------------------

                              PROSPECTUS SUPPLEMENT
                                  JULY 12, 2004
                       ----------------------------------


                         BANC OF AMERICA SECURITIES LLC

                          CALYON SECURITIES (USA) INC.

                           SUNTRUST ROBINSON HUMPHREY


     Until 90 days after the date hereof, all dealers that buy, sell or trade these notes may be required to deliver this prospectus supplement together with the accompanying prospectus, regardless of whether they are participating in the offering. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments.